As filed with the Securities and Exchange Commission on December 2, 2021

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	6799	26-1315585
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6035 South Loop East,

Houston, TX 77033

Telephone: 832-649-5658

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Silverman

Chief Executive Officer

6035 South Loop East,

Houston, TX 77033

Telephone: (832) 649-5658

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Telephone: (561) 514-0936

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company “, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
		Smaller reporting company	☒
Non-accelerated filer	☒	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share of common stock(6)		Proposed maximum aggregate offering price	Amount of registration fee(5)
Common Stock, par value $0.0001 per share	66,000,000	(1)	$0.025	(2)	$1,650,000	$152.95
Common Stock, par value $0.0001 per share	33,000,000	(3)	$0.05	(4)	$1,650,000	$152.95
TOTAL						$305.91

(1)	Represents the issuance by the registrant of 66,000,000 shares of Common Stock that may be issued upon conversion of the outstanding principal amount and accrued interest thereon of certain convertible promissory notes (“Convertible Notes”) held by selling securityholders named in the prospectus that forms a part of this registration statement on Form S-1 (“Selling Securityholders”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(2)	Based on the conversion rate of the Convertible Notes of $0.025 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(3)	Represents the issuance by the registrant of 33,000,000 shares of Common Stock that may be issued upon the exercise of those warrants (“Warrants”) held by Selling Securityholders which were issued in connection with the issuance of the Convertible Notes. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(4)	Based on the exercise price of the Warrants of $0.05 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(5)	Fee calculated by multiplying aggregate offering amount by 0.0000927.

(6)	The maximum price at which the Selling Securityholders will sell the shares offered by this prospectus. The Selling Securityholders will sell the shares offered by this prospectus at prices from $0.025 to $0.05 per share (and, within such range, will determine at what price they may sell the shares) until the Company’s shares of Common Stock are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. For additional information on the methods of sale that may be used by the Selling Securityholder, see the section entitled “Plan of Distribution” beginning on page 69 of this prospectus.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 2, 2021

C-BOND SYSTEMS, INC.

66,000,000 Shares of Common Stock Underlying Convertible Promissory Notes

33,000,000 Shares of Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time of up to 66,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) of C-Bond Systems, Inc., a Colorado corporation (“we,” “us,” “our,” or the “Company”) issuable to Mercer Street Global Opportunity Fund, LLC (“Selling Securityholders”) upon the conversion of the outstanding principal amount and accrued interest thereon of certain convertible promissory notes (“Convertible Notes”) held by the selling securityholders named in this prospectus or their permitted transferees (“Selling Securityholders”), which entitle them to convert into Common Stock at the conversion rate of $0.025 per share.

In addition, this prospectus relates to the offer and sale from time to time of up to 33,000,000 shares of Common Stock upon the exercise of certain warrants (“Warrants”) held by Selling Securityholders, which were issued in connection with the issuance of the Convertible Notes, which entitle them to purchase Common Stock (i) at an exercise price of $0.05 per share.

We are registering the resale of 99,000,000 shares of our Common Stock issuable to the Selling Securityholders upon conversion of the Convertible Notes and/or exercise of the Warrants.

The Selling Securityholders will sell the shares offered by this prospectus at prices from $0.025 to $0.05 per share (and, within such range, will determine at what price they may sell the shares) until the Company’s shares of Common Stock are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. The Selling Securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. For additional information on the methods of sale that may be used by the Selling Securityholder, see the section entitled “Plan of Distribution” beginning on page 69 of this prospectus.

We will not receive any of the proceeds from the sale of the securities owned by the Selling Securityholders. We will not receive any proceeds from the conversion of the Convertible Notes, but may receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 17 of this prospectus. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities. See “Plan of Distribution” beginning on page 69 of this prospectus.

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink tier under the symbol “CBNT.” On November 29, 2021, the last reported sale price of our Common Stock was $0.03.

Our principal executive offices are located at 6035 South Loop East, Houston, TX 77033.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2021.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not, and the selling stockholder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

i

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;

●	changes in the market for our products and services;

●	our expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the level of demand for our products and services;

●	competition in our markets;

●	the effects of the COVID pandemic or a novel disease;

●	our ability to grow and manage growth profitably;

●	our ability to access additional capital;

●	changes in applicable laws or regulations;

●	our ability to attract and retain qualified personnel;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

ii

In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2019 and 2020.

Corporate Information

Our principal executive offices are located at 6035 South Loop East, Houston, TX 77033 and our telephone number at that location is 832-649-5658. The address of our website is www.cbondsystems.com.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. The name of the Company, the logos of the Company, and other trade names, trademarks or service marks of the Company appearing in this prospectus are the property of the Company. Trade names, trademarks and service marks of other organizations appearing in this prospectus are the property of their respective holders.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that may have been obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “we,” “us,” “our,” or “the Company” refers to “C-Bond Systems Inc.,” a Colorado corporation, and its consolidated subsidiaries.

Company Overview

We are a nanotechnology company and the sole owner, developer and manufacturer of the patented C-Bond technology.  We are engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems. Our present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. We operate in two divisions: C-Bond Transportation Solutions, which sells a windshield strengthening water repellent solution as well as a disinfection product, and Patriot Glass Solutions, which sells multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system.

The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit. As a result of the COVID-19 pandemic we created partnerships to distribute disinfection related products, which we began to sell in the second quarter of 2020.

On June 30, 2021, we entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of Mobile’s units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, we closed the Exchange Agreement and acquired 80% of the Mobile Shares. Mobile provides quality window tint solutions for auto, home, and business owners across Texas, specializing in automotive window tinting, residential window film, and commercial window film that stop harmful UV rays from passing through its window films for reduced glare, comfortable temperatures, and lower energy bills. Mobile also carry products that offer forced-entry protection and films that protect glass from scratches, graffiti, other types of vandalism, and even bullets, including C-Bond BRS and C-Bond Secure products.

Product and Service Offerings

C-Bond’s current products are patented, low-cost technologies that significantly increase the mechanical performance of glass. We have implemented the following product structure integrating a “new strategic product platform” that has enhanced performance capabilities and market reach with a “legacy product platform” that is still generating incremental revenue and earnings.

New Strategic Product Platform

C-Bond Transportation Windshield Performance Solution

C-Bond nanoShield™ is a patented, nanotechnology, windshield glass strengthening and hydrophobic (water repellent) all-in-one performance system. It is designed to improve windshield safety and performance by increasing windshield chip and crack resistance and improving windshield visibility in wet weather conditions to provide extended driver reaction time.  We believe that C-Bond nanoShield is unique in the market and that the product has no direct competitors. With C-Bond nanoShield, we intend to create new markets and channels in the aftermarket automotive windshield segment, including fleets, automotive dealers, and service providers.

Disinfectant Product

On May 20, 2020, we entered into a two-year Distributor Agreement with an entity where we were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in certain markets. MB-10 Disinfectant Tablets are the most convenient way yet to deliver the benefits of chlorine dioxide to hygiene or biosafety programs. MB-10 disinfectant tablets have one of the broadest, most complete EPA registration labels on the market. It is a safe, easy and effective way to disinfect a vehicle’s interior using an EPA registered disinfectant (Reg No.70060-19-46269) included on List N for use against human coronavirus SARS-CoV-2. It is proven effective against emerging viral pathogens, including enveloped and large and small non-enveloped viruses. MB-10 Tablets provide fast-acting virus and bacteria protection that is safe for all vehicle surfaces including LED screens and electronics without leaving a residue or odor. We were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in the following markets:

●	Automotive, Trucking, RV, rental agencies (auto and truck), service vehicles (taxi, Uber, Lyft), mass transit (train, buses), golf carts, aviation, train, marine (potential future growth)

●	Dealerships

●	Global Distribution

●	Service Providers

●	Transportation Detailing.

Legacy Product Platform

C-Bond Secure Strengthening Primer and Window Film Mounting Solution

C-Bond Secure (formerly known as C-Bond I) is a patented, non-toxic, water-based nanotechnology solution designed to significantly increase the strength of glass and improve the performance properties of window film-to-glass products. C-Bond Secure improves the performance of window film-to-glass products by reducing glass breakage from impact and stress environments, and filling the capillary voids on the glass surface preventing the trapping of moisture and impurities that impede cure time and adhesion between the glass and any succeeding window film product. This is important because when glass does break, this nanotechnology improves the chances that no large shards/pieces will escape the immediate area of the glass surface and result in serious laceration or personal injury.  C-Bond Secure has been tested against untreated glass by third-party laboratories and shown to outperform untreated glass in this capacity.  C-Bond Secure faces market competition from basic soap and water products (such as baby shampoo and dishwashing soap) as the recognized industry standard window film application solution, which we believe provide no structural benefits and are designed to wash hair and dishes, respectively. C-Bond Secure increases overall glass strength, improves window film product performance, and can be used in conjunction with any manufacturer’s film product.

C-Bond BRS (Ballistic Resistant Film System)

C-Bond BRS is a patented, nanotechnology Ballistic-Resistant Film System that increases the structural integrity of glass and provides National Institute of Justice (NIJ) Level I, Level II, Level IIA, and Underwriter Laboratories (UL) 752 ballistic-resistant protection. C-Bond BRS includes a specified glass thickness and glass type, the C-Bond window film mounting solution to improve the glass mechanical strength, and the C-Bond window film product. This product is targeted to police, fire, emergency services, media outlets, schools, airports, and mass transit government buildings due to the utility of ballistic-resistant glass protection in their respective fields. The C-Bond BRS system seeks to combine simplicity and affordability with a one-way capability (the ability to shoot-out but prevent shooting in) ballistic protection compared to other costlier ballistic resistant material (polycarbonate and glass laminate) products.

Commercial Market Strategy

We utilize a distributor model to reach potential customers.  This approach takes advantage of existing resources and facilitates relationships between us and our enterprise partners in order to leverage their collective strengths.  We require industry partners to generate economic growth, support commercialization activities, provide more developed business networks, knowledge of and access to supply and demand channels, and supplement limited financial resources. We and our industrial partners work together to determine scalability, adaptability, affordability, usability, and intellectual property. From a business perspective, the long-term scope and strategic benefits of our plug and play business strategy is to be able to carry out business on a global basis at a lower cost and becoming better informed and more adaptive to changing market conditions, which is dependent on securing these relationships.

C-Bond Authorized Distributor Network

On April 1, 2016, we officially launched our Authorized Distributor Program focused on channeling distribution agreements with industry specific business-to-business and original equipment manufacturing customers to develop a global distribution network. This program aims to partner with high quality distributors that can grow revenues and margins. Our present distribution channels span the United States from Florida to Hawaii and consist of multiple distribution channels, including international sales in the Philippines, Australia, India, and the UAE. For the year ended December 31, 2020, three customers accounted for approximately 49.6% of total sales (18.1%, 15.6%, and 15.7%, respectively). For the year ended December 31, 2019, two customers accounted for approximately 25.9% of total sales (13.9% and 12.0%, respectively). For the year ended December 31, 2020, approximately 49.4% of all sales were outside the United States, 18.1% of sales were from one customer based in India, 15.6% of sales were from one customer based in Australia, and 15.7% of sales were from one customer based in the Philippines. For the year ended December 31, 2019, approximately 80% of all sales were in the United States. No other geographical area accounted for more than 10% of total sales during the year ended December 31, 2020 and 2019. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Suppliers

Currently, we rely on one main supplier, Madico, Inc., for our window film; one main supplier, Gelest, Inc., for our chemicals; and one supplier for our disinfectant product, Quip Laboratories.  However, we believe that, if necessary, alternate suppliers could be found without material disruption to our business.

Intellectual Property

To date, we have filed, licensed and/or acquired a total of 23 individual patents and patent applications spanning core and strategic nano-technology applications and processes. We intend to continue to expand our patent coverage. Our focus remains on building a patent portfolio that protects our core intellectual property and delivers shareholder value.

We own five provisional United States patents and licenses, six United States patents, and 12 foreign patents on a non-exclusive basis from William Marsh Rice University (“Rice University”) with claims directed toward various aspects of our current products and products under development including the use of nanotechnology for glass strengthening and the processes and composition of our products.

Pursuant to an agreement dated April 8, 2016, between us and Rice University, Rice University has granted a non-exclusive license to us, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration, we had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination. In addition, we are required to pay for the maintenance of the patents.  This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. To date, no royalties have been due under this agreement.

The “C-Bond™” and “C-Bond nanoShield™” names and logos are registered trademarks issued by the U.S. Patent and Trademark Office.

Research and Development

During the years ended December 31, 2020 and 2019, we incurred research and development costs of $16,627 and $31,057, respectively. These costs were incurred to continue to upgrade C-Bond products.

Competition

C-Bond nanoShield Windshield Performance System

We believe we have no direct competition in the windshield glass strengthening space.

C-Bond nanoShield also provides a complementary hydrophobic or water-repellent quality.  There are competitors in this space, including Rain-X, AquaPel, and Diamon-Fusion. We believe these products do not provide chip or crack resistance and have hydrophobic properties that degrade sooner than C-Bond nanoShield. Accordingly, management believes there is no product that is truly comparable to C-Bond nanoShield currently on the market.  We had the performance of C-Bond nanoShield verified at our request, based on a modified chip test for paint on metal parts, SAEJ 400, to provide windshield glass chip protection when compared to untreated glass.

C-Bond Secure Glass Strengthening Primer and Window Film Mounting Solution

C-Bond Secure faces competition from alternative window film mounting products in the market; however, all these products have similar ingredients to a soap and water mix, which we believe provides no structural benefit.  These solutions are used to provide a window film installer the ability to slip or move the film on the surface to which it is applied.  The industry standard solution most commonly used to apply window film products to glass is a mixture containing commonly available baby shampoo or dishwashing soap and water that we believe has the following negative attributes: provides no structural benefits, often bubbles or yellows and scatters light, can only be applied within a limited temperature range, and may require 30 to 120 days of “dry” time to set completely depending on the film thickness.  C-Bond Secure provides the same slip properties while also strengthening the glass and improving film adhesion.

C-Bond BRS

C-Bond BRS faces competition from alternative bulletproof or bullet-resistant glass products in the market. Alternative bulletproof solutions use a polycarbonate or glass laminate materials that are expensive, thick, heavy, often require reframing and retrofit of existing structure and revised building codes, and yellow and discolor over time.  These alternative solutions are often cost prohibitive to cost sensitive customers such as educational and municipal facilities.  C-Bond BRS allows for increased safety and security at an affordable cost.  Most importantly, it provides a deterrent to an intruder and valuable time to secure the facility.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely. The Company has been materially affected by the COVID-19 outbreak to date and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. The Company has seen a material decrease in sales from its international customers as a result of the unprecedented public health crisis from the COVID-19 pandemic and a decrease in domestic sales due to a decrease in business spending on discretionary items. As a result, the Company’s international customers have delayed the ordering of products and have delayed payment of balances due to the Company. As of September 30, 2021 and December 31, 2020, the Company recognized an allowance for losses on accounts receivable in an amount of $277,480 and $202,480, respectively, which is primarily based on the Company’s assessment of specific identifiable overdue customer accounts located in India and Australia. The lack of collection of these accounts receivable balances, which the Company believes was attributable to COVID-19, had a material impact on the cash flows of the Company. The Company cannot estimate the duration of the pandemic and the future impact on its business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, the Company is unable to estimate the impact of this event on its operations.

RECENT DEVELOPMENTS

On October 15, 2021, Mercer Street Global Opportunity Fund, LLC (the “Investor”) purchased from the Company the first tranche of a Convertible Promissory Note with a principal amount of $825,000 and a conversion price of $0.025 per share, along with a 5-year warrant to purchase one half the conversion shares (33,000,000) of the Company’s common stock at an exercise price of $0.05 per share. The Notes mature 12 months after issuance, bear interest at a rate of 4% per annum, and are initially convertible into the Company’s common stock at a fixed conversion price of $0.025 per share, subject to adjustment for stock splits, stock combinations, dilutive issuances, and similar events, as described in the Notes. The Investor is obligated to purchase a second, equal tranche for $750,000 in Subscription Amount (to purchase an aggregate of $825,000 in principal amount of Notes) within three Trading Days after the Registration Statement for the sale of Shares and Warrant Shares is declared effective by the SEC. The foregoing description of the Convertible Promissory Note and warrant is qualified in its entirety by reference to the entire Convertible Promissory Note and warrant which are filed as Exhibits 4.15 and 4.16 hereto, respectively.

On June 30, 2021, the Company entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of Mobile’s units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of the Company’s common stock in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. Two years after closing, the Company has the option to acquire the remaining 20% of Mobile’s issued and outstanding membership interests in exchange for a number of shares of the Company’s common stock equal to 300% of Mobile’s average EBIT value, divided by the price of the Company’s common stock as defined in the Exchange Agreement (the “Additional Closing”). Mobile, a premier distributor and expert installer of window film solutions including C-Bond BRS and C-Bond Secure, has been in business for more than 30 years and produced annual revenue (unaudited) of approximately $2 million in both 2019 and 2020. As part of the transaction, Mobile’s owner-operator, Michael Wanke, has agreed to join us as President of our Safety Patriot Glass Solutions Group.

On March 8, 2021, following the resignation of Vince Pugliese, our former Chief Operating Officer, President, and Director, the Board of Directors appointed Allison Tomek, 46, as President of the Company, effective immediately. Ms. Tomek was awarded 2,000,000 restricted shares of common stock, par value $0.001, under the Company’s 2018 Long-Term Incentive Plan.

Corporate Information

C-Bond Systems, Inc., formerly WestMountain Alternative Energy, Inc. (“WestMountain”), was incorporated in the state of Colorado on November 13, 2007. C-Bond Systems, LLC is a Texas-based limited liability company that was formed in 2013, headquartered in Houston, Texas. On April 25, 2018, WestMountain Energy, WestMountain’s wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the “Acquisition Sub”), and C-Bond Systems, LLC, entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation and became a wholly-owned subsidiary of WestMountain (the “Merger”). The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas. On July 18, 2018, we changed our name to C-Bond Systems, Inc.  Our common stock is currently quoted on the OTC Pink marketplace on a limited basis under the trading symbol “CBNT”. Our principal executive offices are located at 6035 South Loop East, Houston, Texas, 77033. Our website address is http://cbondsystems.com/, and our telephone number is (832) 649-5658. The content of any website of ours is not a part of, or incorporated by reference in, this prospectus. The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the Securities and Exchange Commission (the “SEC”). These reports and any other information filed by the Company with the SEC are available free of charge on our website. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at sec.gov.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

●	our history of losses;

●	our inability to attract sufficient demand for the nanotechnology coatings we offer;

●	our reliance on, and the potential failure or errors of, third party distributors and supply chain partners to deliver and distribute products on a cost-effective basis and timely manner;

●	the size and timing of orders from our customers and our reliance on a single manufacturing facility for all of our production;

●	the significant expense involved, and unanticipated delays possible during the development and introduction of new products and/or our inability to control costs of research and development;

●	our failure to promote and maintain a strong brand and industry reputation;

●	our failure to achieve and sustain profitability;

●	risks associated with the global supply chain industry in the wake of the COVID-19 pandemic and in view of the emergence of new virus variants that could once again create drastic labor and supply shortages that could prevent us from components, machines, and other

●	our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company;

●	significant competition, or the development of new technologies that may have cost and/or other advantages over the products we market, sell and distribute;

●	the business risks associated with managing relationships with our collaborative partners;

●	lack of public awareness of the existence of glass-strengthening products in general, and our products in specific;

●	our inability to support debt service on our loans required to facilitate our R&D activities and turnover;

●	our inability to adequately protect the intellectual property and/or maintain our rights under exclusive license agreements used to support our business operations and planned expansion initiatives;

●	our inability to stay abreast of modified or new laws and regulations applying to our business.
●	the market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits; and

●	a holder of convertible debt issued by the Company may convert its promissory note into approximately 99,000,000 shares of our common stock, which will result in significant dilution to existing and new investors;

In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the year ended December 31, 2020.

If we are unable to adequately address these and other risks we face, our business, results of operations, financial condition and growth prospects may be harmed.

66,000,000 Shares of Common Stock Underlying Convertible Promissory Notes

33,000,000 Shares of Common Stock Underlying Warrants

We are registering the resale of 99,000,000 shares of our Common Stock issuable to the Selling Securityholders upon conversion of the Convertible Notes and/or exercise of the Warrants. There are up to 66,000,000 shares of our Common Stock which may be issued upon the conversion of the Convertible Notes held by the Selling Securityholders and (there are up to 33,000,000 shares of our Common Stock which may be issued upon the exercise of the warrants held by the Selling Securityholders.

Issuance of Shares Underlying the Warrants and Convertible Promissory Notes

Shares to be Issued upon Exercise of Warrants and Conversion of Convertible Promissory Notes	99,000,000 shares of Common Stock underlying the warrants and Convertible Notes issuable to the Selling Securityholders.

Shares Outstanding Prior to Exercise of Warrants and Conversion of Convertible Promissory Notes	280,716,632 shares of Common Stock as of December 2, 2021.(1)

Shares to be Outstanding Assuming Exercise of All Warrants and Conversion of the Entire Principal and Interest of Convertible Promissory Notes	379,716,632 shares of Common Stock.

Terms of Convertible Promissory Notes	The per share conversion price into which the principal amount and interest (including any default interest) under the Convertible Notes shall be convertible into shares of Common Stock hereunder shall be $0.025 per share; For purposes of this prospectus, we have assumed a conversion price of $0.025 per share of Common Stock.

Terms of Warrants	Each warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $0.05 per share of Common Stock. For purposes of this prospectus, we have assumed an exercise price of $0.05 per share of Common Stock. At any time after the six month anniversary of the issuance of the Warrants, if the shares underlying the Warrants are not registered under an effective Registration Statement, the warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

Use of Proceeds	We expect to receive approximately $1,650,000 in gross proceeds assuming the cash exercise of all of the warrants being registered hereby at an exercise price of $0.05 per share of Common Stock. However, the warrants may be exercised on a cashless basis, in which case we would not expect to receive any gross proceeds from the cash exercise of the warrants. We intend to use any net proceeds from the cash exercise of the warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the conversion of Convertible Notes into shares of Common Stock.

Trading Market	The Company’s Common Stock is currently quoted on the OTC Pink market under the symbols “CBNT”.

(1)	Unless we indicate otherwise, all information in this prospectus is based on 280,716,632 shares of common stock issued and outstanding as of December 2, 2021.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2020 and 2019 and the balance sheet data as of December 31, 2020 and 2019 are derived from the audited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Year Ended
	December 31, 2020	December 31, 2019

Statement of Operations Data
Total revenues	$658,432	$602,636
Cost of Goods Sold	242,506	121,967
Gross Profit	415,926	480,669
Total operating expenses	4,892,959	6,839,281
Loss from operations	(4,477,033)	6,358,612)
Total other income	42,590	(882,128)
Loss before provision for taxes	(4,434,443)	(7,240,740)
Income tax provisions	0	0
Net income (loss)	$(4,434,443)	$(7,240,740)
Basic and diluted net loss per share	$(0.03)	$0.08)

Balance Sheet Data (at period end)
Cash and cash equivalents	$323,407	$77,211
Working capital (deficit) (1)	(1,414,268)	(2,436,639)
Total assets	584,140	372,313
Total liabilities	1,985,883	2,881,250
Shareholders’ deficit	(3,167,220)	(2,616,937)

(1)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Information,” as well as the Company’s annual report on Form 10-K as well as other public filings available on the Company’s website and www.sec.gov, before making an investment decision. The risks and uncertainties described below are not the only ones facing C-Bond Systems. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	our history of losses;

●	our inability to attract sufficient demand for the nanotechnology coatings we offer;

●	our reliance on, and the potential failure or errors of, third party distributors and supply chain partners to deliver and distribute products on a cost-effective basis and timely manner;

●	the size and timing of orders from our customers and our reliance on a single manufacturing facility for all of our production;

●	the significant expense involved, and unanticipated delays possible during the development and introduction of new products and/or our inability to control costs of research and development;

●	our failure to promote and maintain a strong brand and industry reputation;

●	our failure to achieve and sustain profitability;

●	risks associated with the global supply chain industry in the wake of the COVID-19 pandemic and in view of the emergence of new virus variants that could once again create drastic labor and supply shortages that could prevent us from components, machines, and other

●	our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company;

●	significant competition, or the development of new technologies that may have cost and/or other advantages over the products we market, sell and distribute;

●	the business risks associated with managing relationships with our collaborative partners;

●	lack of public awareness of the existence of glass-strengthening products in general, and our products in specific;

●	our inability to support debt service on our loans required to facilitate our R&D activities and turnover;

●	our inability to adequately protect the intellectual property and/or maintain our rights under exclusive license agreements used to support our business operations and planned expansion initiatives;

●	our inability to stay abreast of modified or new laws and regulations applying to our business.
●	the market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits; and

●	a holder of convertible debt issued by the Company may convert its promissory note into approximately 99,000,000 shares of our common stock, which will result in significant dilution to existing and new investors;

●

a holder of Series B Preferred Shares or Series C Preferred Shares Issued by the Company may, as of September 30, 2021, convert such shares into approximately 114,598,413 and 298,412,698 shares of our common stock, respectively, which could result in significant dilution to existing and new investors. As of December 2, 2021, we had 722 Series B and 18,800 Series C shares of Preferred Stock issued and outstanding. If a holder of Series B Preferred shares or Series C Preferred shares issued by the Company may, elects to convert such shares into approximately 114,598,413 and 298,412,698 shares of our common stock, respectively, it would result in significant dilution to existing and new investors.

In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the year ended December 31, 2020.

If we are unable to adequately address these and other risks we face, our business, results of operations, financial condition and growth prospects may be harmed.

We have incurred substantial losses to date, may continue to incur losses in the future, and we may never achieve or sustain profitability.

We have incurred substantial net losses since our inception, including net losses of $4,434,443 and $7,240,740 for the years ended December 31, 2020 and 2019, respectively, and these losses may continue. The net cash used in operations was $1,783,027 and $1,313,711 for the years ended December 31, 2020 and 2019, respectively. Additionally, we had a net loss of $5,933,775 and $2,619,752 for the nine months ended September 30, 2021 and 2020, respectively. The net cash used in operations was $1,288,675 and $1,132,842 for the nine months ended September 30, 2021 and 2020, respectively. As of December 31, 2020, we had an accumulated deficit, shareholders’ deficit, and working capital deficit of $45,968,839, $3,167,220 and $1,414,268, respectively. As of September 30, 2021, we had an accumulated deficit, shareholders’ deficit, and working capital deficit of $56,325,555, $3,851,082 and $1,387,394, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of the Quarterly Report on Form 10-Q filed on November 15, 2021. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital.

Our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on attractive terms, if at all.

As of September 30, 2021 and December 31, 2020, our recurring operating losses, cash used in operations and our current operating plans raise substantial doubt about our ability to continue as a going concern for a period of twelve months from the issuance date of the Quarterly Report on Form 10-Q filed on November 15, 2021 and the Quarterly Report on Form 10-Q filed on November 15, 2021, respectively. Our ability to continue as a going concern will require us to obtain additional financing to fund our current operating plans. We believe that our existing cash and cash equivalents will not be sufficient to fund our current operating plans. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development efforts and commercialization efforts.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Our future revenues are very difficult to predict with any accuracy.

We are an early-stage company. That makes predicting the timing or the amount of revenues that we will receive from the sale, or license, of our products very difficult. Any delay in the development and acceptance of one or more of our products, could result in significant delays in the realization of revenues, the need to raise additional capital through the issuance of additional equity or debt securities sooner than we intend, and may allow competitors to reach certain of such markets with products before we do. In view of the emerging nature of the technology involved in certain of these markets, and the attendant uncertainty as to whether our products will achieve meaningful commercial acceptance, if at all, there can be no assurance that we will realize revenues sufficient to achieve profitability.

Our intellectual property is subject to patents and exclusive license agreements that may expire or change.

We rely on U.S. patents to protect our propriety products that form the core of our revenue potential. These patents are subject to standard patent expiration terms. Upon expiration of our patents we will no longer be able to prevent our competitors from developing similar products to ours. Additionally, we rely on exclusive license agreements to use certain technologies. The terms of the exclusive license agreements may change upon expiration of their current terms. We may not be able to renew or extend our current licenses, or they may become non-exclusive licensees. The inability to maintain our exclusive licenses agreements would have a significant impact on our potential future revenues.

If we are unable to adequately protect our intellectual property, our competitive position and results of operations may be adversely impacted.

Protecting our intellectual property is critical to our innovation efforts. We own patents, trade secrets, copyrights, trademarks and/or other intellectual property rights related to many of our products, and also have exclusive and non-exclusive license rights under intellectual property owned by others. Our intellectual property rights may be challenged or infringed upon by third parties, particularly in countries where property rights are not highly developed or protected, or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. Unauthorized use of our intellectual property rights or inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations.

We are dependent on key personnel, and our ability to grow and compete in our industry will be harmed if we do not retain the continued services of our key personnel, or we fail to identify, hire, and retain additional qualified personnel.

Our success depends on the efforts of our senior management team and other key personnel. The loss of services of members of our senior management team could have an adverse effect on our business. In addition, if we expect to grow our operations, it will be necessary for us to attract and retain additional qualified personnel. If we are unable to attract or retain qualified personnel as needed, the growth of our operations could be slowed or hampered.

Potential adverse outcomes in legal proceedings may adversely affect results.

Our business exposes us to product liability claims that are inherent in the design, manufacture and sale of our products and the products of suppliers. We may not be able to obtain insurance on acceptable terms or our insurance may not provide adequate protection against actual losses. In addition, we are subject to the risk that one or more of our insurers may become insolvent and become unable to pay claims that may be made in the future. Even if we maintain adequate insurance, claims could have a material adverse effect on our financial condition, liquidity and results of operations and on our ability to obtain suitable, adequate or cost-effective insurance in the future.

If we are unable to successfully introduce new products, our future growth may be adversely affected.

Our ability or failure to develop new products based on innovation can affect our competitive position and requires the investment of significant time and resources. Difficulties or delays in research, development, production or commercialization of new products and services may reduce future revenues and adversely affect our competitive position. If we are unable to create sustainable product differentiation, our organic growth may be adversely affected.

Research and development for continued growth of our IP portfolio and product offerings is expensive, and we may not have sufficient funds to continue research and develop activities and may not be able to acquire additional funding.

Our ability to continue our research and development activities to improve and expand our products and service offerings requires extensive amounts of funding. We may not be able to obtain the necessary funding on attractive terms and in a timely basis to continue our research and development activities, which would cause our research and development activities to be delayed, reduced or terminated. Delaying, reducing or terminating our research activities would impede our estimated growth and results of operations.

We rely heavily on collaborative partners such as distributors, manufacturers and vendors and our relationships with such parties may restrict or limit our business operations.

We are currently working with several third-party entities with respect to the validation, optimization, and distribution of our products. Our current and future collaborations and joint ventures are important as they allow greater access to funds, to research, development and testing resources, validation, and to manufacturing, sales and distribution resources that we would otherwise not have. We intend to continue to significantly rely on such collaborative and joint venture arrangements. Some of the risks and uncertainties related to the reliance on such collaborations and joint ventures include the fact that such relationships could actually serve to limit or restrict us, while our partners are free to pursue other products either on their own or with others. Further, our partners may terminate a collaborative technology relationship and such termination may require us to seek other partners or expend substantial resources to pursue these activities independently.

We rely primarily on a third-party distribution model for our products and the number and quality of distributors can vary and may impact our revenues.

We rely on numerous third-party distributors for the distribution of our products. While we believe that alternative distributors could be located if required, our product sales could be affected if any of these distributors do not continue to distribute our products in required quantities or at all, or with the required levels of quality. In addition, difficulties encountered by these distributors, such as fire, accident, natural disasters, or political unrest, could halt or disrupt distributions, resulting in delay or cancellation of orders. Any of these events could result in delayed deliveries by us of our products, causing reduced sales and harm to our reputation and brand name.

We only have one manufacturing facility.

We manufacture all of our products at our Houston, Texas facility. In the event of a fire, flood, tornado, hurricane or other form of a catastrophic event, we may be unable to fulfill any then-existing demand for our products, possibly for a prolonged period, depending upon the severity of the event. As a result, should a catastrophic event occur, our financial condition and results of operation would be materially adversely affected.

Additionally, our lease on our Houston, Texas facility expired in November 2019 and was extended to May 31, 2022. There is no guarantee that we will be able to negotiate a favorable lease renewal or extension. If we are not able to renew or extend our lease on the Houston, Texas facility, we may have to move our corporate headquarters and manufacturing facility. Doing so could cause us to incur significant expenses and could delay or reduce our ability to manufacture our products for some time. Our financial condition and results of operation could be materially adversely affected by any such move.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members of the board of directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC and other applicable securities rules and regulations. Compliance with these rules and regulations requires significant legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these regulatory requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company with these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members for our board of directors, particularly to serve any committees, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may not reach sufficient size to justify our public reporting status. If we are forced to become a private company, then our stockholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

We may not be able to fulfill our obligation to develop and maintain proper and effective internal controls over financial reporting.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting annually. This assessment needs to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Management concluded that our internal controls and procedures as of December 31, 2020 were not effective, see “We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in a material misstatement in our financial statement.” Below. In the future, we may not be able to complete our evaluation, testing and any required remediation in a timely fashion. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we will be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities.

Risks Related to the Glass Strengthening and Water Repellent Industries

We face competition from companies that have substantially greater capital resources, research and development, manufacturing and marketing resources.

While we believe that we have significant competitive benefits offered by our proprietary products, there are competitors with much longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have. As we grow and become successful with our products, we expect these competitors to increase the resources they dedicate to our market. Such competition could materially adversely affect our business, operating results or financial condition.

We may face increased pricing pressures from current and future competitors and, accordingly, there can be no assurance that competitive pressures will not require us to reduce our prices.

It is likely that we will experience significant competitive pressure over time. Accordingly, the use and pricing of our products may decline as the market becomes more competitive. Any material reduction in the price of our products will negatively affect our gross margin and results of operations.

We may have difficulty developing brand awareness for our products.

We believe that a developed market for glass strengthening products currently does not exist. Generation of the brand and market communications are essential to the Company’s long-term success. Funding constraints will limit the Company’s ability to build product awareness through marketing and advertising. Without clear market communication the risk of having the product confused with other applications such as a stand-alone hydrophobic product is possible. If we are unable to develop such a market or create demand for our products, it would adversely impact our business and operating results.

Risks Related to our Common Stock

Our common stock is quoted on the OTC Pink market, which may limit the liquidity and price of our common stock more than if our common stock were listed on the Nasdaq Stock Market or another national exchange.

Our securities are currently quoted on the Over-the-Counter Markets, specifically the OTC Pink (the “OTC Pink”), an inter-dealer automated quotation system for equity securities. Quotation of our securities on the OTC Pink may limit the liquidity and price of our securities more than if our securities were listed on the Nasdaq Stock Market or another national exchange. As an OTC Pink company, we do not attract the extensive analyst coverage that accompanies companies listed on national securities exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTC Pink. These factors may have an adverse impact on the trading and price of our common stock.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for smaller reporting companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,

●	changes in general economic conditions and in our industry,

●	changes in market valuations of similar companies,

●	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments,

●	loss of a major customer, partner or joint venture participant and

●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Penny stock regulations may impose certain restrictions on marketability of our securities.

Our common stock is subject to penny stock rules, which may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it more difficult to sell their securities. Trading volume of OTC Pink stocks have been historically lower and more volatile than stocks traded on an exchange or the Nasdaq Stock Market. In addition, we may be subject to rules of the SEC that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. In general, an accredited investor is a person with net worth in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant SEC regulations generally define penny stocks to include any equity security not traded on an exchange or the Nasdaq Stock Market with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser’s prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the SEC. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

You may find it difficult to sell our common stock.

As mentioned above, there has been a limited trading market in our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. Regardless of whether an active and liquid public market exists, negative fluctuations in our actual or anticipated operating results will likely cause the market price of our common stock to fall, making it more difficult for you to sell our common stock at a favorable price, or at all.

We intend to issue additional equity and stock options to employees and consultants as compensation in the future, which will result in dilution to existing and new investors.

We provide and intend to continue to provide additional equity-based compensation to our employees, officers, directors, consultants and independent contractors through an equity incentive plan. Our equity incentive plan permits the award of options to purchase shares of common stock and the issuance of restricted shares of our common stock. Because stock options granted under the plan will generally only be exercised when the exercise price for such option is below the then market value of the common stock, the exercise of such options or the issuance of shares will cause dilution to the book value per share of our common stock and to existing and new investors.

A holder of convertible debt issued by the Company may convert its promissory note and exercise warrants into approximately 99,000,000 shares of our common stock, which will result in significant dilution to existing and new investors.

We closed a financing transaction in October 2021 with an investor whereby the investor purchased a convertible promissory note and warrants from the Company. If the investor converts its note and exercises its warrants, the Company may issue up to 99,000,000 shares of the Company’s common stock to the investor, which may cause substantial dilution to the book value per share of our common stock and to existing and new investors.

A holder of Series B Preferred Shares or Series C Preferred Shares Issued by the Company may, as of September 30, 2021, convert such shares into approximately 114,598,413 and 298,412,698 shares of our common stock, respectively, which could result in significant dilution to existing and new investors.

As of December 2, 2021, we had 722 Series B and 18,800 Series C shares of Preferred Stock issued and outstanding. If a holder of Series B Preferred shares or Series C Preferred shares issued by the Company may, elects to convert such shares into approximately 114,598,413 and 298,412,698 shares of our common stock, respectively, it would result in significant dilution to existing and new investors.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

We have not entered into lock-up agreements with many of our existing stockholders. As a result, sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our stock price is likely to be volatile.

There is generally significant volatility in the market prices and limited liquidity of securities of companies at our stage. Contributing to this volatility are various events that can affect our stock price in a positive or negative manner. These events include, but are not limited to: governmental regulations or actions; market acceptance and sales growth of our products; litigation involving our industry; developments or disputes concerning our patents or other proprietary rights; departure of key personnel; future sales of our securities; fluctuations in our financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments, and general economic, industry and market conditions. If any of these events occur, it could cause our stock price to fall.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

Our reduced stock price may adversely affect our liquidity.

Our common stock has limited trading history. Many market makers are reluctant to make a market in stock with a trading price of less than $5.00 per share, as well as shares quoted on the OTC Pink. To the extent that we have fewer market makers for our common stock, our volume and liquidity will likely decline, which could further depress our stock price.

We have never paid dividends on our common stock and cannot guarantee that we will pay dividends to our stockholders in the future.

We have never paid dividends on our common stock. For the foreseeable future, we intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock. However, in the future, our board of directors may declare dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them. We cannot guarantee that we will pay dividends to our stockholders in the future.

Colorado law and our Articles of Incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Additional risks may exist since we became public through a “reverse merger.”

Because our business became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in a material misstatement in our financial statements.

We are subject to the reporting and other obligations under the Securities Exchange Act of 1934 (“Exchange Act”), including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which require annual management assessments of the effectiveness of our internal control over financial reporting. Our management is responsible for establishing and maintaining adequate internal control over financial reporting.

As reported in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2020, our management concluded that our internal control over financial reporting was not effective as of that date because of a material weakness in our internal controls over financial reporting. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses in our internal control over financial reporting: (1) the lack of multiples levels of management review on complex business, accounting and financial reporting issues, (2) a lack of adequate segregation of duties as a result of our limited financial resources to support hiring of personnel. (3) a lack of review on the recording of revenue transactions and accounts receivable collectability, and (4) a lack of management review of employee expense reports. We developed and implemented system and control procedure manuals and recently implemented controls and procedures in connection with the review of employee expense reports. Until such time as we expand our staff to include additional accounting and executive personnel, it is likely we will continue to report material weaknesses in our internal control over financial reporting.

While the management has undertaken, and will continue to undertake steps to improve our internal control over financial reporting to address and remediate the material weaknesses, there can be no assurance that we will be able to successfully remediate the identified material weaknesses, or that we will not identify additional control deficiencies or material weaknesses in the future. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities laws regarding the timely filing of periodic reports, investors may lose confidence in our financial reporting and the price of our ordinary shares may decline.

USE OF PROCEEDS

We expect to receive approximately $1,650,000 in gross proceeds assuming the cash exercise of all of the warrants being registered hereby at an exercise price of $0.05 per share of Common Stock. However, the warrants may be exercised on a cashless basis, in which case we would not expect to receive any gross proceeds from the cash exercise of the warrants. We intend to use any net proceeds from the cash exercise of the warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the conversion of Convertible Notes into shares of Common Stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020 on an actual basis.

This table should be read in conjunction with the information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

As of December 31, 2020
Actual
Cash and cash equivalents	$323,407

Notes payable	556,200

Stockholders’ equity:
Preferred stock - $0.10 par value, 2,000,000 shares authorized; 100,000 Series B designated and 100,000 Series C designated; 427 Series B shares issued and outstanding; 13,300 Series C shares issued and outstanding at December 31, 2020	-
Common stock - $0.001 par value; 4,998,000,000 shares authorized; 228,346,974 issued and outstanding at December 31, 2020	228,347
Additional paid-in capital	42,573,272
Accumulated deficit	(45,968,839)
Total stockholders’ deficit	(3,167,220)
Total capitalization	$584,140

DETERMINATION OF OFFERING PRICE

Issuance of Shares of Common Stock Underlying Convertible Notes

The price of the shares of Common Stock underlying the Conversion Notes is determined by reference to the conversion price of the Convertible Notes, such that the principal amount and interest (including any default interest) under the Convertible Notes shall be convertible into shares of Common Stock at a rate of $0.025 per share of Common Stock.

Issuance of Shares of Common Stock Underlying Warrants

The price of the shares of Common Stock underlying the Warrants is determined by reference to the exercise price of the Warrants, such that each Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $0.05 per share of Common Stock.

DIVIDEND POLICY

Historically, we have not paid any cash dividends on our common stock. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. However, in the future, our board of directors may declare dividends on our common stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We cannot guarantee that we will pay dividends to our stockholders in the future.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink market operated by the OTC Markets Group, under the symbol “CBNT.” Trading in OTC Pink stocks can be volatile, sporadic and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock. Our common stock does not have an established public trading market. Bid information on OTC Markets reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. On November 29, 2021, the last reported sale price of our Common Stock was $0.03.

Holders of Common Stock

As of December 2, 2021, there were approximately 204 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Transfer Agent

The transfer agent for our Common Stock is Equiniti Trust Company. The transfer agent and registrar’s address is at 275 Madison Avenue 34th Floor New York NY 10016. The transfer agent’s telephone 800-468-9716.

Securities Authorized for Issuance under Equity Compensation Plans

See “Security Ownership of Certain Beneficial Owners and Management” below for information concerning our equity compensation plans as of December 31, 2020.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

On June 30, 2021, the Company entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of Mobile’s units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of the Company’s common stock in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. Two years after closing, the Company has the option to acquire the remaining 20% of Mobile’s issued and outstanding membership interests in exchange for a number of shares of the Company’s common stock equal to 300% of Mobile’s average EBIT value, divided by the price of the Company’s common stock as defined in the Exchange Agreement (the “Additional Closing”). (See Note 13). Mobile, a premier distributor and expert installer of window film solutions including C-Bond BRS and C-Bond Secure, has been in business for more than 30 years and produced annual revenue (unaudited) of approximately $2 million in both 2019 and 2020. As part of the transaction, Mobile’s owner-operator, Michael Wanke, has agreed to join us as President of our Safety Patriot Glass Solutions Group.

Defaults Upon Senior Securities

As of December 31, 2018 and currently, we are in default of certain requirements under a Loan Agreement with a principal amount of $400,000, including not meeting the requirement regarding minimum asset amount as defined therein. Upon the occurrence of such event of defaults, the Lender may, at its option and in accordance with the Loan Agreement, declare all obligations immediately due and payable, however, as of the date of this Report, the Lender has not made any such declaration. As of the date of this report, we are in default on monthly interest payments of $211,956.

DESCRIPTION OF BUSINESS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements that appear elsewhere in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “C-Bond Systems, Inc.,” “Company,” “we,” “us,” or “our” refer to C-Bond Systems, Inc. and its wholly owned subsidiaries, C-Bond Systems, LLC; C-Bond R&D Solutions, LLC; C-Bond Industrial Solutions, LLC; and C-Bond Security Solutions, LLC, as the context may require.

Overview

We are a nanotechnology company and the sole owner, developer and manufacturer of the patented C-Bond technology.  We are engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems. Our present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. We operate in two divisions: C-Bond Transportation Solutions, which sells a windshield strengthening water repellent solution as well as a disinfection product, and Patriot Glass Solutions, which sells multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system.

The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit. As a result of the COVID-19 pandemic we created partnerships to distribute disinfection related products, which we began to sell in the second quarter of 2020.

On June 30, 2021, we entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of Mobile’s units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, we closed the Exchange Agreement and acquired 80% of the Mobile Shares. Mobile provides quality window tint solutions for auto, home, and business owners across Texas, specializing in automotive window tinting, residential window film, and commercial window film that stop harmful UV rays from passing through its window films for reduced glare, comfortable temperatures, and lower energy bills. Mobile also carry products that offer forced-entry protection and films that protect glass from scratches, graffiti, other types of vandalism, and even bullets, including C-Bond BRS and C-Bond Secure products.

Our Business

Product and Service Offerings

C-Bond’s current products are patented, low-cost technologies that significantly increase the mechanical performance of glass. We have implemented the following product structure integrating a “new strategic product platform” that has enhanced performance capabilities and market reach with a “legacy product platform” that is still generating incremental revenue and earnings.

New Strategic Product Platforms

C-Bond Transportation Windshield Performance Solution

C-Bond nanoShield™ is a patented, nanotechnology, windshield glass strengthening and hydrophobic (water repellent) all-in-one performance system. It is designed to improve windshield safety and performance by increasing windshield chip and crack resistance and improving windshield visibility in wet weather conditions to provide extended driver reaction time.  We believe that C-Bond nanoShield is unique in the market and that the product has no direct competitors. With C-Bond nanoShield, we intend to create new markets and channels in the aftermarket automotive windshield segment, including fleets, automotive dealers, and service providers.

Disinfectant Product

On May 20, 2020, we entered into a two-year Distributor Agreement with an entity where we were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in certain markets. MB-10 Disinfectant Tablets are the most convenient way yet to deliver the benefits of chlorine dioxide to hygiene or biosafety programs. MB-10 disinfectant tablets have one of the broadest, most complete EPA registration labels on the market. It is a safe, easy and effective way to disinfect a vehicle’s interior using an EPA registered disinfectant (Reg No.70060-19-46269) included on List N for use against human coronavirus SARS-CoV-2. It is proven effective against emerging viral pathogens, including enveloped and large and small non-enveloped viruses. MB-10 Tablets provide fast-acting virus and bacteria protection that is safe for all vehicle surfaces including LED screens and electronics without leaving a residue or odor. We were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in the following markets:

●	Automotive, Trucking, RV, rental agencies (auto and truck), service vehicles (taxi, Uber, Lyft), mass transit (train, buses), golf carts, aviation, train, marine (potential future growth)

●	Dealerships

●	Global Distribution

●	Service Providers

●	Transportation Detailing.

Legacy Product Platform

C-Bond Secure Strengthening Primer and Window Film Mounting Solution

C-Bond Secure (formerly known as C-Bond I) is a patented, non-toxic, water-based nanotechnology solution designed to significantly increase the strength of glass and improve the performance properties of window film-to-glass products. C-Bond Secure improves the performance of window film-to-glass products by reducing glass breakage from impact and stress environments, and filling the capillary voids on the glass surface preventing the trapping of moisture and impurities that impede cure time and adhesion between the glass and any succeeding window film product. This is important because when glass does break, this nanotechnology improves the chances that no large shards/pieces will escape the immediate area of the glass surface and result in serious laceration or personal injury.  C-Bond Secure has been tested against untreated glass by third-party laboratories and shown to outperform untreated glass in this capacity.  C-Bond Secure faces market competition from basic soap and water products (such as baby shampoo and dishwashing soap) as the recognized industry standard window film application solution, which we believe provide no structural benefits and are designed to wash hair and dishes, respectively. C-Bond Secure increases overall glass strength, improves window film product performance, and can be used in conjunction with any manufacturer’s film product.

C-Bond BRS (Ballistic Resistant Film System)

C-Bond BRS is a patented, nanotechnology Ballistic-Resistant Film System that increases the structural integrity of glass and provides National Institute of Justice (NIJ) Level I, Level II, Level IIA and Underwriter Laboratories (UL) 752 ballistic-resistant protection. C-Bond BRS includes a specified glass thickness and glass type, the C-Bond window film mounting solution to improve the glass mechanical strength, and the C-Bond window film product. This product is targeted to police, fire, emergency services, media outlets, schools, airports, and mass transit government buildings due to the utility of ballistic-resistant glass protection in their respective fields. The C-Bond BRS system seeks to combine simplicity and affordability with a one-way capability (the ability to shoot-out but prevent shooting in) ballistic protection compared to other costlier ballistic resistant material (polycarbonate and glass laminate) products.

Commercial Market Strategy

We utilize a distributor model to reach potential customers.  This approach takes advantage of existing resources and facilitates relationships between us and our enterprise partners in order to leverage their collective strengths.  We require industry partners to generate economic growth, support commercialization activities, provide more developed business networks, knowledge of and access to supply and demand channels, and supplement limited financial resources. We and our industrial partners work together to determine scalability, adaptability, affordability, usability and intellectual property. From a business perspective, the long-term scope and strategic benefits of our plug and play business strategy is to be able to carry out business on a global basis at a lower cost and becoming better informed and more adaptive to changing market conditions, which is dependent on securing these relationships.

C-Bond Authorized Distributor Network

On April 1, 2016, we officially launched our Authorized Distributor Program focused on channeling distribution agreements with industry specific business-to-business and original equipment manufacturing customers to develop a global distribution network. This program aims to partner with high quality distributors that can grow revenues and margins. Our present distribution channels span the United States from Florida to Hawaii and consist of multiple distribution channels, including international sales in the Philippines, Australia, India, and the UAE. For the year ended December 31, 2020, three customers accounted for approximately 49.4% of total sales (18.1%, 15.6%, and 15.7%, respectively). For the year ended December 31, 2019, two customers accounted for approximately 25.9% of total sales (13.9% and 12.0%, respectively). For the year ended December 31, 2020, approximately 49.4% of all sales were outside the United States, 18.1% of sales were from one customer based in India, 15.6% of sales were from one customer based in Australia, and 15.7% of sales were from one customer based in the Philippines. For the year ended December 31, 2019, approximately 80% of all sales were in the United States. No other geographical area accounted for more than 10% of total sales during the year ended December 31, 2020 and 2019. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Suppliers

Currently, we rely on one main supplier, Madico, Inc., for our window film; one main supplier, Gelest, Inc., for our chemicals; and one suppliers for our disinfectant product, Quip Laboratories.  However, we believe that, if necessary, alternate suppliers could be found without material disruption to our business.

Intellectual Property

To date, we have filed, licensed and/or acquired a total of 23 individual patents and patent applications spanning core and strategic nano-technology applications and processes. We intend to continue to expand our patent coverage. Our focus remains on building a patent portfolio that protects our core intellectual property and delivers shareholder value.

We own five provisional United States patents and licenses, six United States patents, and 12 foreign patents on a non-exclusive basis from William Marsh Rice University (“Rice University”) with claims directed toward various aspects of our current products and products under development including the use of nanotechnology for glass strengthening and the processes and composition of our products.

Pursuant to an agreement dated April 8, 2016, between us and Rice University, Rice University has granted a non-exclusive license to us, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration, we had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination. In addition, we are required to pay for the maintenance of the patents.  This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. To date, no royalties have been due under this agreement.

The “C-Bond™” and “C-Bond nanoShield™” names and logos are registered trademarks issued by the U.S. Patent and Trademark Office.

Management has identified significant value in assembling a patent portfolio that will be additive to the company’s overall enterprise valuation. C-Bond Systems continues to expand its patent coverage on Functionalized CNT, Polymer Functionalized CNT and Processes for Making Soluble Nano Solutions. The below tables list all currently licensed and/or acquired patents and provisional patent applications spanning core and strategic nano- technology applications and processes.

United States

US Patent #	Inventor	Title	File Date
7780939	Margrave, et al	Sidewall derivatized carbon nanotubes	June 13, 2006
7264876	Smalley, et al	Polymer-wrapped single wall carbon nanotubes	August 23, 2001
7527780	Margrave, et al	Functionalized single-wall carbon nanotubes	March 16, 2001
6875412	Margrave, et al	Chemically modifying single wall carbon nanotubes to facilitate dispersal in solvents	March 16, 2001
6841139	Margrave, et al	Methods of chemically derivatizing single-wall carbon nanotubes	March 16, 2001
11,155,491	Koep, et al	Multipurpose solution for strengthening and surface modification of glass substrates	April 5, 2019

United States Provisionals

Owner/Assignee	Title	File Date
C-Bond Systems, et al	Composition and Method for Multipurpose Emulsion that Strengthens Glass and Modifies Glass Surface	Apr-2018
C-Bond Systems, et al	Emulsion Compositions and Methods for Strengthening Glass	Jun-2017

10273347	Nano- Multifunctional Solutions for Glass and Glass Products Heterogeneous Nano- Self Assembly and/or Coating	Issued Apr-2019

10155877	Improved Materials, Treatment Compositions, and Material Laminates with Carbon Nanotubes	Issued Dec-2018

10696583	Composition for Strengthening Glass	Issued June – 2020

Foreign

Foreign Patent #	Country	Inventor	Title	File Date
2011-061240	Japan	Bronikowski Michael, et al	Chemical Derivatization Of Single- Wall Carbon Nanotubes	18-Mar-11
1966115.6	Europe	Smalley Richard E., et al	Polymer-Wrapped Single Wall Carbon Nanotubes	23-Aug-01
PCT/US2001/026 308	PCT	Smalley Richard E., et al	Polymer-Wrapped Single Wall Carbon Nanotubes	23-Aug-01
775878	South Korea	Margrave John L., et al	Chemical Derivatization of Single Wall Carbon Nanotubes to Facilitate Solvation Thereof, and Use of Derivatized Nanotubes	17-Sep-99
2,344,577	Canada	Margrave John L., et al	Chemical Derivatization Of Single- Wall Carbon Nanotubes To Facilitate Solvation Thereof; And Use Of Derivatized Nanotubes	17-Sep-99
4746183	Japan	Margrave John L., et al	Chemical Derivatization Of Single- Wall Carbon Nanotubes To Facilitate Solvation Thereof, And Use Of Derivatized Nanotubes	17-Sep-99
ZL 99812898.8	China	Hauge Robert H.	Chemical Derivatization of Single- Wall Carbon Nanotubes to Facilitate Solvation Thereof, and Use of Derivatized Nanotubes	17-Sep-99
PCT/US1999/021 366	PCT	Margrave John L., et al	Chemical Derivatization of Single- Wall Carbon Nanotubes to Facilitate Solvation Thereof; and Use of Derivatized Nanotubes to Form Catalyst-Containing Seed Materials for Use in Making Carbon Fibers	17-Sep-99
1112224	France	Bronikowski Michael, et al	Chemical Derivatization of Single- Wall Carbon Nanotubes To Facilitate Solvation Thereof; and Use of Derivatized Nanotubes To Form Catalyst-Containing Seed Materials For Use In Making Carbon Fibers	17-Sep-99
1112224	German y	Bronikowski Michael, et al	Chemical Derivatization of Single- Wall Carbon Nanotubes To Facilitate Solvation Thereof; and Use of Derivatized Nanotubes To Form Catalyst-Containing Seed Materials For Use In Making Carbon Fibers	17-Sep-99
1112224	United Kingdom m	Bronikowski Michael, et al	Chemical Derivatization of Single- Wall Carbon Nanotubes To Facilitate Solvation Thereof; and Use of Derivatized Nanotubes To Form Catalyst-Containing Seed Materials For Use In Making Carbon Fibers	17-Sep-99
1112224	Europe	Margrave John L., et al	Chemical Derivatization of Single- Wall Carbon Nanotubes to Facilitate Solvation Thereof, and Use of Derivatized Nanotubes	3-Nov-98

Research and Development

During the years ended December 31, 2020 and 2019, we incurred research and development costs of $16,627 and $31,057, respectively. These costs were incurred to continue to upgrade C-Bond products.

Competition

C-Bond nanoShield Windshield Performance System

We believe we have no direct competition in the windshield glass strengthening space.

C-Bond nanoShield also provides a complementary hydrophobic or water repellent quality.  There are competitors in this space, including Rain-X, AquaPel, and Diamon-Fusion. We believe these products do not provide chip or crack resistance and have hydrophobic properties that degrade sooner than C-Bond nanoShield. Accordingly, management believes there is no product that is truly comparable to C-Bond nanoShield currently on the market.  We had the performance of C-Bond nanoShield verified at our request, based on a modified chip test for paint on metal parts, SAEJ 400, to provide windshield glass chip protection when compared to untreated glass.

C-Bond Secure Glass Strengthening Primer and Window Film Mounting Solution

C-Bond Secure faces competition from alternative window film mounting products in the market; however, all these products have similar ingredients to a soap and water mix, which we believe provides no structural benefit.  These solutions are used to provide a window film installer the ability to slip or move the film on the surface to which it is applied.  The industry standard solution most commonly used to apply window film products to glass is a mixture containing commonly available baby shampoo or dishwashing soap and water that we believe has the following negative attributes: provides no structural benefits, often bubbles or yellows and scatters light, can only be applied within a limited temperature range, and may require 30 to 120 days of “dry” time to set completely depending on the film thickness.  C-Bond Secure provides the same slip properties while also strengthening the glass and improving film adhesion.

C-Bond BRS

C-Bond BRS faces competition from alternative bulletproof or bullet-resistant glass products in the market. Alternative bulletproof solutions use a polycarbonate or glass laminate materials that are expensive, thick, heavy, often require reframing and retrofit of existing structure and revised building codes, and yellow and discolor over time.  These alternative solutions are often cost prohibitive to cost sensitive customers such as educational and municipal facilities.  C-Bond BRS allows for increased safety and security at an affordable cost.  Most importantly, it provides a deterrent to an intruder and valuable time to secure the facility.

Employees

As of December 2, 2021, we had two full-time employees, and multiple full and part-time employees, including our chief executive officer, who operate as independent contractors of the Company. We have established an extensive network of external partners, contractors, and consultants to outsource to in an effort to minimize administrative overhead and maximize efficiency.

General Company Information

C-Bond Systems, Inc., formerly WestMountain Alternative Energy, Inc. (“WestMountain”), was incorporated in the state of Colorado on November 13, 2007. C-Bond Systems, LLC is a Texas-based limited liability company that was formed in 2013, headquartered in Houston, Texas. On April 25, 2018, WestMountain Energy, WestMountain’s wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the “Acquisition Sub”), and C-Bond Systems, LLC, entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation and became a wholly-owned subsidiary of WestMountain (the “Merger”). The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas. On July 18, 2018, we changed our name to C-Bond Systems, Inc.  Our common stock is currently quoted on the OTC Pink marketplace on a limited basis under the trading symbol “CBNT”. Our principal executive offices are located at 6035 South Loop East, Houston, Texas, 77033. Our website address is http://cbondsystems.com/, and our telephone number is (832) 649-5658. The content of any website of ours is not a part of, or incorporated by reference in, this filing. The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the Securities and Exchange Commission (the “SEC”). These reports and any other information filed by the Company with the SEC are available free of charge on our website. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

You should read the following discussion and analysis of our financial condition and results of operations together with the financial statements and the notes thereto contained elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement on Form S-1, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this document. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, and estimates and projections of future activity and trends in our industry. These forward-looking statements are not a guarantee of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, which include, but are not limited to: the risk that we continue to sustain prolonged losses and never achieve profitability, our ability to continue as a going concern, and risks related to protection and maintenance of our intellectual property. You should review the disclosure under the heading “Risk Factors” earlier in this registration statement for a discussion of important factors and risks that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a nanotechnology company and sole owner, developer, and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality, and sustainability of brittle material systems. Our present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. We operate in two divisions: C-Bond Transportation Solutions and Patriot Glass Solutions.

To date, we have filed, licensed and/or acquired a total of 23 individual patents and patent applications spanning core and strategic nano-technology applications and processes. Our intellectual property portfolio was recently valued at $33.7 million by a leading, independent, global intellectual property valuation firm. The IP valuation firm’s review covered the valuation of our intangible assets including our developed technology, trade name, customer relationships, and assembled workforce, and the Company’s determination of the fair value or other amounts of any assets and liabilities including current assets, real property, personal property, and current liabilities. Our developed technology includes C-Bond nanoShield, C-Bond Secure, and C-Bond BRS. The valuation firm also reviewed historical and projected financial information for the Company giving consideration to general economic and industry trends.

On April 25, 2018, our wholly owned subsidiary, Acquisition Sub, merged with and into C-Bond Systems, LLC, pursuant to which C-Bond Systems, LLC was the surviving corporation and became our wholly owned subsidiary. All the outstanding membership interests of C-Bond Systems, LLC were converted into shares of our common stock, as described in more detail below. We changed our name to C-Bond Systems, Inc. on July 18, 2018.

On May 20, 2020, we entered into a two-year Distributor Agreement with an entity where we were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in certain markets. MB-10 Disinfectant Tablets are the most convenient way yet to deliver the benefits of chlorine dioxide to hygiene or biosafety programs. MB-10 disinfectant tablets have one of the broadest, most complete EPA registration labels on the market. It is a safe, easy, and effective way to disinfect a vehicle’s interior using an EPA registered disinfectant (Reg No.70060-19-46269) included on List N for use against human coronavirus SARS-CoV-2. It is proven effective against emerging viral pathogens, including enveloped and large and small non-enveloped viruses. MB-10 Tablets provide fast-acting virus and bacteria protection that is safe for all vehicle surfaces including LED screens and electronics without leaving a residue or odor. We were appointed as a distributor to exclusively sell MB-10 Disinfectant Tablets for use in the following markets:

●	Automotive, Trucking, RV, rental agencies (auto and truck), service vehicles (taxi, Uber, Lyft), mass transit (train, buses), golf carts, aviation, train, marine (potential future growth)

●	Dealerships

●	Service Providers

●	Transportation Detailing.

On June 30, 2021, we entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Member”), and (iii) Michael Wanke as the Representative of the Mobile Member. Pursuant to the Exchange Agreement, we agreed to acquire 80% of Mobile’s member units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Member Units”). On July 22, 2021, we closed the Exchange Agreement and acquired 80% of the Mobile Shares. The Mobile Member Units were exchanged for restricted shares of the Company’s common stock, in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. In connection with the Exchange Agreement, we issued 28,021,016 shares of its common stock. Two years after closing, we have the option to acquire the remaining 20% of Mobile’s issued and outstanding membership interests in exchange for a number of shares of the Company’s common stock equal to 300% of Mobile’s average EBIT value, divided by the price of the Company’s common stock as defined in the Exchange Agreement (the “Additional Closing”). Mobile, a premier distributor and expert installer of window film solutions including C-Bond BRS and C-Bond Secure, has been in business for more than 30 years and produced annual revenue (unaudited) of approximately $2 million in both 2019 and 2020. As part of the transaction, Mobile’s owner-operator, Michael Wanke, has agreed to join us as President of our Patriot Glass Solutions group.

Our recent acquisition of Mobile will be the springboard to provide glass security solutions across the United States. We recently launched Patriot Glass Solutions to protect personal and business property across the United States using C-Bond’s proprietary glass strengthening technology to protects property from looting, rioting, break-ins, and gunfire. With our recent acquisition of Mobile, we are re-branding our Safety Solutions Group as “Patriot Glass Solutions.” Patriot Glass Solutions’ products include C-Bond BRS, a ballistic-resistant film system; C-Bond Secure, a multi-purpose glass strengthening primer and window film mounting solution that deters forced entry; other types of specialized window film including solar or “green” film, anti-eavesdropping film, graffiti control film, bird strike film and decorative film.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our consolidated financial statements contained in this filing, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Operating Overview

We are a nanotechnology company and sole owner, developer, and manufacturer of the patented C-Bond technology. We are engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality, and sustainability of brittle material systems. Our present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. The Company operates in two divisions: C-Bond Transportation Solutions, which sells a windshield strengthening water repellent solution as well as a disinfection product, and Patriot Glass Solutions, which sells multi-purpose glass strengthening primer and window film mounting solutions, including ballistic resistant film systems (C-Bond BRS”) and a forced entry system (“C-Bond Secure”). The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond’s unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit. As a result of the COVID-19 pandemic we created partnerships to distribute disinfection related products, which we began to sell in the second quarter of 2020.

Revenue is generated by the sale of products through distributors and directly to dealers. C-Bond nanoShield and disinfection sales are generated through distribution channels. Sales of C-Bond Secure are made to window film dealers who offer the product as an upsell during installation. Revenue is generated from the sale of C-Bond BRS on a project basis. C-Bond BRS is specified into project plans providing authorized installers a competitive advantage.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Revenues from fixed-price contracts for the distribution and installation of window film solutions are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. The asset, “cost and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed and has been included in cost and estimated earnings in excess of billings on uncompleted contracts on the accompanying unaudited condensed consolidated balance sheets. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

We anticipate continued losses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as research and development into product performance and new product verticals.

Going Concern

The unaudited condensed consolidated financial statements as of September 30, 2021 and for the three and nine months ended September 30, 2021, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had a net loss of $5,933,775 and $2,619,752 for the nine months ended September 30, 2021 and 2020, respectively. The net cash used in operations was $1,288,675 and $1,132,842 for the nine months ended September 30, 2021 and 2020, respectively. Additionally, the Company had an accumulated deficit, shareholders’ deficit, and working capital deficit of $56,325,555, $3,851,082 and $1,387,394, respectively, on September 30, 2021. We have incurred substantial net losses since our inception, including net losses of $4,434,443 and $7,240,740 for the years ended December 31, 2020 and 2019, respectively, and these losses may continue. The net cash used in operations was $1,783,027 and $1,313,711 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, we had an accumulated deficit, shareholders’ deficit, and working capital deficit of $45,968,839, $3,167,220 and $1,414,268, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of the 10-Q quarterly report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares, preferred shares and from the issuance of convertible and other promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely. We have been materially affected by the COVID-19 outbreak to date and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. We have seen a material decrease in sales from our international customers as a result of the unprecedented public health crisis from the COVID-19 pandemic and a decrease in domestic sales due to a decrease in business spending on discretionary items. As a result, our international customers have delayed the ordering of products and have delayed payment of balances due to the Company. As of September 30, 2021 and December 31, 2020, we recognized an allowance for losses on accounts receivable in an amount of $277,480 and $202,480, respectively, which is primarily based on our assessment of specific identifiable overdue customer accounts located in India and the Philippines. The lack of collection of these accounts receivable balances, which we believe was attributable to COVID-19, had a material impact on the cash flows of the Company. We cannot estimate the duration of the pandemic and the future impact on our business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, we are unable to estimate the impact of this event on our operations.

Critical Accounting Policies and Estimates

The following discussion and analysis of our unaudited condensed consolidated financial condition and consolidated results of operations are based upon our unaudited condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these unaudited condensed consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, estimated used in the calculation of percentage of completion on uncompleted jobs, purchase price allocation of acquired businesses, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the estimate of the fair value of the right of use asset and lease liability, the valuation of redeemable and mandatorily redeemable preferred stock, the fair value of derivative liabilities, the value of beneficial conversion features, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the unaudited condensed consolidated financial statements.

Segment Reporting

During the nine months ended September 30, 2020, the Company operated in one reportable business segment, which consisted of the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system. During the nine months ended September 30, 2021, the Company operated in two reportable business segments – (1) the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system, and (2) the sale and installation of window film solutions. The Company’s reportable segments were strategic business units that offered different products. They were managed separately based on the fundamental differences in their operations and locations.

Accounts Receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. Any goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets may have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships with a useful life of 5 years.

Revenue Recognition

We follow Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

The Company sells its products primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances. The warranty does not represent a separate performance obligation.

Revenues from fixed-price contracts for the distribution and installation of window film solutions are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. The asset, “cost and estimated earnings in excess of billings on uncompleted contract” represents revenues recognized in excess of amounts billed and has been included in cost and estimated earnings in excess of billings on uncompleted contracts on the accompanying unaudited condensed consolidated balance sheets. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

See Note 2 to our unaudited condensed consolidated financial statements, included on page F-9 of this filing, for a summary of significant accounting policies and recent accounting pronouncements.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative consolidated financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the years ended December 31, 2020 and 2019 included with this registration statement, and with the unaudited consolidated financial statements and the notes to those statements for the three and nine months ended September 30, 2021 and 2020, which are included in this registration statement. The results discussed below are for the years ended December 31, 2020 and 2019, and for three and nine months ended September 30, 2021 and 2020.

Comparison of Results of Operations for the Years ended December 31, 2020 and 2019

Sales

For the year ended December 31, 2020, sales amounted to $658,432 as compared to $602,636 for the year ended December 31, 2019, an increase of $55,796, or 9.3%. This increase was primarily attributable to an increase in C-Bond nanoshield solution sales of $97,737 and an increase in the sale of disinfection products of $250,208 in our new C-Bond Safety Solutions division, offset by a decrease in sales of C-Bond ballistic-resistant glass protection systems and C-Bond Secure window film solution of $275,160, and a decrease in installation and freight and delivery revenue of $16,989. The decrease in sales of C-Bond ballistic-resistant glass protection systems and C-Bond multi-purpose glass protection system was primarily due to a decrease in both domestic and international sales resulting from the shutdown of economies caused by COVID-19. These decreases were offset by the sale of disinfection products which consisted primarily of hand sanitizer and MB-10 Tablets and related products.

Cost of Goods Sold

Cost of goods sold is comprised primarily of inventory sold, packaging costs, and warranty costs.

For the year ended December 31, 2020, cost of sales amounted to $242,506, or 36.8% of sales, as compared to $121,967, or 20.2% of sales, for the year ended December 31, 2019, an increase of $120,539, or 98.8%. The increase in cost of sales was primarily due to an increase in cost of sales related to disinfection products offset by a decrease in sales of C-Bond ballistic-resistant glass protection systems and C-Bond Secure window film application solution.

Gross Profit

For the year ended December 31, 2020, gross profit amounted to $415,926, or 63.2% of sales, as compared to $480,669, or 79.8% of sales, for the year ended December 31, 2019, a decrease of $64,743, or 13.5%. This decrease in gross profits is primarily the result of the reduction in sales of C-Bond BRS sales and an implemented price decrease on C-Bond Secure window film application solution. Additionally, gross profit generated from the sale of disinfection products is lower than gross profits generated from the sale of BRS products.

Operating Expenses

For the year ended December 31, 2020, operating expenses amounted to $4,892,959 as compared to $6,839,281 for the year ended December 31, 2019, a decrease of $1,946,322, or 28.5%. For the years ended December 31, 2020 and 2019, operating expenses consisted of the following:

	Year ended December 31,
	2020	2019
Compensation and related benefits, including stock-based compensation charges	$3,741,051	$5,359,676
Research and development	16,627	31,057
Professional fees	546,979	986,445
General and administrative expenses	588,302	462,103
Total	$4,892,959	$6,839,281

Compensation and related benefits

For the year ended December 31, 2020, compensation and related benefits decreased by $1,618,625, or 30.2%, as compared to the year ended December 31, 2019. This decrease was primarily due to a decrease in stock-based compensation of $1,750,495, offset by an increase in executive compensation of $131,870. During the year ended December 31, 2020 and 2019, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $2,108,472 and $3,858,967, respectively, a decrease of $1,750,495.

Research and development

Research and development expenses consist primarily of contracted development services, third party testing laboratories, materials used and allocated overhead expenses. For the year ended December 31, 2020, research and development expense decreased by $14,430, or 46.5%, as compared to the year ended December 31, 2019. The decrease in research and development expense is primarily related to a decrease in use of contracted development services due a lack of working capital and business impacted by the COVID-19 global pandemic.

We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in the foreseeable future, if working capital is available.

Professional fees

For the year ended December 31, 2020, professional fees decreased by $439,466, or 44.6%, as compared to the year ended December 31, 2019. This decrease primarily related to a decrease in legal fees of $86,923 and a decrease in consulting fees of $438,855, offset by an increase in investor relations fees of $111,297. During the year ended December 31, 2020 and 2019, stock-based professional fees amounted to $132,892 and $355,393, respectively, a decrease of $222,501.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sale and marketing, delivery and freight, travel and entertainment, and other office expenses.  For the year ended December 31, 2020, general and administrative expenses increased by $126,199, or 27.3%, as compared to the year ended December 31, 2019. This increase was primarily attributable to an increase in bad debt expense of $201,488 offset by a decrease in travel of $74,119. We expect our general and administrative expenses to increase due to the anticipated growth of our business.

Loss from Operations

For the year ended December 31, 2020, loss from operations decreased by $1,881,579, or 29.6%, as compared to the year ended December 31, 2019.

Other Income (Expenses), net

For the year ended December 31, 2020, other income, net amounted to $42,590 as compared to other expenses, net of $(882,128) for the year ended December 31, 2019, a positive change of $924,718, or 104.8%. This change was due to a decrease in derivative expense of $479,436 attributable to the recording of or extinguishment of derivative liabilities related to convertible debt and due to the recording of a gain from debt extinguishment which increased over the 2019 period by $846,814 related to the conversion of convertible debt and the settlement of accounts payable, offset by an increase in interest expense of $408,106 related to the amortization of debt discount, an increase in interest-bearing debt, and an increase in interest expense related to accretion of debt discount related to Series A preferred shares.

Net Loss

For the year ended December 31, 2020, net loss amounted to $4,434,443, or $(0.03) per common share (basic and diluted), as compared to $7,240,740, or $(0.08) per common share (basic and diluted), for the year ended December 31, 2019, a decrease of $2,806,297. The decrease in net loss was primarily attributable to a decrease in operating expenses and a decrease in other expenses as discussed above.

Results of Operations for the Three and Nine Months Ended September 30, 2021 and 2020:

Sales

For the three months ended September 30, 2021, sales amounted to $674,518 as compared to $252,940 for the three months ended September 30, 2020, an increase of $421,578, or 166.7%. The increase was primarily attributable to the acquisition of 80% of Mobile Tint, LLC on July 22, 2021 which generated sales of $593,640 from acquisition date (July 22, 2021) to September 30, 2021. This increase was offset by a decrease in sales of C-Bond nanoShield solution sales of $21,055, a decrease in sales of C-Bond ballistic resistant glass protection systems and C-Bond Secure window film application solution of $29,652, a decrease in sale of C-Bond installation and other services of $3,514, a decrease in disinfectant product sales of $116,851, a decrease in freight and delivery revenue of $990.

For the nine months ended September 30, 2021, sales amounted to $963,838 as compared to $356,770 for the nine months ended September, 2020, an increase of $607,068, or 170.2%. The increase was primarily attributable to the acquisition of 80% of Mobile Tint, LLC on July 22, 2021 which generated sales of $593,640 from acquisition date (July 22, 2021) to September 30, 2021, an increase in C-Bond nanoShield solution sales of $68,989, an increase in sales of C-Bond ballistic resistant glass protection systems and C-Bond Secure window film application solution of $68,457, and an increase in sale of installation and other services of $7,250, offset by a decrease in disinfectant product of $127,858 and a decrease in freight and delivery revenue of $3,410. The increase in sales of C-Bond ballistic resistant glass protection systems and C-Bond Secure window film application solution was primarily due to an increase in both domestic sales resulting from the gradual reopening of economies from COVID-19 restrictions and sales efforts

Cost of Goods Sold

In connection with our C-Bond Solutions segment, cost of goods sold is comprised primarily of cost of raw materials and finished inventory sold, packaging costs, and warranty costs. In connection with our Mobile Tint segment, cost of goods sold is comprised primarily of cost of raw materials such as film, labor, subcontractor costs and supplies.

For the three months ended September 30, 2021, cost of sales amounted to $248,607 as compared to $65,638 for the three months ended September 30, 2020, an increase of $182,969, or 278.7%. For the nine months ended September 30, 2021, cost of sales amounted to $304,158 as compared to $106,307 for the nine months ended September 30, 2020, an increase of $197,851, or 186.1%. The increase in cost of sales was primarily attributable to the acquisition of 80% of Mobile Tint, LLC on July 22, 2021 which generated cost of sales of $229,060 from acquisition date (July 22, 2021) to September 30, 2021. This increase was offset by a decrease in cost of sales of C-Bond nanoShield solution, C-Bond ballistic resistant glass protection systems and C-Bond Secure window film application solution and disinfectant products due to a decrease in sales.

Gross Profit

For the three months ended September 30, 2021, gross profit amounted to $425,911, or 63.1% of sales, as compared to $187,302, or 74.0% of sales, for the three months ended September 30, 2020, an increase of $238,609, or 127.4%. For the nine months ended September 30, 2021, gross profit amounted to $659,680, or 68.4% of sales, as compared to $250,463, or 70.2% of sales, for the nine months ended September 30, 2020, an increase of $409,217, or 163.4%. This increase in gross profits is primarily attributable to the acquisition of 80% of Mobile Tint, LLC on July 22, 2021 which generated gross profit of $355,405, or 59.9% from acquisition date (July 22, 2021) to September 30, 2021. This increase was offset by a decrease in gross profits from the decrease in the sales of C-Bond nanoShield solution, C-Bond ballistic resistant glass protection systems and C-Bond Secure window film application solution and a decrease in sales of disinfectant products. Generally, we recognize a higher gross profit percentage on the sale of C-bond nanoShield and C-bond ballistic resistant glass protections systems than we do on the sale of disinfection products and from Mobile Tint installations and services.

Operating Expenses

For the three months ended September 30, 2021, operating expenses amounted to $886,788 as compared to $852,760 for the three months ended September 30, 2021, an increase of $34,028, or 4.0%. For the nine months ended September 30, 2021, operating expenses amounted to $6,587,784 as compared to $2,932,868 for the nine months ended September 30, 2021, an increase of $3,654,916, or 124.6%. For the three and nine months ended September 30, 2021 and 2020, operating expenses consisted of the following:

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Compensation and related benefits, including stock-based compensation charges	$464,230	$628,701	$5,395,161	$2,234,525
Research and development	-	9,868	(2,404)	14,597
Professional fees	260,447	117,065	777,393	404,145
General and administrative expenses	162,111	97,126	417,634	279,601
Total	$886,788	$852,760	$6,587,784	$2,932,868

Compensation and Related Benefits

●	For the three months ended September 30, 2021, compensation and related benefits decreased by $164,471, or 26.2%, as compared to the three months ended September 30, 2020. This decrease was primarily due to a decrease in stock-based compensation of $183,394 and a decrease in compensation to employees during the three months ended September 30, 2021 of $73,209 related to a decrease in executive and sales personnel, offset by an increase in compensation related to the acquisition of Mobile of $92,132. During the three months ended September 30, 2021 and 2020, stock-based compensation related to the accretion of stock-option expense amounted to $0 and $193,410, respectively, and other stock-based compensation amounted to $89,254 and $79,238, respectively, an aggregate decrease of $183,394.

●	For the nine months ended September 30, 2021, compensation and related benefits increased by $3,160,636, or 141.4%, as compared to the nine months ended September 30, 2020. This increase was primarily due to an increase in stock-based compensation of $3,100,076 and an increase in compensation and related benefits of $92,132 from the acquisition of Mobile offset by a decrease in compensation employees during the nine months ended September 30, 2021 of $31,572. During the nine months ended September, 2021 and 2020, stock-based compensation related to the accretion of stock-option expense amounted to $0 and $576,025, respectively, and other stock-based compensation amounted to $4,042,926 and $366,825, respectively, an aggregate increase of $3,283,470. On January 18, 2021, the Board of Directors of the Company agreed to satisfy $295,000 of accrued compensation owed to its executive officers and former executive officer (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 295 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded non-cash stock-based compensation of $3,778,810 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock.

Research and Development

Research and development expenses (recovery) consist primarily of contracted development services, third party testing laboratories, materials used and allocated overhead expenses.

●

For the three months ended September 30, 2021, research and development expense decreased by $9,868, or 100.0%, as compared to the three months ended September 30, 2020. The decrease in research and development expense is primarily related to a receipt of a refund of previous research and development costs of $3,250 and a decrease in use of contracted development services due a lack of working capital and business impacted by the COVID-19 global pandemic.

●	For the nine months ended September 30, 2021, research and development expense decreased by $17,001, or 116.5%, as compared to the nine months ended September 30, 2020. The decrease in research and development expense is primarily related to a receipt of a refund of previous research and development costs of $3,250 and a decrease in use of contracted development services due a lack of working capital and business impacted by the COVID-19 global pandemic.

We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in the foreseeable future, if working capital is available.

Professional Fees

●	For the three months ended September 30, 2021, professional fees increased by $143,382, or 122.5%, as compared to the three months ended September 30, 2020. This increase primarily related to an increase in legal fees of $23,911, an increase in accounting fees of $14,898, an increase in consulting fee of $98,325 and an increase in investor relations fees of $6,318, offset by a decrease in other professional fees of $70.

●	For the nine months ended September 30, 2021, professional fees increased by $373,248, or 92.4%, as compared to the nine months ended September 30, 2020. This increase primarily related to an increase in legal fees of $85,033, an increase in accounting fees of $12,338, an increase in consulting fee of $307,775, offset by a decrease in investor relations fees of $23,417 and a decrease in other professional fees of $8,481.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sale and marketing, delivery and freight, travel and entertainment, and other office expenses.

●	For the three months ended September 30, 2021, general and administrative expenses increased by $64,985, or 66.9%, as compared to the three months ended September 30, 2020. This increase was primarily attributable to the acquisition of 80% of Mobile that incurred general and administrative expenses of $76,886, offset by a decrease in bad debt expense incurred of $19,400.

●	For the nine months ended September 30, 2021, general and administrative expenses increased by $138,033, or 49.4%, as compared to the nine months ended September 30, 2020. This increase was primarily attributable to the acquisition of 80% of Mobile that incurred general and administrative expenses of $76,886, an increase in bad debt expense incurred of $15,600, and an increase in other general and administrative expenses of $45,547.

Loss from Operations

For the three months ended September 30, 2021, loss from operations decreased by $204,581, or 30.7%, as compared to the three months ended September 30, 2020 resulting from changes discussed above.

For the nine months ended September 30, 2021, loss from operations increased by $3,245,699, or 121.0%, as compared to the nine months ended September 30, 2020 resulting from changes discussed above.

Other Income (Expenses), net

For the three months ended September 30, 2021, other (expense) income, net amounted to $(29,900) as compared to $1,145,854 for the three months ended September 30, 2020, a change of $1,175,754, or 102.6%. This change was due to a decrease in derivative income of $653,405 attributable to the recording of derivative liabilities related to convertible debt during the 2020 period, a decrease in interest expense of $245,066 related to a decrease in the amortization of debt discount and a decrease in interest-bearing debt, and a decrease in gain on debt extinguishment of $767,415 which was recorded in the 2020 period.

For the nine months ended September 30, 2021, other (expense) income, net amounted to $(5,671) as compared $62,653 for the nine months ended September 30, 2020, a change of $68,324, or 109.0%. This change was due to a decrease in derivative expense of $90,623 attributable to the recording of derivative liabilities related to convertible debt during the 2020 period, and a decrease in interest expense of $659,098 related to a decrease in the amortization of debt discount and a decrease in interest-bearing debt, offset by a decrease in gain on debt extinguishment of $877,823 which was recorded in the 2020 period. Additionally, during the 2021 period, we recognized other income of $67,778 related to receipt of insurance proceeds for storm damage, as compared to $8,000 in other income during the 2020 period.

Net Loss

Due to factors discussed above, for the three months ended September 30, 2021 and 2020, net (loss) income amounted to $(490,777) and $480,396, respectively. For the three months ended September 30, 2021, net loss attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series B and C preferred stock of $1,521,736 and the deduction of net income attributable to noncontrolling interests of $34,151, amounted to $(2,046,664), or $(0.01) per basic and diluted common share. For the three months ended September 30, 2020, net income attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series B and C preferred stock of $2,795, amounted to $477,601, or $0.00 per basic and diluted common share.

For the nine months ended September 30, 2021 and 2020, net loss amounted to $5,933,775 and $2,619,752, respectively. For the nine months ended September 30, 2021, net loss attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series B and C preferred stock of $4,388,790 and the deduction of net income attributable to noncontrolling interests of $34,151, amounted to $10,356,716, or $(0.04) per basic and diluted common share. For the nine months ended September 30, 2020, net loss attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series B and C preferred stock of $2,795, amounted to $2,622,547, or $(0.02) per basic and diluted common share.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $368,337 and $323,407 as of September 30, 2021 and December 31, 2020, respectively.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, research and development expense, and general and administrative expenses. We have received funds from the sales of products and from various financing activities such as from the sale of our common shares, from the sale of preferred shares, and from debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	Research and development fees;

●	Addition of administrative and sales personnel as the business grows, and

●	The cost of being a public company;

●	Marketing expense for building brand;

●	Capital requirements for production capacity.

●	Working capital requirements to support acquired companies.

Since inception, we have raised proceeds from the sale of common shares and preferred shares, and from debt to fund our operations and research and development initiatives.

On February 24, 2021, we entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 2,500 shares of the Company’s Series C Convertible Preferred Stock for $250,000, or $100.00 per share, the stated value, which were used from working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, we immediately recorded a non-cash deemed dividend of $2,845,238 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock.

On May 10, 2021, we entered into a Loan and Security Agreement (the “Loan Agreement”) and a Secured Promissory Note (the “Note”) in the amount of $500,000 with a lender, who is a beneficial owner of the Company. The Note shall accrue interest at 8% per annum, compounded annually, and all outstanding principal and accrued interest is due and payable of May 10, 2023. Our obligations under the Loan Agreement and the Note are secured by a second priority security interest in substantially all of the Company’s assets (the “Collateral”). The Loan Agreement and Note contain customary representations, warranties and covenants, including certain restrictions on our ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral. Upon the occurrence of an Event of Default under the Loan Agreement and Note, all amounts then outstanding (including principal and interest) shall bear interest at the rate of 18% per annum, compounded annually until the Event of Default is cured. On September 30, 2021 and December 31, 2020, principal amount due under this Note amounted to $500,000 and $0, respectively.

On August 25, 2021, we entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 3,000 shares of the Company’s Series C Convertible Preferred Stock for $300,000, or $100.00 per share, the stated value, which was used for working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $1,509,523 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

On October 15, 2021, we entered into a Securities Purchase Agreement (the “SPA”) with Mercer Street Global Opportunity Fund, LLC (the “Investor”), pursuant to which the Company received net proceeds of $680,000, which is net of original issue discounts of $75,000, placement fees of $60,000, and legal fees of $10,000, in exchange for the issuance of a 10% Original Issue Discount Senior Convertible Promissory Note (the “Initial Note”) in the principal amount of $825,000, and a five-year warrant (the “Initial Warrant”) to purchase, in the aggregate, shares of the Company’s common stock at an exercise price of $0.05 per share in an amount equal to 50% of the conversion shares to be issued. The transactions contemplated under the SPA closed on October 18, 2021. Pursuant to the SPA, the Investor has agreed to purchase an additional $825,000 10% Original Issue Discount Senior Convertible Promissory Note (the “Second Note,” and together with the Initial Note, the “Notes”), and a five-year warrant (the “Second Warrant,” and together with the Initial Warrant, the “Warrants”) to purchase, in the aggregate, shares of the Company’s common stock at an exercise price of $0.05 per share from the Company in an amount equal to 50% of the conversion shares to be issued upon the same terms as the Initial Note and Initial Warrant (subject to there being no event of default under the Initial Note or other customary closing conditions), within three trading days of a registration statement registering the shares of the Company’s common stock issuable under the Notes (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”) being declared effective by the SEC. The Notes mature 12 months after issuance, bear interest at a rate of 4% per annum, and are initially convertible into the Company’s common stock at a fixed conversion price of $0.025 per share, subject to adjustment for stock splits, stock combinations, dilutive issuances, and similar events, as described in the Notes.

The Notes may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Notes may be prepaid in an amount equal to 110% of the principal amount plus accrued interest. From day 181 through the day immediately preceding the maturity date, the Notes may be prepaid in an amount equal to 120% of the principal amount plus accrued interest.

The Notes and Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

In connection with the SPA, the Company entered into a Registration Rights Agreement dated October 15, 2021 (the “Registration Rights Agreement”), with the Investor pursuant to which it is obligated to file a registration statement with the SEC within 45 days after the date of the agreement to register the resale by the Investor of the conversion shares and warrant shares, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed.

Upon the occurrence of an event of default under the Notes, the Investor has the right to be prepaid at 125% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum.

The Company has also granted the Investor a 12-month (or until the Notes are no longer outstanding) right to participate in specified future financings, up to a level of 30%.

Additional cash liquidity is generated from product sales. However, to date, we are not profitable, and we cannot provide any assurances that we will be profitable. We believe that our existing cash and cash equivalents will not be sufficient to fund our current operating plans.

Cash Flows

The following table shows a summary of our cash flows for the years ended December 2020 and 2019.

	Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(1,783,027)	$(1,313,711)
Net cash provided by investing activities	$-	$-
Net cash provided by financing activities	$2,029,223	$1,262,355
Net increase (decrease) in cash	$246,196	$(51,356)
Cash - beginning of the year	$77,211	$128,567
Cash - end of the year	$323,407	$77,211

The following table shows a summary of our cash flows for the nine months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,
	2021	2020
Net cash used in operating activities	$(1,288,675)	$(1,132,842)
Net cash provided by investing activities	288,902	-
Net cash provided by financing activities	1,044,703	1,229,223
Net increase in cash	44,930	96,381
Cash - beginning of the period	323,407	77,211
Cash - end of the period	$368,337	$173,592

For the Years Ended December 31, 2020 and 2019

Net Cash Used in Operating Activities

Net cash flow used in operating activities was $1,783,027 for the year ended December 31, 2020 as compared to net cash flow used in operating activities of $1,313,711 for the year ended December 31, 2019, an increase of $469,316.

Net cash flow used in operating activities for the year ended December 31, 2020 primarily reflected a net loss of $4,434,443, which was then adjusted for the add-back (deduction) of non-cash items primarily consisting of depreciation and amortization of $14,093, stock-based compensation expense of $2,108,472, stock-based professional fees of $132,892, non-cash interest expense related to a put premium on convertible debt of $47,405, derivative expense of $90,623, accretion of preferred share stated value to interest expense of $52,400, bad debt expense of $202,480, non-cash gain on debt extinguishment of $(877,823), and the amortization of debt discount to interest expense of $424,001, and changes in operating assets and liabilities consisting primarily of an increase in accounts payable of $139,300, an increase in accrued expenses of $96,022, and an increase in accrued compensation of $417,308, offset by an increase in accounts receivable of $130,188, an increase in inventory of $62,380.

Net cash flow used in operating activities for the year ended December 31, 2019 primarily reflected a net loss of $7,240,740, which was then adjusted for the add-back of non-cash items primarily consisting of depreciation and amortization of $24,629, stock-based compensation expense of $3,858,967, stock-based professional fees of $355,393, non-cash interest expense related to a put premium on convertible debt and preferred stock of $88,620, a non-cash gain on extinguishment of debt of $31,009, derivative expense of $570,059, and the amortization of debt discount to interest expense of $160,542, and changes in operating assets and liabilities consisting primarily of an increase in accounts receivable of $61,662, an increase in accounts payable of $239,605, an increase in accrued expenses of $89,266, and an increase in accrued compensation of $635,477.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,029,223 for the year ended December 31, 2020 as compared to $1,262,355 for the year ended December 31, 2019.

During the year ended December 31, 2020, we received net proceeds from the sale of common stock of $821,000, proceeds from the sale of Series A preferred shares of $120,000, proceeds from convertible notes payable of $100,000, proceeds from the sale of Series C preferred shares of $1,330,000, and proceeds from a note payable of $156,200, offset by the repayment of convertible notes payable of $393,215 and the redemption of Series A preferred shares of $104,762.

During the year ended December 31, 2019, we received net proceeds from the sale of common stock of $780,000, proceeds from the collection of subscriptions receivable related to the exercise of stock options of $19,185, proceeds from the sale of Series A preferred shares of $127,000, proceeds from a note payable of $25,000, and proceeds from convertible notes payable of $574,250, offset by the repayment of notes payable of $25,000 and the repayment of convertible debt of $238,080.

For the Nine Months Ended September 30, 2021 and 2020

Net Cash Provided by Operating Activities

Net cash flow used in operating activities was $1,288,675 for the nine months ended September 30, 2021 as compared to net cash flow used in operating activities of $1,132,842 for the nine months ended September 30, 2020, an increase of $155,833.

Net cash flow used in operating activities for the nine months ended September 30, 2021 primarily reflected a net loss of $5,933,775, which was then adjusted for the add-back (deduction) of non-cash items primarily consisting of depreciation and amortization of $33,878, stock-based compensation expense of $4,042,926, stock-based professional fees of $359,829, and bad debt expense of $35,000 and changes in operating assets and liabilities consisting primarily of an increase in accounts receivable of $234,445, an increase in inventory of $24,814, an increase in accounts payable of $155,241, an increase in accrued expenses of $83,231, an increase in accrued compensation of $317,001, and a decrease in customer deposits of $110,000.

Net cash flow used in operating activities for the nine months ended September 30, 2020 primarily reflected a net loss of $2,619,752, which was then adjusted for the add-back (deduction) of non-cash items primarily consisting of depreciation and amortization of $11,141, stock-based compensation expense of $942,850, stock-based professional fees of $69,917, non-cash interest expense related to a put premium on convertible debt of $47,405, derivative expense of $90,623, accretion of preferred share stated value to interest expense of $52,400, bad debt expense of $19,400, non-cash gain on debt extinguishment of $(877,823), and the amortization of debt discount to interest expense of $424,001, and changes in operating assets and liabilities consisting primarily of a decrease in accounts receivable of $60,079, an increase in accounts payable of $55,721, an increase in accrued expenses of $88,771, and an increase in accrued compensation of $518,736, offset by an increase in inventory of $27,985.

Net Cash Provided by Investing Activities:

During the nine months ended September 30, 2021, we received proceeds of $288,902 in connection with the acquisition of Mobile Tint, LLC. We did not have cash flows from investing activities during the 2020 period.

Net Cash Provided by Financing Activities:

Net cash provided by financing activities was $1,044,703 for the nine months ended September 30, 2021 as compared to $1,229,223 for the nine months ended September 30, 2020.

During the nine months ended September 30, 2021, we received net proceeds from the sale of Series C preferred stock of $550,000 and net proceeds from a loan of $500,000. These proceeds were offset by the repayment of notes payable of $5,297.

During the nine months ended September 30, 2020, we received net proceeds from the sale of common stock of $721,000, proceeds from the sale of Series A preferred shares of $120,000, proceeds from convertible notes payable of $100,000, proceeds from the sale of Series C preferred shares of $630,000, and proceeds from note payable of $156,200, offset by the repayment of convertible notes payable of $393,215 and the redemption of Series A preferred shares of $104,762.

Funding Requirements

We expect the primary use of capital to continue to be salaries, third party outside research and testing services, product and research supplies, legal and regulatory expenses and general overhead costs including sales and marketing.

Additional uses of capital will include additional headcount, tools and equipment, capacity expansion and operational control software. We believe current cash and cash equivalents will not be sufficient to meet anticipated cash requirements. Additional capital will be required to further research new product verticals and enhancements to current product offerings based on customer requirements.

As of September 30, 2021, we determined that there was substantial doubt about our ability to maintain operations as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. We will seek to raise capital through additional debt and/or equity financings to fund operations in the future. Although we have historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the near future, management expects that the company will need to curtail its operations. Our unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially because of a number of factors. We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect. Our capital requirements are difficult to forecast. Please see the section titled “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC on April 14, 2021 for additional risks associated with our capital requirements.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings, debt financing, collaborative research and licensing agreements. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2021, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5 + years
Notes payable	$1,145,916	$604,560	$541,356	$-	$-
Interest on notes payable	284,431	260,102	24,329	-	-
Operating lease gross base rent	367,060	109,460	134,400	123,200	-
Total	$1,797,407	$974,122	$700,085	$123,200	$-

We enter into agreements in the normal course of business with contracted research and testing organization, product distribution and material vendors which are payable or cancelable at any time with 30-day prior written approval.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

MANAGEMENT

The following table sets forth certain information regarding our current directors and executive officers:

Name	Age	Position
Scott R. Silverman	57	Chief Executive Officer, Chairman of the Board and Director
Allison Tomek	46	President and Director
Barry M. Edelstein	57	Director
Michael Wanke	57	President, Safety Solutions Group

Scott R. Silverman has been the Chairman of the Board and a director of the Company since June 1, 2018. Mr. Silverman has served as Chief Executive Officer of C-Bond Systems, LLC since December 2017.  From 2003 to 2011, Mr. Silverman served as Executive Chairman of VeriChip Corporation which completed an initial public offering on the NASDAQ in 2007 raising more than $30 million. VeriChip Corporation subsequently sold to Stanley Works in 2008.  From 2011 to 2016, Mr. Silverman founded and served as Chairman and Chief Executive Officer of Veriteq Corporation, a leader in RFID technology for medical devices which went public in 2013 and was subsequently sold to a leading breast implant manufacturer. Mr. Silverman is a graduate from the University of Pennsylvania and Villanova University School of Law. We believe that Mr. Silverman’s knowledge of our company, industry and business makes him well-suited to serve on the board of directors.

Allison Tomek has served as Vice President of Corporate Communications and Corporate Secretary since April 2018, and as President and Director since March 8, 2021. She was previously Senior Vice President Investor Relations at PositiveID Corporation from 2007 to 2018, as well as Vice President of Investor Relations at VeriTeQ from 2011 to 2015. She served as the director of investor relations and corporate communications at Andrx Corporation at the time of its acquisition by Watson Pharmaceuticals in 2006 for $1.9 billion. She is a former two-time President of the National Investor Relations Institute, South Florida chapter. She holds a B.S. in News/Editorial from the School of Journalism and Mass Communication at the University of Colorado, Boulder. We believe that Ms. Tomek’s knowledge of our company, regulations, and business makes her well-suited to serve on the board of directors.

Barry M. Edelstein has been a director on the Board of the Company since June 1, 2018. Since June 2008, Mr. Edelstein has served as a Managing Partner of Structured Growth Capital, Inc., which provides monetization financing to non-investment grade entities.  Since January 2002, Mr. Edelstein has also served as President and CEO of ScentSational Technologies, LLC, a leader in developing, patenting and licensing Olfaction Packaging technologies to food, beverage and other consumer products companies. Mr. Edelstein has a JD from the Widener University School of Law and a Bachelor of Science in Business Administration, Marketing from Drexel University’s LeBow College of Business.  Mr. Edelstein brings a wealth of operational and financial experience to our board as well as a deep knowledge of the packaging industry.

Michael Wanke was appointed President of the Company’s Safety Solutions Group in July 2021 and has over 30 years of experience in the window film installation industry. As President of A1 Glass Coating, he has overseen thousands of projects in the safety/security, solar, and decorative film sectors, and Mr. Wanke worked on several developmental groups with Eastman Performance Films and Eastman Technical Services to help develop new sales processes for the automotive film sector and new products in the commercial film sectors, and he won numerous awards for Regional Dealer for Eastman Performance Films in 2012, 2016, and 2019, as well as National Dealer in 2013.

Terms of Office

All directors will hold office until the next annual meeting of stockholders or until their successors have been elected and qualified or appointed, unless sooner displaced.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

EXECUTIVE COMPENSATION

The following summarizes the compensation earned by our executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) in fiscal years ending December 31, 2020 and 2019.

This section also discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Our named executive officers for the years ended December 31, 2020 and 2019, which consists of our Chief Executive Officer and one other most highly compensated executive officer were serving as its executive officers as of December 31, 2020 and 2019, are as follows:

●	Scott R. Silverman – Chief Executive Officer;

●	Vince Pugliese – Chief Operating Officer, President, Interim Chief Financial Officer and Treasurer through his resignation date of March 8, 2021.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)			Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)

Scott R. Silverman	2020	370,562	(3)	(5)	247,585	829,143	-	1,207	1,448,497
Chief Executive Officer, Interim Chief Financial Officer and Treasurer	2019	360,250	(3)	(4)	201,121	150,000	-	-	711,371

Vince Pugliese (7)	2020	260,000	(3)		125,865	80,000	-	-	465,865
Former Chief Operating Officer, President, Interim Chief Financial Officer and Treasurer	2019	230,000	(3)(6)		128,394	125,000	-	-	483,394

(1)	Cash bonuses were earned by Messrs. Silverman and Pugliese in 2020 and 2019 based on a bonus approved by the Board of Directors in May 2020 and January 2019, respectively, and based on a percentage of capital raises, in accordance with Mr. Silverman’s employment agreement, and partly awarded with the remaining accrued and unpaid/deferred.
(2)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to our financial statements under “Note 9 – Shareholders’ Deficit”. Additionally, in 2020, Mr. Silverman’s stock awards include non-cash compensation of $749,143 related to the conversion of accrued compensation to convertible Series B preferred shares. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the issue date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, during the year ended December 31, 2020, the Company immediately recorded non-cash stock-based compensation of $749,143 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock.
(3)	Includes accrued and unpaid deferred compensation.
(4)	In lieu of cash compensation, Mr. Silverman received 2,800,000 shares of restricted common stock for unpaid and deferred compensation of $120,000.
(5)	In lieu of cash compensation, Mr. Silverman received 228 shares of series B preferred shares for unpaid and deferred compensation and bonus of $227,547.
(6)	In lieu of cash compensation, Mr. Pugliese received 3,000,000 shares of restricted common stock for unpaid and deferred compensation of $130,000.
(7)	Mr. Pugliese resigned on March 8, 2021. The Company is reviewing the legal effect of his resignation on his compensation and restricted shares, as well as reviewing other legal issues regarding his fiduciary responsibility to the Company.

Elements of Executive Compensation

Base Salaries. Base salaries for the named executive officers during 2020 and 2019 was determined, subject in each case to their employment agreements, on the scope of each officer’s responsibilities along with his respective experience and contributions during the prior year. When reviewing base salaries, our board of directors took factors into account such as each officer’s experience and individual performance, company performance as a whole, and general industry conditions, but did not assign any specific weighting to any factor.

Equity Awards. Historically, our named executive officers participated in the Common Unit Option Plan prior to the Merger. Pursuant to the Merger Agreement, each option to purchase Common Units issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the conversion ratio of 3.233733. As a result, a total of 14,494,213 options were issued. On June 7, 2018, our Board of Directors and our stockholders approved the C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which became effective on August 2, 2018. The Company anticipates that future equity awards will be made pursuant to the 2018 Plan.

Bonus. In accordance with Mr. Silverman’s employment agreement, Mr. Silverman and Mr. Pugliese were paid bonuses based on a percentage of capital raises, which includes accrued and unpaid deferred bonus. Additionally, in May 2020, the board of directors approved a bonus to Mr. Silverman and Mr. Pugliese of $150,000 and $105,000, respectively, and in January 2019, the board of directors approved a bonus to Mr. Silverman and Mr. Pugliese of $150,000 and $105,000, respectively.

Other Benefits. On June 30, 2020, we amended the employment agreement of Mr. Silverman to include an allowance of up to $10,000 per year to cover uncovered medical/dental expenses for Mr. Silverman and his family. Currently, we do not offer any additional benefit packages to other employees.

Employment Agreements with Executive Officers

We entered into employment agreements with each of our named executive officers. Mr. Silverman’s was entered into prior to the Merger and will continue in effect.

Employment Agreement with Allison Tomek

On March 8, 2021, the Board of Directors promoted Allison Tomek, previously the Vice President of Corporate Communications and Corporate Secretary, to the position of President and a member of the Company’s Board, effective immediately. In connection with her appointment. Ms. Tomek’s annual base salary increased to $180,000, effective immediately. Ms. Tomek and the Company were party to an employment agreement dated March 6, 2018, in her capacity as Vice President of Corporate Communications, and the Company plans to enter into an employment agreement with Ms. Tomek in the near future.

Employment Agreement with Scott R. Silverman

We entered into an employment agreement with Mr. Silverman on October 18, 2017, pursuant to which he serves as our Chief Executive Officer for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into such agreement, Mr. Silverman will receive one half of the base salary on a monthly basis with the other one half being deferred. As such financing has been raised, Mr. Silverman was entitled to receive the deferred portion of his compensation and his base salary paid in full.

●	When the first $500,000 of equity investments is raised by the Company after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

●	Annual cash performance bonus opportunity as determined by the Board.

●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per share. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.85 per common share contingent upon the achievement of certain performance objectives.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full, and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus.

Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant. On June 30, 2020, the Company amended the employment agreement of Mr. Silverman to provide for successive one-year extensions until either the executive or the Board of Directors of the Company gives notice to terminate the employment agreement per its terms. This employment agreement amendment also includes an allowance of up to $10,000 per year to cover uncovered medical/dental expenses for Mr. Silverman and his family.

Employment Agreement with Mike Wanke

On July 21, 2021, the Company entered into the Employment Agreement with Mr. Wanke, the President of Mobile, to serve as the President of C-Bond’s Safety Solutions Group. Under the three-year Employment Agreement, Mr. Wanke will receive a base salary of $240,000 per year, which may be increased from time to time with the approval of the board of directors. In addition, Mr. Wanke may receive an annual bonus as determined by the board of directors. It is understood that although Mr. Wanke’s base salary will be paid by Mobile, 50% of the base salary will be allocated to the expenses of Mobile, and the other 50% of the base salary will be allocated to the expenses of the Company. The term of this Agreement (the “Initial Term”) shall begin as of July 21, 2021 (the “Effective Date”) and shall end on the earlier of (i) the third anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with the Employment Agreement. This Initial Term and any Renewal Term (as defined below) shall automatically be extended for one or more additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Executive provide notice to the other Party of their desire to not so renew the Initial Term or Renewal Term (as applicable) at least thirty (30) days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable. All unvested shares of stock and stock options shall expire upon such termination, if any. The Executive shall be eligible for an annual bonus payment in an amount to be determined by the Board of Directors of the Company (the “Bonus”). The Bonus shall be determined and payable based on the achievement of certain performance objectives of the Company as established by the Board and communicated to and agreed to by the Executive in writing as soon as practicable after commencement of the year in respect of which the Bonus is paid. The Bonus, if earned, is payable in cash and/or restricted stock at the discretion of the Board. It is understood between the Parties that the target bonus for each year shall be up to 50% of the Base Salary. For additional details, please see Executive Employment Agreement dated July 21, 2021 between Company and M. Wanke dated July 21, 2021 and filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed July 20, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the named executive officers as of December 31, 2020:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(1)	Option Expiration Date
Scott R. Silverman	3,000,000	(2)	-	0	$0.31	10/18/2027
Vince Pugliese	1,299,998	(2)	-	0	$0.31	12/23/2026

(1)	This reflects the converted exercise price of such options.

(2)	These shares are fully vested.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott R. Silverman (1)	6,970,120	$766,713	6,970,120	$766,713
Vince Pugliese (2)	6,058,433	$666,428	6,058,433	$666,428

*	The market value of shares of stock is computed by multiplying the closing market price of our stock at the end of the last completed fiscal year of $0.11 by the number of shares of stock set forth to the left of such figure.

(1)	6,970,120 shares vest on May 1, 2022

(2)	6,058,433 shares vested on May 1, 2021

C-Bond Systems, Inc. 2018 Long-Term Incentive Plan

On June 7, 2018, our Board of Directors and our stockholders approved the C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which became effective on August 2, 2018. The purposes of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee Directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company.

Summary of the Plan

Administration

The 2018 Plan will be administered by a committee designated by the Board of Directors (the “Committee”) or, in the absence of the Committee or in the case of awards issued to non-employee Directors, the 2018 Plan will be administered by the Board of Directors (as applicable, the “Administrator”). The Administrator also has full and exclusive power and authority to administer the 2018 Plan.  In administering awards under our 2018 Plan, the Administrator, has the power, subject to the terms of the 2018 Plan, to determine the terms of the awards granted under our 2018 Plan, including any applicable exercise or grant price, the number of shares subject to each award and the exercisability of the awards.  The Administrator also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2018 Plan.

On a calendar year basis, the Board of Directors may, by resolution, delegate to the Chief Executive Officer of the Company the limited authority to grant awards under the 2018 Plan during such calendar year to designated classes of employees, who are not officers of the Company or any affiliate and subject to the provisions of Section 16 of the Exchange Act, and to service providers.

Types of Awards

Under our 2018 Plan, the Administrator may grant:

●	options to acquire our Common Stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of our Common Stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of our Common Stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of our shares of Common Stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of our Common Stock and may be paid in cash or in shares of our Common Stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s Common Stock, and which may involve the transfer of actual shares of the Company’s Common Stock or payment in cash or otherwise of amounts based on the value of shares of our Common Stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

Shares Authorized for Issuance

The aggregate number of shares of Common Stock that may be issued under the 2018 Plan and number of shares of our Common Stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares.

Term

The Board may alter, amend, or terminate our 2018 Plan and the Administrator may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect in any material way any award previously granted, without the written consent of the holder. Our 2018 Plan was adopted on June 7, 2018, became effective on August 2, 2018, and will continue indefinitely until it is terminated by the Board as provided in the 2018 Plan. However, as required by the Internal Revenue Code, no incentive stock option awards may be granted under our 2018 Plan on or after the tenth anniversary of the date the plan was adopted by the Board, unless our 2018 Plan is subsequently amended, with the approval of stockholders, to extend the period for granting such awards.

Director Compensation

Our non-executive board members receive $5,000 in cash compensation each quarter, with committee chairs receiving an additional $2,500 per quarter. Each non-executive board member also received 500,000 shares of restricted stock in October 2019 and 2020 for their service on the board.

The following table sets forth compensation paid, earned or awarded during 2020 to each of our directors, other than Scott Silverman and Vince Pugliese, whose compensation is described able in “Summary Compensation Table”.

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Barry M. Edelstein	30,000	112,000	-	142,000
Scott V. Thomsen (2)	20,000	79,143	-	99,143

(1)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to our financial statements under “Note 9 – Shareholders’ Deficit”. In April 2020, Mr. Edelstein and Mr. Thomsen received 500,000 shares of restricted stock each. Additionally, Mr. Edelstein’s and Mr. Thomsen’s stock awards amount includes non-cash compensation of $92,000 and $59,143, respectively, related to the conversion of accrued compensation to convertible Series B preferred shares. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the issue date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, during the year ended December 31, 2020, the Company immediately recorded non-cash stock-based compensation of $92,000 and $59,143 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock, respectively.
(2)	Mr. Thomsen resigned on January 22, 2021.

Directors are also entitled to the protection provided by the indemnification provisions in our articles of incorporation, as amended, and our amended and restated bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of December 2, 2021, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of December 2, 2021, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 280,716,632 shares of our common stock outstanding as of December 2, 2021, the implied conversion of 722 shares of our Series B Preferred Stock and related accrued dividends as of December 2, 2021 into 87,234,232 shares of common stock, and the implied conversion of 12,500 shares of our Series C Preferred Stock and related accrued dividends as of December 2, 2021 into 160,753,083 shares of common stock for total shares outstanding of 528,703,947. Shares of common stock that a person has the right to acquire within 60 days of December 2, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. As a result of the Company’s issuance of 722 shares of Series B Preferred Stock, which carries majority voting rights of 50 votes of Common Stock to every 1 share of Series B Preferred Stock, to named executive officers and directors, they have the rights to 3,639,776,436 votes, of a total of 6,290,509,397 votes. The percentage of voting rights in the table below assumes that all Series B shares held by directors and named officers are voted in any instance requiring shareholder vote. Unless otherwise noted below, the address of the persons listed on the table is c/o C-Bond Systems, Inc., 6035 South Loop East, Houston, TX 77033.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Shares	Percent of Voting Rights
Named Executive Officers and Directors:
Scott Silverman (2)	71,161,778	20.8%	46.6%
Barry M. Edelstein (4)	6,502,185	2.3%	4.2%
Mike Wanke (6)	28,021,016	10.0%	0.5%
Allison Tomek (5)	13,319,863	4.6%	6.6%
All directors and executive officers as a group (4 persons) (7)	119,004,842	37.7%	57.9%

Greater Than 5% Stockholders:
Jeff Badders (1)	180,064,537	40.8%	2.9%
Vince Pugliese (3)	26,196,354	8.8%	12.3%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Includes (i) 19,311,454 common shares and (ii) 12,500 shares of Series C Preferred Stock, which may convert into 160,753,083 shares of Common Stock. Mr. Badders’ address is 4002 North Street, Nacogdoches, TX 75965

(2)	Includes (i) 9,770,120 shares outstanding pursuant to restricted stock awards; (ii) 458 shares of Series B Preferred Stock, which may convert into 58,391,658 shares of Common Stock; and (iii) 3,000,000 shares issuable upon the exercise of stock options within 60 days of December 2, 2021, and those already vested.

(3)	Includes (i) 517,397 shares held by Mr. Pugliese; (ii) 9,058,433 shares outstanding pursuant to restricted stock awards; (iii) 120 shares of Series B Preferred Stock, which may convert into 15,320,526 shares of Common Stock; and (iv) 1,299,998 shares issuable upon the exercise of stock options within 60 days of December 2, 2021, and those already vested.

(4)	Includes (i) 1,250,000 shares outstanding pursuant to restricted stock awards; and (ii) 41 shares of Series B Preferred Stock, which may convert into 5,252,185 shares of Common Stock.

(5)	Includes (i)5,050,000 shares outstanding pursuant to restricted stock awards; and (ii) 65 shares of Series B Preferred Stock, which may convert into 8,269,863 shares of Common Stock.

(6)	Includes 28,021,016 common shares.

(7)	Includes (i) 44,091,136 shares held pursuant to restricted stock awards and common shares issued; (iii) 564 shares of Series B Preferred Stock, which may convert into 71,913,706 shares of Common Stock; and (iv) 3,000,000 shares issuable upon exercise of stock options within 60 days of December 2, 2021, and those that have vested.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2020 information regarding our common stock that may be issued under the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Columns (a)) (c) (1)
Equity compensation plans approved by security holders	8,445,698	$0.40	9,403,232
Equity compensation plans not approved by security holders	-	-	-
Total	8,445,698	$0.40	9,403,232

*	The table above includes 8,445,698 options that were issued pursuant to the Merger Agreement (adjusted for forfeitures and exercises since the issuance), by converting each option to purchase Common Units issued and outstanding immediately prior to the closing of the Merger into an option to purchase an equivalent number of shares of our common stock.

(1)	Represents shares available under the C-Bond Systems, Inc. 2018 Long-Term Incentive Plan, under which the Company can issue options, stock appreciation rights, restricted stock awards, restricted stock units and other types of stock-based awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Bohemian Companies, LLC and BOCO Investments, LLC are two companies under common control. Mr. Klemsz, our President prior to the Merger, has been the Chief Investment Officer of BOCO Investments, LLC since March 2007. On November 14, 2018, the Company also entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC. Subject to and in accordance with the terms and conditions of the Loan Agreement and the Note, BOCO Investments, LLC agreed to lend to the Company up to $400,000 (the “Maximum Loan Amount”) against the issuance and delivery by the Company of the Note for use as working capital and to assist in inventory acquisition. As of December 31, 2018, BOCO Investments, LLC loaned us $400,000 and may loan additional amounts to the Company at any time and from time to time through November 14, 2020, up to an aggregate amount not to exceed the Maximum Loan Amount. The Company must repay all principal, interest and other amounts outstanding on or before November 14, 2020. The Company’s obligations under the Loan Agreement and the Note are secured by a first-priority security interest in substantially all of the Company’s assets (the “Collateral”). The outstanding principal advanced to Company pursuant to the Loan Agreement bears interest at the rate of 12% per annum, compounded annually. The Loan Agreement and Note contain customary representations, warranties and covenants, including covenants requiring the Company to maintain certain inventory and accounts receivable amounts, certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral. Commencing March 31, 2019 and at all times thereafter through the remainder of the commitment period and for so long thereafter as there is any amount still due and owing under the Note, the Company must maintain an accounts receivable balances plus inventory such that the outstanding principal borrowed by Company under the Loan Agreement and Note is less than or equal to 85% of accounts receivable plus 50% of inventory, all as measured at the same point in time. Commencing on January 10, 2019 and on or before the l0th day of each month thereafter, the Company shall pay BOCO Investments, LLC all interest accrued on outstanding principal under the Loan Agreement and Notes as of the end of the month then concluded. As of December 2018 and currently, the Company is in default of certain requirements under the Loan Agreement, including not meeting the requirement regarding minimum asset amount as defined therein. Upon the occurrence of such event of defaults, the Lender may, at its option and in accordance with the Loan Agreement, declare all obligations immediately due and payable, however, as of the date of this Report, the Lender has not made any such declaration.

Bruce Rich served as the Chief Executive Officer of C-Bond Systems, LLC until December 18, 2017, for which he earned a total salary of $364,907 in fiscal 2017. On January 2, 2018, we converted the accrued compensation and other amounts owed to Bruce Rich totaling $392,577 into 12,694,893 common shares. Through December 2019, Mr. Rich held 3,000,000 stock options for an exercise price of $0.03 that were fully vested. On December 21, 2019, we issued 3,000,000 common shares upon the exercise of these 3,000,000 stock options. In connection with this option exercise, we reduced accrued compensation by $90,000 due pursuant to the following consulting agreement. We entered into a consulting agreement with Bruce Rich on January 1, 2018, pursuant to which Mr. Rich agreed to consult as and when requested by C-Bond Systems, LLC, for the later of a period of three years or until the aggregate cash payments total $300,000. As consideration for these services, Mr. Rich is entitled to a monthly fee equal to half of the base salary paid to Mr. Silverman, subject to a minimum of $8,333.33. Neither party may terminate this agreement prior to the end of the term. Pursuant to this consulting agreement, Mr. Rich will be subject to a confidentiality covenant, a three-year non-competition covenant and a three-year non-solicitation covenant.

Due from Related Party

On September 30, 2021 and December 31, 2020, the Company has an amount due from the Company’s chief executive officer of $29,705 and $5,526, respectively, related to the overpayment of accrued compensation. The balance due is included in due from related party on the accompanying condensed consolidated balance sheets.

Sales and Accounts Receivable – Related Party

During the nine months ended September 30, 2021, the Company recognized sales of $1,200 to a company partially owned by officers of the Company. On September 30, 2021, accounts receivable from this related party company amounted to $1,200.

For information regarding the number of restricted shares of stock issued to, or options held by the Company’s executive officers, and directors, or an affiliate or immediate family member thereof, see “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation.”

Our board of directors intends to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our third amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our third amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

On June 30, 2020 we filed Articles of Amendment to decrease the authorized shares of common stock from 5,000,000,000 to 4,998,000,000 and to authorize 2,000,000 shares of Preferred Stock. Accordingly, our authorized capital stock consists of (i) 4,998,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 2,000,000 shares of preferred stock, par value $0.10 per share (“Preferred Stock”). As of December 2, 2021, we had 280,716,632 shares of the registrant’s common stock, par value $0.001 per share, issued and outstanding and 722 Series B and 18,800 Series C shares of Preferred Stock issued and outstanding.

As of December 2, 2021, there were 204 holders of record of our Common Stock.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our third amended and restated articles of incorporation, as amended, or bylaws, or as required by applicable provisions of the Colorado Corporations and Associations Act (the “CCA”) or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is made up of a minimum of 1 and a maximum of 5 directors, each of which will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Preferred Stock

Series B Preferred Stock

On December 12, 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock (the “Series B”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series B, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series B ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series B has a stated value per share of $1,000, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

The Series B is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series B, subject to a ten-day notice (to allow holder conversion). A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

The Series B is convertible into common stock at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the two years preceding or subsequent two years following the Issuance Date, subject to adjustment as otherwise provided in the Certificate of Designations (the “Conversion Price”).

In the event of a conversion of any Series B, the Company shall issue to the holder a number of shares of common stock equal to the sum of the Stated Value plus accrued but unpaid dividends multiplied by the number of shares of Series B Preferred Stock being converted divided by the Conversion Price.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series B but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series B, the holders of Series B will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B equal to the Liquidation Value.

The Series B has voting rights per Series B Share equal to the Liquidation Value per share, divided by the Conversion Price, multiplied by fifty (50). Subject to applicable Colorado law, the holders of Series B will have functional voting control in situations requiring shareholder vote.

The Series B Preferred Stock vests on May 1, 2022.

These Series B preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series B preferred stock agreements, Series B preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series B preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series B preferred stock is classified as temporary equity.

The Company concluded that the Series B Preferred Stock represented an equity host and, therefore, the redemption feature of the Series B Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series B Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series B Preferred Stock were not considered an embedded derivative that required bifurcation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date.

On January 18, 2021, the Board of Directors of the Company agreed to satisfy $295,000 of accrued compensation owed to its executive officers and former executive officer (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 295 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded non-cash stock-based compensation of $3,778,810 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock.

During the nine months ended September 30, 2021, the Company accrued a dividend payable of $10,525 which was included in preferred stock dividends on the accompanying unaudited condensed consolidated statements of shareholders’ deficit.

As of September 30, 2021, the net Series B Preferred Stock balance was $734,971 which includes stated liquidation value of $721,970 and accrued dividends payable of $13,001. As of December 31, 2020, the net Series B Preferred Stock balance was $429,446 which includes stated liquidation value of $426,970 and accrued dividends payable of $2,476.

Series C Preferred Stock

On August 20, 2020, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series C Convertible Preferred Stock (the “Series C”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series C, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series C ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series C has a stated value per share of $100, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

The Company has no option to redeem the Series C Preferred Stock. If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event as defined below, each of which has been approved by the holders of a majority of the shares of Series C Preferred Stock then outstanding, the Company will redeem all of the shares of Series C Preferred Stock outstanding immediately prior to such mandatory redemption event at a price per share of Series C Preferred Stock equal to the aggregate Series C Liquidation Value, which is 150% of the sum of the Stated Value plus accrued and unpaid dividends, for the shares of Series C Preferred Stock being redeemed.

The Company will deliver ten-day advance written notice prior to the consummation of any mandatory redemption event via email or overnight courier (“Notice of Mandatory Redemption”) to each Holder whose shares are to be redeemed. The Series C is subject to redemption at liquidation Value noted above by the Company. Upon receipt by any Holder of a Notice of Mandatory Redemption, if Holder does not choose to convert, such Holder will promptly submit to the Company such Holder’s Series C Preferred Stock certificates on the Redemption Payment Date. Upon receipt of such Holder’s Series C Preferred Stock certificates, the Company will pay the applicable redemption price to such Holder in cash. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company. Since the Company has determined that a deemed liquidation event is not probable, the Series C is stated at the Stated Value plus accrued and unpaid dividends rather than redemption value, which is liquidation value.

The Series C is convertible at the option of a holder at any time following the issuance date. In the event of a conversion of any Series C Preferred Stock, the Company shall issue to such Holder a number of Conversion Shares equal to (x) the sum of (1) the Stated Value per share of Series C Preferred Stock plus (2) any accrued but unpaid dividends thereon multiplied by (y) the number of shares of Series C Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (z) the Conversion Price with respect to such Series C Preferred Stock. Conversion Price means a price per share of the common stock equal to the lowest daily volume weighted average price of the common stock for any trading day during the two years preceding the date of delivery of the conversion notice, subject to adjustment as otherwise provided in the Series C Certificate of Designation.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series C but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series C, the holders of Series C will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series C equal to the Liquidation Value.

On April 28, 2021, the Company filed an Amended and Restated Certificate of Designations of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (the “Amended Certificate”). The Amended Certificate changes the voting rights of the Series C Preferred Stock on any matters requiring shareholder approval or any matters on which the common shareholders are permitted to vote. Series C Preferred Stock shall have no right to vote on any matters requiring shareholder approval or any matters on which the common shareholders (or other preferred stock of the Company which may vote with the common shareholders) are permitted to vote. With respect to any voting rights of the Series C Preferred Stock set forth herein, the Series C Preferred Stock shall vote as a class, each share of Series C Preferred Stock shall have one vote on any such matter, and any such approval may be given via a written consent in lieu of a meeting of the Holders of the Series C Preferred Stock. Any reference herein to a determination, decision or election being made by the “Majority Holders” shall mean the determination, decision or election as made by Holders holding a majority of the issued and outstanding shares of Series C Preferred Stock at such time. It also adjusts the conversion feature of the Series C Preferred Stock so that any Holder of Series C Preferred Stock cannot convert any portion of the Series C in excess of that number of Series C Preferred Stock that upon conversion would result in beneficial ownership by the Holder of more than 4.99% of the outstanding shares of common stock of the Company.

These Series C preferred stock issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the holder, were evaluated to determine whether temporary or permanent equity classification on the condensed consolidated balance sheet was appropriate. As per the terms of the Series C preferred stock agreements, Series C preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series C preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series C preferred stock is classified as temporary equity.

The Company concluded that the Series C Preferred Stock represented an equity host and, therefore, the redemption feature of the Series C Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series C Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series C Preferred Stock were not considered an embedded derivative that required bifurcation.

On February 24, 2021, the Company entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 2,500 shares of the Company’s Series C Convertible Preferred Stock for $250,000, or $100.00 per share, the stated value, which was used for working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $2,845,238 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

On August 25, 2021, the Company entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 3,000 shares of the Company’s Series C Convertible Preferred Stock for $300,000, or $100.00 per share, the stated value, which was used for working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $1,509,523 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

During the nine months ended September 30, 2021, the Company accrued a dividend payable of $23,504 which was included in preferred stock dividends on the accompanying unaudited condensed consolidated statement of shareholders’ deficit. As of September 30, 2021, the net Series C Preferred Stock balance was $1,909,535 which includes stated liquidation value of $1,880,000 and accrued dividends payable of $29,535. As of December 31, 2020, the net Series C Preferred Stock balance was $1,336,031 which includes stated value of $1,330,000 and accrued dividends payable of $6,031.

Common Stock

Sale of Common Stock

In connection with a subscription agreement dated April 23, 2019, during the year ended December 31, 2019, the Company received cash proceeds of $300,000 from an investor for the purchase of 2,000,000 shares of the Company’s common stock at $0.15 per share.

In connection with subscription agreements, during the year ended December 31, 2019, the Company received cash proceeds of $480,000 from investors for the purchase of 10,750,000 shares of the Company’s common stock at prices ranging from $0.04 to $0.05 per share.

In connection with subscription agreements dated January 13, 2020 and February 18, 2020, the Company received cash proceeds of $280,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.04 per share.

In connection with subscription agreements dated May 8, 2020, the Company received cash proceeds of $161,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.023 per share.

In connection with subscription agreements dated July 2, 2020, the Company received cash proceeds of $280,000 from investors for the purchase of 21,538,462 shares of the Company’s common stock at $0.013 per share.

In connection with a subscription agreement dated December 31, 2020, the Company received cash proceeds of $100,000 from an investor for the purchase of 1,851,852 shares of the Company’s common stock at $0.054 per share.

Issuance of Common Shares for Services

Issuance of common shares for professional fees

On March 12, 2019, the Company entered into a consulting agreement for advisory services to be rendered. In connection with this consulting agreement, the Company issued 485,060 restricted vested common shares of the Company to a consultant for services to be rendered. These shares were valued at $82,460, or $0.17 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, during the year ended December 31, 2019, the Company recorded stock-based professional fees of $82,460.

On March 14, 2019, the Company entered into an Advisory Board Agreement and a related Restricted Stock Award Agreement with an advisor (the “Advisor”) to act as a member of the Company’s advisory board. The Advisory Board Agreement has a term of one year and will renew automatically unless terminated by either party. In connection with this advisory agreement, the Company issued 200,000 restricted common shares of the Company to the Advisor under its 2018 Long Term Incentive Plan. These shares will vest on the first anniversary date of the Restricted Stock Award Agreement. If the Advisor’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. These shares were valued at $32,000, or $0.16 per common share, based on quoted closing price on the date of grant. In connection with this Advisory Board Agreement, during the years ended December 31, 2020 and 2019, the Company recorded stock-based professional fees of $6,667 and $25,333, respectively.

On May 20, 2019, the Company entered into a six-month consulting agreement with an individual for business development services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $47,000, or $0.094 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, the Company recorded stock-based professional fees of $47,000.

On October 1, 2019, the Company entered into a one-month Digital Marketing and Social Media Exposure Agreement (the “Marketing Agreement”) with a third-party entity. Pursuant to the Marketing Agreement, the Company issued 350,000 common shares of the Company which were valued at $15,400, or $0.044 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $15,400.

On November 19, 2019, the Company issued 510,000 common shares of the Company for consulting services rendered. These shares were valued at $25,500, or $0.05 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $25,500.

On February 20, 2020 and effective March 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 1,250,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $50,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $50,000.

On March 31, 2020 and effective April 1, 2020, the Company entered into two one-year advisory board agreements with two individuals for services to be rendered on the Company’s medical advisory board. In connection with these advisory board agreements, the Company issued an aggregate of 500,000 restricted common shares of the Company to these advisory board members. These shares vest on April 1, 2021. These shares were valued at $20,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, accretion of stock-based consulting fees amounted to $15,000 and the remaining stock-based consulting fees of $5,000 shall be accreted over the remaining vesting period.

On July 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $6,500, or $0.013 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,500.

On October 1, 2020, the Company entered into a patent expense reimbursement agreement. In connection with this agreement, the Company issued 25,000 restricted common shares of the Company to this entity. These shares were valued at $275, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this agreement, the Company recorded research and development expense of $275.

On October 6, 2020, the Company entered into a settlement agreement related to the termination of a previous investor relations agreement. In connection with this settlement agreement, the Company issued 1,275,000 restricted common shares of the Company to this consultant. These shares were valued at $10,200, or $0.008 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this settlement agreement, the Company recorded stock-based consulting fees of $10,200.

On October 7, 2020, the Company entered into a six-month consulting agreement for investor relations services to be rendered. In connection with this consulting agreement, the Company issued 9,000,000 restricted common shares of the Company to this consultant. These shares were valued at $76,500, or $0.0085 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $38,250 and as of December 31, 2020, recorded prepaid expenses of $38.250 which will be amortized into stock-based consulting fees over the remaining term of the agreement.

On October 9, 2020, the Company issued 500,000 shares of its common stock for strategic consulting services to be rendered. These shares were valued at $6,000, or $0.012 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,000 since there was no defined term of the agreement.

On January 6, 2021, the Company issued 100,000 shares of its common stock for business development services rendered. These shares were valued at $10,000, or $0.10 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $10,000.

On February 1, 2021, the Company issued an aggregate of 700,000 shares of its common stock for business development, advisory and consulting services rendered and to be rendered. These shares were valued at $54,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date and will be amortized into stock-based consulting fees over the term of the agreement or vesting period ranging from immediately to one year. In connection with the issuance of these shares, during the nine months ended September 30, 2021, the Company recorded stock-based professional fees of $41,600 and prepaid expenses of $13,000 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 0.75 years.

On March 8, 2021, the Company issued an aggregate of 750,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $49,500, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $49,500.

On April 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $135,000, or $0.054 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $135,000.

On June 3, 2021, the Company issued 200,000 shares of its common stock for technology services rendered. These shares were valued at $6,000, or $0.03 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $6,000.

On July 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $72,500, or $0.029 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $72,500.

On August 23, 2021, the Company issued 500,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $19,000, or $0.038 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $1,979 and prepaid expenses of $17,021 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 1.00 year.

Issuance of common shares for stock-based compensation

On July 29, 2019, the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 10,500,000 common shares of the Company which were valued at $525,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2020. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

In November 2019, the Company entered into restricted stock award agreements with two employees. Pursuant to these restricted stock award agreements, the Company agreed to grant restricted stock awards for an aggregate of 1,300,000 common shares of the Company which were valued at $65,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

On April 1, 2020, the Company entered into an employment agreement with an accounting manager. Pursuant to this employment agreement, the Company agreed to grant a restricted stock award of 200,000 common shares of the Company which will vest on May 1, 2021. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $8,000, or $0.04 per common share, based on contemporaneous common share sales. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

On April 28, 2020, the Company entered into restricted stock award agreements (the “April 2020 Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the April 2020 Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 6,750,000 common shares of the Company which were valued at $270,000, or $0.04 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

On February 1, 2021, the Company issued 200,000 shares of its common stock to an individual who agreed to act as the Company’s national sales manager for services to be rendered. These shares were valued at $15,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17, 2021, this individual resigned, and these shares have been forfeited.

On March 8, 2021, the Company granted restricted stock awards for an aggregate of 2,500,000 common shares of the Company to an employee and an officer of the Company for services to be rendered. which were valued at $165,000, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17,2021, this individual resigned, and these shares have been forfeited.

On July 22, 2021, pursuant to the Share Exchange Agreement and Plan of Reorganization (See Note 3), the Company issued 976,500 shares of its common stock to employees of Mobile Tint LLC as a bonus. These shares were valued at $24,413, or $0.025 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based compensation of $24,413.

On September 17, 2021, the Company granted a restricted stock award for 1,000,000 common shares of the Company to an employee for services to be rendered through May 1, 2022 which were valued at $30,600, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest on May 1, 2022. In connection with these shares, the Company shall record stock-based compensation over the vesting period.

Issuance of Common Shares for Accrued Compensation

On March 19, 2021, the Company issued 944,767 shares of its common stock pursuant to the terms of a Notice of Separation and General Release Agreement. These shares were valued at $55,741, or $0.059 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company reduced accrued compensation by $40,625 and recorded stock-based compensation of $15,116.

The following table summarizes activity related to non-vested shares:

	Number of Non-vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2020	23,826,926	$0.16
Granted	6,194,767	0.07
Forfeited	(700,000)	(0.07)
Shares vested	(15,051,573)	(0.15)
Non-vested, September 30, 2021	14,270,120	$0.14

Issuance of Common Stock Pursuant to Share Exchange Agreement

On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Member Units (see Note 3). The Mobile Member Units were exchanged for restricted shares of the Company’s common stock, in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. In connection with the Exchange Agreement, the Company issued 28,021,016 shares of its common stock. These shares were valued at $694,921, or $0.0248 based on the quoted closing price of the Company’s common stock on the measurement date.

Shares Issued for Accounts Payable

On January 13, 2020, the Company issued 151,456 common shares upon conversion of accounts payable of $6,058, or $0.04 per common share, based on contemporaneous common share sales by the Company.

On May 4, 2021, the Company issued 3,801,224 common shares upon conversion of accounts payable of $117,838, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date.

Common Stock Issued for Debt Conversion

On August 15, 2019, the Company issued 295,567 shares of its common stock upon the partial conversion of a convertible note principal balance of $12,000 at the contractual conversion price (see Note 6).

During the year ended December 31, 2020 and nine months ended September 30, 2020, the Company issued 37,171,800 shares of its common stock upon the conversion of convertible notes with bifurcated embedded conversion option derivatives including principal of $152,285, accrued interest of $36,244, and fees of $2,500. The conversion price was based on contractual terms of the related debt. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $297,919 which is associated with the different between the fair market value of the shares issued upon conversion of $450,204 and the conversion price and is equal to the fair value of the additional shares of common stock transferred upon conversion.

Common stock issued for conversion of Series A preferred shares

During the year ended December 31, 2020 and nine months ended September 30, 2020, the Company issued 16,132,701 shares its common stock upon the conversion of 211,200 shares of Series A preferred with a stated redemption value of $211,200 and related accrued dividends payable of $4,224. The conversion price was based on contractual terms of the related Series A preferred shares. Upon conversion, the Company reclassified put premium of $49,543 to paid-in capital.

Common shares issued for deferred compensation

On July 12, 2019, the Company’s Chief Executive Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. On July 18, 2019, the Company’s President and Chief Operating Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. The fair market value of these shares of $0.04 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

On July 18, 2019, two employees of the Company elected to convert an aggregate of $24,000 of deferred compensation owed to them into 600,000 shares of the Company’s common stock at $0.04 per share, the fair market value of these shares based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

On July 29, 2019, the Company’s Chief Executive Officer, elected to convert $40,000 of deferred compensation owed to him into 800,000 shares of the Company’s common stock at $0.05 per share. On July 29, 2019, the Company’s President and Chief Operating Officer, elected to convert $50,000 of deferred compensation owed to him into 1,000,000 shares of the Company’s common stock at $0.05 per share. The fair market value of these shares of $0.05 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2021.

On April 17, 2020, the Company issued 203,125 common shares upon conversion of an accrued deferred compensation liability of $16,250, or $0.08 per share. The shares issued were value at a per share price of $0.055, which was based on quoted closing price on the date of grant and the gain was not material.

On December 18, 2020, the Company issued an aggregate of 547,945 shares upon conversion of an accrued deferred compensation liability of $8,000. The fair market value of these shares of $12,603, $0.023 per share, was based on quoted closing price on the date of grant. Since the deferred compensation amount converted of $8,000 was lower than fair value of shares issued, the Company recorded additional stock-based compensation of $4,603.

Stock Options

On December 21, 2019, the Company issued 3,000,000 common shares upon the exercise of 3,000,000 stock options. In connection with this option exercise, the Company reduced accrued compensation by $90,000.

For the nine months ended September 30, 2021 and 2020, the Company recorded $0 and $576,025 of compensation expense related to stock options, respectively. Total unrecognized compensation expense related to unvested stock options on September 30, 2021 amounted to $0.

Stock option activities for the nine months ended September 30, 2021 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2020	8,445,698	$0.40	5.10	$48,000
Granted	-	-	-	-
Forfeited	-	-	-	-
Balance Outstanding, September 30, 2021	8,445,698	$0.40	4.33	$2,160
Exercisable, September 30, 2021	8,445,698	$0.40	4.33	$2,160

Warrants

On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

Warrant activities for the nine months ended September 30, 2021 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2020	2,050,000	$0.05	3.66	$137,000
Exercised	(1,050,000)	0.01	-	-
Cancelled	-	-	-	-
Balance Outstanding September 30, 2021	1,000,000	$0.09	2.80	$0
Exercisable, September 30, 2021	1,000,000	$0.09	2.80	$0

2018 Long-Term Incentive Plan

On June 7, 2018, a majority of the Company’s shareholders and its board approved the adoption of a 2018 Long-Term Incentive Plan (the “2018 Plan”). The purpose of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company. The Plan was adopted on June 7, 2018 and effective on August 2, 2018. Under the 2018 Plan, the Plan Administrator may grant:

●	options to acquire the Company’s common stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of the Company’s common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of the Company’s outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of the Company’s common stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of the Company’s shares of common stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of the Company’s common stock and may be paid in cash or in shares of the Company’s common stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, and which may involve the transfer of actual shares of the Company’s common stock or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

The aggregate number of shares of common stock and number of shares of the Company’s common stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares, of which 11,445,698 shares have been issued or granted under incentive stock options and 29,451,070 shares of restricted stock have been issued as of September 30, 2021. All shares underlying grants are expected to be issued from the Company’s unissued authorized shares available.

Warrants

The table set forth below sets forth all outstanding warrants for purchase of the Company’s common stock as of September 30, 2021 and does not include warrants held by the Selling Securityholders pursuant to the Convertible Note. See “Recent Developments” above for more information.

Date	Number of Shares	Strike Price	Expiration
3/13/2019	200,000	$0.18	3/13/2024
6/13/2019	400,000	$0.08	6/13/2024
9/13/2019	200,000	$0.05	9/13/2024
12/13/2019	200,000	$0.07	12/13/2024
Total	1,000,000

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further our ability to declare dividends may be limited by restrictive covenants we have agreed to, or may agree to.

Certain Anti-Takeover Effects of Unissued Common and Preferred Stock

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our Bylaws provide that a special meeting of the Stockholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of Stockholders of record holding in the aggregate twenty per cent (20%) or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President.

Our Transfer Agent

The transfer agent for our Common Stock is Equiniti Trust Company. We have agreed to indemnify Equinity Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time of up to 66,000,000 shares of our Common Stock issuable to Mercer Street Global Opportunity Fund, LLC (“Selling Securityholders”) upon the conversion of the outstanding principal amount and accrued interest thereon of certain convertible promissory notes (“Convertible Notes”) held by the selling securityholders named in this prospectus or their permitted transferees (“Selling Securityholders”), which entitle them to convert into Common Stock at the conversion rate of $0.025 per share.

In addition, this prospectus relates to the offer and sale from time to time of up to 33,000,000 shares of Common Stock upon the exercise of certain warrants (“Warrants”) held by Selling Securityholders, which were issued in connection with the issuance of the Convertible Notes, which entitle them to purchase Common Stock (i) at an exercise price of $0.05 per share.

We are registering the resale of 99,000,000 shares of our Common Stock issuable to the Selling Securityholders upon conversion of the Convertible Notes and/or exercise of the Warrants.

The Selling Securityholders will sell the shares offered by this prospectus at prices from $0.025 to $0.05 per share (and, within such range, will determine at what price they may sell the shares) until the Company’s shares of Common Stock are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. The Selling Securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock underlying the Convertible Notes and Warrants and all the shares of Common Stock registered for resale covered by this prospectus.

The issuance by the Company of 66,000,000 shares of Common Stock underlying the Convertible Notes, which entitle the holder to convert the principal and interest under the Convertible Notes at a price of $0.025 per share; and the issuance by the Company of 33,000,000 shares of Common Stock underlying the Warrants, which entitles the holder to purchase one share of our Common Stock at an exercise price of (a) $0.05 per share are being registered by the registration statement of which this prospectus forms a part pursuant to registration rights granted to the Selling Securityholders in connection with the issuances of such Convertible Notes and Warrants. See the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

The following table provides, as of December 2, 2021, information regarding the beneficial ownership of our Common Stock, Warrants and Convertible Notes held by each Selling Securityholder, the securities that may be sold by each Selling Securityholder under this prospectus and the number and percentage of securities that each Selling Securityholder will beneficially own after this offering. Applicable percentages are based 66,000,000 shares of Common Stock underlying the Convertible Notes and 33,000,000 shares of Common Stock underlying the Warrants as of December 2, 2021.

The Selling Securityholders are not making any representation that any shares of Common Stock covered by this prospectus will be offered for sale. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

See the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering				Maximum Number of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering
Name of Selling Securityholder	Number (1)		Percent (2)		Pursuant to this Prospectus (3)	Number		Percent (2)
Mercer Street Global Opportunity Fund, LLC (4) (5)	0	(4)(5)	0	%(4)(5)	99,000,000	0	(4)(5)	0	%(4)(5)

(1)	The amounts and percentages of Common Stock beneficially owned are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)	Based on 280,716,632 shares of common stock issued and outstanding.

(3)	The shares of Common Stock shown in this column includes shares of Common Stock that are offered for resale by the Selling Securityholders.

(4)	The number of shares of Common Stock beneficially owned by Mercer Street Global Opportunity Fund, LLC (“Mercer”) includes (a) 66,000,000 shares of Common Stock, representing shares issued in connection with the release of Convertible Notes and (b) 33,000,000 shares of our Common Stock issuable upon exercise of the Warrants held by Mercer, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Mercer is the record and beneficial owner of the securities set forth in the table. The table above does not reflect the amount of shares that would be beneficially owned if Mercer were to convert or exercise its securities as of the date of this prospectus or sixty days therefrom. As noted, the ownership is limited to 4.99%. The address of Mercer is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(5)	Mercer also owns 6,300 shares of the Company’s Series C Convertible Preferred Stock (“Series C”). The table above does not reflect Mercer’s ownership of Series C which was acquired as of November 30, 2021. No shares of Series C have been converted into Common Stock. The Series C is subject to certain beneficial ownership limitations, which provide that the holder of the Series C will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Series C converts at a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the two years preceding or two years following the issuance date, subject to adjustment as otherwise provided in the Certificate of Designations.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of up to 66,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) of C-Bond Systems, Inc., a Colorado corporation (“we,” “us,” “our,” or the “Company”) issuable to Mercer Street Global Opportunity Fund, LLC (“Selling Securityholders”) upon the conversion of the outstanding principal amount and accrued interest thereon of certain convertible promissory notes (“Convertible Notes”) held by the selling securityholders named in this prospectus or their permitted transferees (“Selling Securityholders”), which entitle them to convert into Common Stock at the conversion rate of $0.025 per share.

In addition, this prospectus relates to the offer and sale from time to time of up to 33,000,000 shares of Common Stock upon the exercise of certain warrants (“Warrants”) held by Selling Securityholders, which were issued in connection with the issuance of the Convertible Notes, which entitle them to purchase Common Stock (i) at an exercise price of $0.05 per share.

We are registering the resale of 99,000,000 shares of our Common Stock issuable to the Selling Securityholders upon conversion of the Convertible Notes and/or exercise of the Warrants.

Each Selling Securityholder (the “Selling Securityholders”) of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will sell the shares offered by this prospectus at prices from $0.025 to $0.05 per share (and, within such range, will determine at what price they may sell the shares) until the Company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices.  A Selling Securityholder may use any one or more of the following methods when selling shares:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐	an exchange distribution in accordance with the rules of the applicable exchange;

☐	privately negotiated transactions;

☐	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

☐	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

☐	a combination of any such methods of sale; or

☐	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Securityholders are deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Securityholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Issuance of Common Stock Underlying Convertible Notes

Pursuant to the terms of the Convertible Notes, the shares of Common Stock issuable upon conversion of the Convertible Notes will be distributed to those note holders to the extent the principal amount and interest of the Convertible Notes is being converted under the Notice of Conversion submitted to the Company by holder.

The Convertible Notes convert into Common Stock at the conversion rate of $0.025 per share.

Issuance of Common Stock Underlying Warrants

Pursuant to the terms of the Warrants, the shares of Common Stock issuable upon exercise thereof will be distributed to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price through their brokers to our warrant agent, Equinity Trust Company.

With respect to the exercise of the Warrants, (i) the exercise price is $0.05 per share.

Resale of Common Stock by Selling Securityholders

We are registering the resale of 99,000,000 shares of our Common Stock issuable to the Selling Securityholders upon conversion of the Convertible Notes and/or exercise of the Warrants. We are registering Common Stock offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which such securities are traded or in private transactions. The Selling Securityholders will sell the shares offered by this prospectus at prices from $0.025 to $0.05 per share (and, within such range, will determine at what price they may sell the shares) until the Company’s shares of Common Stock are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

Sale of Restricted Shares

As of December 2, 2021, there were 280,716,632 shares of Common Stock issued and outstanding. Of the approximately 280,716,632 shares of our common stock outstanding as of December 2, 2021, approximately 120,398,624 shares are tradable without restriction. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our Common Stock is Equiniti Trust Company. The transfer agent and registrar’s address is at 275 Madison Avenue 34th Floor New York NY 10016. The transfer agent’s telephone 800-468-9716.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Common Stock and Warrants. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who hold the securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare contribution tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;

●	broker-dealers;

●	insurance companies;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	dealers or traders subject to a mark to market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, constructive sale, conversion or other integrated or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass through entities for U.S. federal income tax purposes; and

●	tax exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. tax law other than the U.S. federal income tax (such as gift, estate or Medicare contribution taxes) or except as discussed below, any tax reporting obligations of a holder of our securities. This discussion also assumes that any distribution made (or deemed made on our securities and any consideration received (or deemed received) by a holder from the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our transactions, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our Common Stock, such distributions generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. Upon a sale or other taxable disposition of our securities which, in general, would include a redemption of common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. holder’s particular facts and circumstances.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its securities so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the shares of Common Stock would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to the U.S. holders of such shares as described under “U.S. holders — Taxation of Distributions” above. For example, if the exercise price of the warrants is decreased as a result of certain taxable dividends paid to holders of the common stock (as contemplated by the terms of the warrant in certain circumstances), then the amount by which such exercise was decreased could be considered an increase in the warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the warrants. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	a non resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a security.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our securities, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our securities will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our securities from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our securities, and, beginning January 1, 2019, sales or other disposition proceeds from our securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner of the payment that is not a foreign financial institution (or that is a foreign financial institution entitled to a reduced rate of withholding tax with respect to such payment under an income tax treaty) generally may be entitled to a refund or credit of any amounts withheld by filing a U.S. federal income tax return and providing certain other information to the IRS (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statement of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, included in this registration statement and prospectus have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Colorado, our third amended and restated articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock registered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information relating to us and our common stock, reference is made to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract or document.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

OPINION

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:

C-Bond Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of C-Bond Systems, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a net loss and cash used in operations of $4,434,443 and $1,783,027 respectively, in 2020 and a working capital deficit, shareholders’ deficit and accumulated deficit of $1,414,268, $3,167,220 and $45,968,839 respectively, at December 31, 2020. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Existence and valuation of accounts receivable

As described in footnote 1 “Accounts receivable” and in footnote 3, to the consolidated financial statements, the Company’s consolidated accounts receivable balances, net of the related allowance for doubtful receivables, was $79,697 at December 31, 2020. Account receivable balances are evaluated by management for collectability periodically and at year end. The determination of the existence and valuation of these balances requires management to make significant estimates and assumptions related to the intent and ability of the debtor to pay the amounts due to the Company.

We identified the existence and valuation of accounts receivable as a critical audit matter. Auditing management’s judgments regarding the existence and the intent and ability of the debtor to pay the amounts due to the Company involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included (a) reviewing management’s process for developing an estimate of the allowance to be recorded, or reversal of some revenues and reviewing management’s analysis of the same, (b) sending an audit confirmation letter to a sample of debtors , (c) reviewing the relevant sale documents as evidence of a valid sale and related receivable and (d) reviewing and verifying the historical and subsequent collection history and the age of these receivables through the date of our procedures.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2017.

Boca Raton, Florida

April 14, 2021

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$323,407	$77,211
Accounts receivable, net	79,697	151,989
Inventory	77,200	14,820
Prepaid expenses and other current assets	50,723	18,577
Due from related party	5,526	-

Total Current Assets	536,553	262,597

OTHER ASSETS:
Property and equipment, net	18,683	32,776
Right of use asset, net	21,772	69,808
Security deposit	7,132	7,132

Total Other Assets	47,587	109,716

TOTAL ASSETS	$584,140	$372,313

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Notes payable - related party	$-	$400,000
Convertible notes payable, net	-	135,833
Note payable, current portion	521,138	-
Accounts payable	794,905	746,663
Accrued expenses	186,765	126,986
Accrued compensation	425,797	351,708
Lease liability	22,216	47,636
Derivative liability	-	890,410

Total Current Liabilities	1,950,821	2,699,236

LONG-TERM LIABILITIES:
Note payable, net of current portion	35,062	-
Lease liability, net of current portion	-	22,216
Mandatorily redeemable convertible Series A preferred stock; $0.10 par value, 0 and 800,000 shares designated at December 31, 2020 and 2019, respectively; 0 and 159,600 shares issued and outstanding at December 31, 2020 and 2019, respectively ($0 redemption and liquidation value at December 31, 2020)	-	159,798

Total Long-term Liabilities	35,062	182,014

Total Liabilities	1,985,883	2,881,250

Commitments and Contingencies (See Note 9)

Series B convertible preferred stock: $0.10 par value, 100,000 shares designated; 427 and 108 shares issued and outstanding at December 31, 2020 and 2019, respectively ($429,446 redemption and liquidation value at December 31, 2020)	429,446	108,000

Series C convertible preferred stock: $0.10 par value, 100,000 shares designated; 13,300 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively ($2,004,046 liquidation value at December 31, 2020)	1,336,031	-

SHAREHOLDERS’ DEFICIT:
Preferred stock: $0.10 par value, 2,000,000 shares authorized; 100,000 Series B and 100,000 Series C designated	-	-
Common stock: $0.001 par value, 4,998,000,000 shares authorized; 228,346,974 and 116,749,633 issued and outstanding at December 31, 2020 and 2019, respectively	228,347	116,750
Additional paid-in capital	42,573,272	37,266,328
Accumulated deficit	(45,968,839)	(40,000,015)

Total Shareholders’ Deficit	(3,167,220)	(2,616,937)

Total Liabilities and Shareholders’ Deficit	$584,140	$372,313

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2020	2019

SALES	$658,432	$602,636

COST OF SALES (excluding depreciation expense)	242,506	121,967

GROSS PROFIT	415,926	480,669

OPERATING EXPENSES:
Compensation and related benefits (including stock-based compensation of $2,108,472 and $3,858,967 for the years ended December 31, 2020 and 2019, respectively)	3,741,051	5,359,676
Research and development	16,627	31,057
Professional fees	546,979	986,445
General and administrative expenses	588,302	462,103

Total Operating Expenses	4,892,959	6,839,281

LOSS FROM OPERATIONS	(4,477,033)	(6,358,612)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment, net	877,823	31,009
Other income	6,574	-
Derivative expense	(90,623)	(570,059)
Interest expense	(751,184)	(343,078)

Total Other Income (Expenses)	42,590	(882,128)

NET LOSS	(4,434,443)	(7,240,740)

Preferred Stock Dividend and Deemed Dividend	(1,534,381)	-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,968,824)	$(7,240,740)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.03)	$(0.08)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	172,978,187	94,236,036

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders’
	# of Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2018	80,459,006	$80,459	$31,863,693	$(32,759,275)	$(815,123)

Shares issued for conversion of accrued compensation	6,400,000	6,400	267,600	-	274,000

Common shares issued for cash	12,750,000	12,750	767,250	-	780,000

Common shares issued for conversion of debt	295,567	296	11,704	-	12,000

Common shares issued for services	13,845,060	13,845	188,515	-	202,360

Issuance of warrants in connection with convertible debt	-	-	61,899	-	61,899

Stock option exercise compensation	-	-	7,500	-	7,500

Exercise of stock options for accrued compensation	3,000,000	3,000	87,000	-	90,000

Accretion of stock-based compensation and professional fees	-	-	2,068,368	-	2,068,368

Accretion of stock option and warrant expense	-	-	1,942,799	-	1,942,799

Net loss	-	-	-	(7,240,740)	(7,240,740)

Balance, December 31, 2019	116,749,633	116,750	37,266,328	(40,000,015)	(2,616,937)

Shares issued for conversion of accounts payable	151,456	151	5,907	-	6,058

Shares issued for conversion of accrued compensation	751,070	751	28,102	-	28,853

Beneficial conversion charge for issuance of Series B preferred shares for accrued compensation	-	-	1,048,143	-	1,048,143

Common shares issued for cash	37,390,314	37,390	783,610	-	821,000

Common shares issued for conversion of debt, accrued interest and fees	37,171,800	37,172	153,857	-	191,029

Common shares issued for services	20,000,000	20,000	129,475	-	149,475

Extinguishment loss related to conversion of debt	-	-	297,919	-	297,919

Common shares issued for conversion of Series A preferred shares and dividends	16,132,701	16,133	199,291	-	215,424

Issuance of warrants in connection with convertible debt	-	-	14,498	-	14,498

Reclassification of put premium to equity upon conversion of Series A preferred	-	-	49,543	-	49,543

Accretion of stock-based compensation	-	-	446,064	-	446,064

Accretion of stock-based professional fees	-	-	15,000	-	15,000

Accretion of stock option expense	-	-	609,662	-	609,662

Preferred stock dividends and deemed dividend	-	-	1,525,873	(1,534,381)	(8,508)

Net loss	-	-	-	(4,434,443)	(4,434,443)

Balance, December 31, 2020	228,346,974	$228,347	$42,573,272	$(45,968,839)	$(3,167,220)

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,434,443)	$(7,240,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	14,093	24,629
Amortization of debt discount to interest expense	424,001	160,542
Accretion of preferred shares stated value to interest expense	52,400	-
Stock-based compensation	2,108,472	3,858,967
Stock-based professional fees	132,892	355,393
Bad debt expense	202,480	992
Interest expense related to put premium on convertible debt	47,405	88,620
Derivative expense	90,623	570,059
Non-cash gain on debt extinguishment	(877,823)	(31,009)
Non-cash fees upon conversion	2,500	-
Lease costs	400	44
Change in operating assets and liabilities:
Accounts receivable	(130,188)	(61,662)
Inventory	(62,380)	(5,843)
Prepaid expenses and other assets	(563)	1,949
Due from related party	(5,526)	-
Accounts payable	139,300	239,605
Accrued expenses	96,022	89,266
Accrued compensation	417,308	635,477

NET CASH USED IN OPERATING ACTIVITIES	(1,783,027)	(1,313,711)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	821,000	780,000
Proceeds from sale of series A preferred stock	120,000	127,000
Redemption of Series A preferred stock	(104,762)	-
Proceeds from sale of series C preferred stock	1,330,000	-
Proceeds from exercise of stock options	-	19,185
Proceeds from note payable	156,200	25,000
Repayment of note payable	-	(25,000)
Repayment of convertible note payable	(393,215)	(238,080)
Proceeds from convertible notes payable	100,000	574,250

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,029,223	1,262,355

NET INCREASE (DECREASE) IN CASH	246,196	(51,356)

CASH, beginning of year	77,211	128,567

CASH, end of year	$323,407	$77,211

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$130,399	$37,339
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued as prepaid for services	$133,000	$161,460
Common stock issued for accrued compensation	$24,250	$364,000
Series B preferred stock issued for accrued compensation	$318,969	$108,000
Common stock issued for accounts payable	$6,058	$-
Common stock issued for conversion of debt and accrued interest	$188,529	$12,000
Common stock issued for conversion of Series A preferred shares and related dividends	$215,424	$-
Preferred stock dividend accrued	$8,508	$-
Deemed dividend related to beneficial conversion feature of Series C preferred shares	$1,525,873	$-
Reclassification of put premium to equity	$49,543	$-
Increase in debt discount and derivative liability	$85,502	$320,351
Increase in debt discount and paid-in capital for warrants	$14,498	$61,899
Increase in right of use asset and lease liability	$-	$74,296

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of organization

C-Bond Systems, Inc. and its subsidiaries (the “Company”) is a materials development company and sole owner, developer and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems. The Company’s present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. Additionally, the Company has expanded its product line to include disinfection products. The Company operates in two divisions: C-Bond Transportation Solutions, which sells a windshield strengthening water repellent solution as well as a disinfection product, and C-Bond Safety Solutions, which sells multi-purpose glass strengthening primer and window film mounting solutions, ballistic-resistant film systems and disinfection products.

On April 25, 2018, the Company (which was formerly known as West Mountain Alternative Energy, Inc.) and its subsidiary, WETM Acquisition Corp. (“Acquisition Sub”) entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with C-Bond Systems, LLC which was organized as a limited liability company in Texas and started business on August 7, 2013 and had three subsidiaries. Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation. Accordingly, C-Bond Systems, LLC became a wholly-owned subsidiary of the Company. Any reference to contractual agreements throughout these footnotes may relate to C-Bond Systems Inc., or one of its subsidiaries.

The Merger was treated as a reverse merger and recapitalization of C-Bond Systems, LLC for financial reporting purposes since the C-Bond Systems LLC members retained an approximate 87% controlling interest in the post-merger consolidated entity. C-Bond Systems, LLC is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger have been replaced with the historical financial statements of C-Bond Systems, LLC and Subsidiaries before the Merger in future filings with the SEC. The balance sheets at their historical cost basis of both entities are combined at the merger date and the results of operations from the merger date forward will include the historical results of C-Bond Systems, LLC and its subsidiaries and results of C-Bond Systems, Inc. from the merger date forward. The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiary, C-Bond Systems, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $4,434,443 and $7,240,740 for the years ended December 31, 2020 and 2019, respectively. The net cash used in operations was $1,783,027 and $1,313,711 for the years ended December 31, 2020 and 2019, respectively. Additionally, the Company had an accumulated deficit, shareholders’ deficit, and working capital deficit of $45,968,839, $3,167,220 and $1,414,268, respectively, on December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the years ended December 31, 2020 and 2019 include estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete or slow moving inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the estimate of the fair value of the right of use asset and lease liability, the valuation of redeemable and mandatorily redeemable preferred stock, the fair value of derivative liabilities, the value of beneficial conversion features, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2020. Accordingly, the estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, notes payable – related party, convertible note payable, accounts payable, accrued expenses, accrued compensation, and lease liability approximate their fair market value based on the short-term maturity of these instruments.

Assets and liabilities measured at fair value on a recurring basis on December 31, 2020 and 2019 is as follows:

	On December 31, 2020			On December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$-	$-	$-	$890,410

A roll forward of the level 3 valuation financial instruments is as follows:

	For the Year Ended December 31,
	2020	2019
Balance at beginning of period	$890,410	$-
Initial valuation of derivative liabilities included in debt discount	85,502	320,351
Initial valuation of derivative liabilities included in derivative expense	160,416	516,634
Gain on extinguishment of debt related to repayment/conversion of debt	(1,066,535)	-
Change in fair value included in derivative expense	(69,793)	53,425
Balance at end of period	$-	$890,410

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of December 31, 2020 and 2019.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative financial instruments

The Company has certain financial instruments that are embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10-05-4, Derivatives and Hedging and 815-40, Contracts in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted as of January 1, 2019 and the Company elected to record the effect of this adoption, if any, retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. The adoption of ASU No. 2017-11 had no effect on the Company’s financial position or results of operations and there was no cumulative effect adjustment.

Revenue recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

The Company sells its products which include standard warranties primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances. The warranty does not represent a separate performance obligation.

Cost of sales

Cost of sales includes inventory costs, packaging costs and warranty expenses.

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $49,515 and $33,151 for the year ended December 31, 2020 and 2019, respectively. Shipping and handling costs charged to customers are included in sales.

Warranty liability

The Company provides limited warranties on its products for product defects for periods ranging from 12 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $26,833 and $26,933 at December 31, 2020 and 2019, respectively. For the year ended December 31, 2020 and 2019, warranty expense amounted to $0 and $4,650, respectively, and is included in cost of sales on the accompanying consolidated statements of operations. For the year ended December 31, 2020 and 2019, a roll forward of warranty liability is as follows:

	For the Year Ended December 31,
	2020	2019
Balance at beginning of period	$26,933	$24,190
Increase in estimated warranty liability	-	4,650
Warranty expenses incurred	(100)	(1,907)
Balance at end of period	$26,833	$26,933

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Research and development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the year ended December 31, 2020 and 2019, research and development costs incurred in the development of the Company’s products were $16,627 and $31,057, respectively, and are included in operating expenses on the accompanying consolidated statements of operations.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the year ended December 31, 2020 and 2019, advertising costs charged to operations were $46,276 and $36,238, respectively and are included in general and administrative expenses on the accompanying consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

Federal and state income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2020 and 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2016. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2020 and 2019.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Loss per common share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of stock options and non-vested forfeitable shares (using the treasury stock method) and shares issuable upon conversion of preferred shares and convertible notes payable (using the as-if converted method). These common share equivalents may be dilutive in the future.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

All potentially dilutive common shares were excluded from the computation of diluted common shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	December 31, 2020	December 31, 2019
Convertible notes	-	14,333,333
Stock options	8,445,698	8,445,698
Warrants	2,050,000	2,050,000
Series A preferred stock	-	3,283,951
Series B preferred stock	68,166,032	3,600,000
Series C preferred stock	211,111,111	-
Non-vested, forfeitable common shares	23,826,926	17,475,299

Segment reporting

During the year ended December 31, 2020 and 2019, the Company operated in one business segment.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. For the Company’s administrative office lease, the Company analyzed if it would be required to record a lease liability and a right of use asset on its consolidated balance sheets at fair value upon adoption of ASU 2016-02. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Risk factors

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of its control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the company’s products and its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain the Company’s domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm the Company’s business and it cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact the Company’s business.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Recent accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies certain disclosure requirements related to fair value measurements including (i) requiring disclosures on changes in unrealized gains and losses in other comprehensive income for recurring Level 3 fair value measurements; and (ii) a requirement to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 was effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The adoption of this standard on January 1, 2020 did not have a material impact on our fair value measurement disclosures.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12 – Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in ASU 2019-12 eliminate certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. The amendments in ASU 2019-12 will become effective for us as of the beginning of our 2022 fiscal year. Early adoption is permitted, including adoption in any interim period. We are currently evaluating the impact that this guidance will have upon our financial position and results of operations, if any.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE

On December 31, 2020 and 2019, accounts receivable consisted of the following:

	December 31, 2020	December 31, 2019
Accounts receivable	$282,177	$151,989
Less: allowance for doubtful accounts	(202,480)	-
Accounts receivable, net	$79,697	$151,989

For the years ended December 31, 2020 and 2019, bad debt expense amounted to $202,480 and $992, respectively.

NOTE 4 – INVENTORY

On December 31, 2020 and 2019, inventory consisted of the following:

	December 31, 2020	December 31, 2019
Raw materials	$24,477	$12,250
Finished goods	52,723	2,570
Inventory	$77,200	$14,820

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 5 – PROPERTY AND EQUIPMENT

On December 31, 2020 and 2019, property and equipment consisted of the following:

	Useful Life	2020	2019

Machinery and equipment	5 - 7 years	$50,722	$52,184
Furniture and office equipment	3 - 7 years	30,245	45,063
Vehicles	5 years	55,941	68,341
Leasehold improvements	3 years	16,701	16,701
		153,609	182,289
Less: accumulated depreciation		(134,926)	(149,513)
Property and equipment, net		$18,683	$32,776

For the years ended December 31, 2020 and 2019, depreciation and amortization expense is included in general and administrative expenses and amounted to $14,093 and $24,629, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

2019

From February 13, 2019 to May 15, 2019, the Company entered into four Securities Purchase Agreements (the “SPAs”) with an Accredited Investor (“Investor”) for the purchase of a Convertible Promissory Notes in the aggregate principal amount of $244,800 and received net proceeds of $192,000, net of original issue discount of $40,800 and net of origination fees of $12,000.  These Notes bore interest rate ranging from 4% per annum to 12% per annum and were due and payable through May 2020.  The Notes were convertible by the Investor after six months from each respective Note date into shares of the Company’s common stock at a price equal to 81% of the average of the lowest two closing bid prices of the common stock as reported on the OTC Link ATS owned by OTC Markets Group for the 10 prior trading days. The Company may prepay the Notes at any time prior to the six-month anniversary, subject to pre-payment charges as detailed in the Notes. The SPAs and Notes contained customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. Investor also had the right of first refusal with respect to any future equity (or debt with an equity component) offerings of less than $100,000 conducted by the Company until the six-month anniversary of the Note. During 2019, the Company accounted for these convertible promissory notes as stock settled debt under ASC 480 and recorded an aggregate debt premium of $57,423 with a charge to interest expense. On August 15, 2019, the Company issued 295,567 shares of its common stock upon conversion of principal balance of $12,000. On September 6, 2019, the Company satisfied in full all remaining convertible promissory note obligations with this accredited investor including all Notes in the amount of $232,800 and accrued interest of $7,624 for a cash payment of $238,080. Additionally, in connection with this debt extinguishment, in 2019, the Company reversed all put premiums recorded of $57,423 and remaining debt discounts of $28,758 and recorded a gain on debt extinguishment of $31,009.

On September 6, 2019 and on December 9, 2019, the Company closed on Securities Purchase Agreements (the “September and December 2019 SPAs”) with an accredited investor. Pursuant to the terms of the September 6, 2019 and December 9, 2019 SPAs, the Company issued and sold to this investor convertible promissory notes in the aggregate principal amount of $430,000 and warrants to purchase up to 1,050,000 shares of the Company’s common stock. The Company received net proceeds of $382,250, net of original issue discount of $45,000 and origination fees of $2,750. These Notes bore interest at 12% per annum. The September 6, 2019 Note was due and payable on June 6, 2020 and the December 9, 2019 Note was due and payable on September 9, 2020. The September 6, 2019 Note and the December 9, 2019 Note were repaid in full on September 11, 2020.

2020

On March 30, 2020, the Company closed on a Securities Purchase Agreement (the “March 2020 SPA”) with an accredited investor. Pursuant to the terms of the March 2020 SPA, the Company issued and sold to this investor a convertible promissory note in the aggregate principal amount of $57,750 and a warrant to purchase up to 144,375 shares of the Company’s common stock. The Company received net proceeds of $50,000, net of original issue discount of $5,000 and origination fees of $2,750. The Note bore interest at 12% per annum and was due and payable on December 30, 2020. The March 30, 2020 Note was repaid in full on August 24, 2020 and the 144,375 warrants were cancelled.

On April 23, 2020, the Company closed on a Securities Purchase Agreement (the “April 2020 SPA”) with an accredited investor. Pursuant to the terms of the April 2020 SPA, the Company issued and sold to this investor a convertible promissory note in the aggregate principal amount of $57,750 and a warrant to purchase up to 144,375 shares of the Company’s common stock. The Company received net proceeds of $50,000, net of original issue discount of $5,000 and origination fees of $2,750. The Note bore interest at 12% per annum and was due and payable on January 23, 2021. The April 23, 2020 Note was repaid in full on August 24, 2020 and the 144,375 warrants were cancelled.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In accordance with the September and December 2019 SPAs, the March 2020 SPA, the April 2020 SPA and the related convertible promissory Notes, subject to the adjustments as defined in the respective SPA and Note, the conversion price (the “Conversion Price”) equaled the lesser of: (i) the lowest Trading Price (as defined below) during the previous twenty-five Trading Day period ending on the latest complete Trading Day prior to the date of this Note, and (ii) the Variable Conversion Price (as defined below) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company). The “Variable Conversion Price” meant 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” meant the lowest Trading Price (as defined below) for the Company’s common stock during the twenty-five Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” meant, for any security as of any date, the lesser of: (i) the lowest trade price on the applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or (ii) the closing bid price on the applicable trading market as reported by a Reporting Service designated by the Holder. The Company had the option to prepay the Note at any time prior to its six-month anniversary, subject to pre-payment charges as detailed in the Note, which it did on August 24, 2020.

The September and December 2019 SPAs, the March 2020 SPA, the April 2020 SPA and the related Notes contained customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. The Investor also had the right of first refusal with respect to any future equity offerings (or debt with an equity component) conducted by the Company until the 12-month anniversary of the Closing. The September and December 2019 SPAs, the March 2020 SPA, the April 2020 SPA and the related Notes also provided for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, delinquency in periodic report filings with the Securities and Exchange Commission, and cross default with other agreements. Upon the occurrence of an event of default, this investor could declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Notes.

The Warrants are exercisable at any time on or after the date of the issuance and entitles this investor to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrants, the holder is entitled to exercise Warrants to purchase up to an aggregate of 1,050,000 shares of the Company’s common stock at a fixed exercise price of $0.01. On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of the 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

These Notes and related Warrants included a down-round provision under which the Notes conversion price and warrant exercise price could have been affected by future equity offerings undertaken by the Company.

In connection with the issuance of the September and December 2019 Notes, the March 2020 Note and the April 2020 Note, the Company determined that the terms of the Note contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion options contained in the convertible instruments were bifurcated and accounted for as derivative liability at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities.

In connection with the issuance of the September and December 2019 Notes, during the year ended December 31, 2019, on the initial measurement date, the fair values of the embedded conversion option derivative of $836,985 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Note of $320,351, with the remainder of $516,634 charged to current period operations as initial derivative expense. At the end of the period, the Company revalued the embedded conversion option derivative liabilities and recorded a derivative expense of $53,425, In connection with the revaluation and the initial derivative expense, the Company recorded an aggregate derivative expense of $570,059 during the year ended December 31, 2019.

In connection with the issuance of the March 30, 2020 and April 23, 2020 Notes, in March and April 2020, on the initial measurement dates, the fair values of the embedded conversion option derivatives of $245,918 was recorded as a derivative liability and was allocated as a debt discount up to the net proceeds of the Notes of $85,502, with the remainder of $160,416 charged to current period operations as initial derivative expense. During the year ended December 31, 2020, at the end of each period and upon conversion or repayment, the Company revalued the embedded conversion option derivative liabilities and recorded a derivative gain of $69,793. In connection with the revaluation and the initial derivative expense, the Company recorded an aggregate derivative expense of $90,623 during the year ended December 31, 2020.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In connection with the warrants issued in connection with the September and December 2019 SPAs, the March 2020 SPA, the April 2020 SPA, the Company determined that the terms of the warrants contain terms that are fixed monetary amounts at inception and, accordingly, the warrants were not considered derivatives. The fair value of the warrants was determined using the Binomial valuation model. In connection with the issuance of the 2019 warrants, on the initial measurement date, the relative fair value of the warrants of $61,899 was recorded as a debt discount and an increase in paid-in capital. In connection with the issuance of the March 2020 and April 2020 warrants, on the initial measurement date, the relative fair value of the warrants of $14,498 was recorded as a debt discount and an increase in paid-in capital.

During the years ended December 31, 2020 and 2019, the fair value of the derivative liabilities and warrants was estimated using the Binomial valuation model with the following assumptions:

	2020	2019
Dividend rate	—	—%
Term (in years)	0.25 to 5.00 years	0.69 to 5.00 years
Volatility	293.4% to 345.7%	275.8 to 317.5%
Risk—free interest rate	0.12% to 0.39%	1.56% to 1.75%

During the year ended December 31, 2020, the Company issued 37,171,800 shares of its common stock upon the conversion of principal of $152,285, accrued interest of $36,244 and fees of $2,500. Additionally, the Company repaid principal of $393,215 and accrued interest of $15,917. Upon conversion, exercise or repayment, the respective derivative liabilities were marked to fair value at the conversion, repayment or exercise date and then the related fair value amount of $1,066,535 was reclassified to other income as part of gain or loss on extinguishment. Additionally, upon repayment, the Company and Investor agreed to cancel 288,750 warrants and agreed to modify the exercise price of the remaining warrants to $0.01 per share (see Note 8 - warrants). Since the fair value of the warrants using the new exercise price was less than the initial fair value amount, no additional expense was recorded (see Note 8 – warrants).

As of December 31, 2020, all of these convertible notes were either converted or repaid off resulting in a zero balance.

For the year ended December 31, 2020 and 2019, interest expense related to convertible notes and warrants amounted to $551,100 and $237,445, including amortization of debt discount and debt premium charged to interest expense of $409,668 and $217,298, respectively.

The weighted average interest rate on the above notes and notes payable – related party (see note 7) during the years ended December 31, 2020 and 2019 was 13.2% and 14.9%, respectively.

On December 31, 2020 and 2019, convertible notes consisted of the following:

	December 31, 2020	December 31, 2019
Principal amount	$-	$430,000
Less: unamortized debt discount	-	(294,167)
Convertible notes payable, net	$-	$135,833

NOTE 7 – NOTES PAYABLE

On November 14, 2018, the Company entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (the “Lender”), who was a beneficial shareholder of the Company through December 31, 2019. Subject to and in accordance with the terms and conditions of the Loan Agreement and the Note, the Lender agrees to lend to the Company up to $400,000 for use as working capital and to assist in inventory acquisition. The Lender loaned the Company $400,000 in 2018. The Company should have repaid all principal, interest and other amounts outstanding on or before November 14, 2020. The Company’s obligations under the Loan Agreement and the Note are secured by a first-priority security interest in substantially all of the Company’s assets (the “Collateral”). The outstanding principal advanced to Company pursuant to the Loan Agreement bore interest at the rate of 12% per annum, compounded annually through the default date.

Upon the occurrence of an Event of Default under the Loan Agreement and Note, all amounts then outstanding (including principal and interest) shall bear interest at the rate of 18% per annum, compounded annually until the Event of Default is cured. Additionally, at or prior to December 31, 2018, the Company should have achieved an accounts receivable balance plus inventory equal to the unpaid principal balance of the Note (the “Minimum Asset Amount”).

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In the event that the Company’s accounts receivable balance plus inventory balance is less than paid principal balance of the Note as of December 31, 2018, the Company shall have 45 days (through and until February 15, 2019) to cure such violation and an establish accounts receivable plus inventory equal to the unpaid principal balance of the Note. Commencing March 31, 2019 and at all times thereafter through the remainder of the commitment period and for so long thereafter as there is any amount still due and owing under the Note, the Company must maintain an accounts receivable balances plus inventory such that the outstanding principal borrowed by Company under the Loan Agreement and Note is less than or equal to eighty five percent (85%) of accounts receivable plus fifty percent (50%) of inventory, all as measured at the same point in time.

Commencing on January 10, 2019 and on or before the l0th day of each month thereafter, the Company shall pay Lender all interest accrued on outstanding principal under the Loan Agreement and Notes as of the end of the month then concluded. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, declare any and all Obligations immediately due and payable without demand or notice. As of December 31, 2020 and 2019, the Company did not meet the Minimum Asset Amount covenant as defined in the Loan Agreement, failed to timely pay interest payments due, and has violated other default provisions. Accordingly, the note balance due of $400,000 has been reflected as a current liability on the accompanying consolidated balance sheets. As of December 31, 2019, this note payable was included in note payable – related party on the accompanying consolidated balance sheet, As of December 31, 2020, this note payable was reclassified to notes payable on the accompanying consolidated balance sheet.

The Loan Agreement and Note contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, breach of covenants, and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral.

For the years ended December 31, 2020 and 2019, interest expense related to this Note amounted to $72,198 and $72,000, respectively.

On April 26, 2019, the Company entered into a Promissory Note (“Promissory Note”) with an accredited investor in the aggregate principal amount of $25,000 and received net proceeds of $25,000. The Promissory Note bears interest at 4% per annum and is due and payable on April 26, 2020 (the “Maturity Date”). At the time the Promissory Note reaches its Maturity Date, the holder and the Company will discuss and mutually agree on potential conversion rights of the holder, including pricing, method of conversion, etc. At any time during which the Promissory Note is outstanding, the Company may prepay the Note in full, without penalty. The Promissory Note provides for certain events of default, including, among other things, payment defaults, bankruptcy, liquidation, and cessation of operations. In the event of default, the holder shall be entitled to an injunction or injunctions restraining, preventing or curing any breach of this Promissory Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. In September 2019, the Company repaid $12,500 this note and in October 2019, the remaining balance of $12,500 was repaid.

On April 28, 2020, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $156,200 (the “PPP Loan”) from Comerica Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan matures on April 28, 2022 and bears interest at a rate of 1.00% per annum. The PPP Loan is payable in 18 equal monthly payments of approximately $8,900 commencing November 1, 2020. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. For the year ended December 31, 2020, interest expense related to this Note amounted to $1,061.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On December 31, 2020 and 2019, notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Note payable – related party	$-	$400,000
Note payable	400,000	-
Note payable _ PPP note	156,200	-
Total notes payable	556,200	400.000
Less: current portion of notes payable	(521,138)	(400,000)
Notes payable – long-term	$35,062	$-

NOTE 8 - SHAREHOLDERS’ DEFICIT

Preferred Stock

Series A Preferred stock

On October 16, 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series A Convertible Preferred Stock, with the Secretary of State of the State of Colorado. The Certificate of Designation established 800,000 shares of the Series A Preferred Stock, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (“Certificate of Designations”) provides that the Series A Convertible Preferred Stock shall have no right to vote on any matters on which the common shareholders are permitted to vote. The Series A Convertible Preferred Stock ranks senior with respect to dividends and right of liquidation to the Company’s common stock and junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company. Each share of Series A Preferred Stock shall have a stated value of $1.00 (the “Stated Value”).

Each share of Series A Preferred Stock carried an annual dividend in the amount of 4% of the Stated Value (the “Dividend Rate”), which shall be cumulative and compounded daily, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to 22%.

At any time during the periods set forth on the table immediately following this paragraph (the “Redemption Periods”) provided that an Event of Default has not occurred, the Company had the right, at the Company’s option, to redeem all or any portion of the shares of Series A Preferred Stock for an amount equal to (i) the total number of Series A Preferred Stock held by the applicable Holder multiplied by (ii) the Stated Value plus the Adjustment Amount, (the “Optional Redemption Amount”). The Adjustment Amount shall equal to any accrued but unpaid dividends, the default adjustment amounts, as defined in the Certificate of Designation, if applicable, failure to deliver fees, if any, and any other fees as set forth in the Certificate of Designation. After the expiration of 180 days following the Issuance Date of the applicable shares of Series A Preferred Stock, the Company had no right of redemption.

Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series A Preferred Stock and ending on the date which is sixty days following the Issuance Date.	100%
2. The period beginning on the date that is sixty-one days from the Issuance Date and ending ninety days following the Issuance Date.	107%
3. The period beginning on the date that is ninety-one days from the Issuance Date and ending one hundred twenty days following the Issuance Date.	112%
4. The period beginning on the date that is one hundred twenty-one days from the Issuance Date and ending one hundred fifty days following the Issuance Date.	117%
5. The period beginning on the date that is one hundred fifty-one days from the Issuance Date and ending one hundred eighty days following the Issuance Date.	120%

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On the earlier to occur of (i) the date which is eighteen months following the Issuance Date and (ii) the occurrence of an Event of Default (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series A Preferred Stock of the Holders (which have not been previously redeemed or converted). Within five days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to (i) the total number of Series A Preferred Stock held by such Holder multiplied by (ii) the Stated Value plus the Adjustment Amount.

The Holder of Series A Preferred stock had the right from time to time, and at any time during the period beginning on the date which is 180 days following the issuance date, to convert all or any part of the outstanding Series A Preferred Stock into the Company’s common stock. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined below) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 81% multiplied by the Market Price (as defined below) (representing a discount rate of 19%). “Market Price” means the average of the two lowest Trading Prices for the common stock during the ten Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the applicable trading market as reported by a reliable reporting service designated by the Holder. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the common stock is then being traded.

The Company accounted for the Series A Preferred Stock as stock settled debt under ASC 480 due to mandatory redemption and during the year ended December 31, 2020 and 2019, the Company recorded an aggregate debt premium of $42,553 and $31,197 with a charge to interest expense, respectively.

During October and November 2019, the Company entered into a Series A Preferred Stock Purchase Agreements with accredited investors whereby the investors agreed to purchase an aggregate of 159,600 unregistered shares of the Company’s Series A Preferred stock, par value $0.10 for $133,000, or $0.833 per share. During October and November 2019, the Company received the cash proceeds of $127,000, net of fees of $6,000. This discount of $6,000 was recognized and was amortized to interest expense over the redemption terms of the Series A preferred shares or the date that the debt is convertible into common shares, whichever is shorter.

During the year ended December 31, 2020, the Company entered into Series A Preferred Stock Purchase Agreements with an accredited investor whereby the investor agreed to purchase an aggregate of 154,800 unregistered shares of the Company’s Series A Preferred stock, par value $0.10 for $129,000, or $0.833 per share. During the year ended December 31, 2020, the Company received cash proceeds of $120,000, net of fees of $9,000. This discount of $9,000 was recognized and was amortized to interest expense over the redemption terms of the Series A preferred shares or the date that the debt is convertible into common shares, whichever is shorter.

For the year ended December 31, 2020 and 2019, amortization of discount charged to interest expense amounted to $14,333 and $667, respectively. On December 31, 2019, the Company has accrued $934 of interest on these liabilities which is included in mandatorily redeemable convertible Series A preferred stock liability on the accompanying consolidated balance sheet. During the year ended December 31, 2020, the Company accrued a dividend payable of $4,852 which was included in interest expense on the accompanying consolidated statement of operations. As of December 31, 2020, the Company had paid or converted into common stock all accrued dividends due.

During the year ended December 31, 2020, the Company issued 16,132,701 shares its common stock upon the conversion of 211,200 shares of Series A preferred with a stated redemption value of $211,200 and related accrued dividends payable of $4,224. The conversion price was based on contractual terms of the related Series A preferred shares. Upon conversion, the Company reclassified put premium of $49,543 to paid-in capital. Additionally, on August 24, 2020, the Company settled with the investor and redeemed the remaining 103,200 Series A preferred shares for a cash payment of $117,047 which included the redemption of stated value of $103,200, accrued dividends of $1,562, and a redemption penalty of $12,285 which was included in interest expense on the accompanying consolidated statement of operations. Additionally, upon repayment, the Company wrote off the remaining put premium balance of $24,207 and recorded a gain on extinguishment of $24,207.

On August 24, 2020, the Company filed a Certificate of Elimination with the State of Colorado to eliminate the Series A preferred stock.

The Company classified the Series A Preferred Stock as a liability in accordance with ASC Topic No. 480, “Distinguishing Liabilities from Equity,” which states that mandatorily redeemable financial instruments should be classified as liabilities and therefore the related dividend payments were treated as a component of interest expense in the accompanying consolidated statements of operations.

The mandatorily redeemable Series A preferred stock was recorded at the liquidation preference, less unamortized discounts plus the debt premium and accrued dividends due, on the Company’s accompanying consolidated balance sheet as of December 31, 2019 which in total exceeded the redemption value. As of December 31, 2020, the net Series A Preferred Stock balance was $0 and fully redeemed. The Company recognized interest expense on the Series A Preferred Stock of $126,423 for the year ended December 31, 2020, which includes accretion expense, put premium on stock-settled debt, accrued dividends, amortization of offering costs and redemption penalties paid.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Series B Convertible Preferred Stock

On December 12, 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock (the “Series B”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series B, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series B ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series B has a stated value per share of $1,000, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

The Series B is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series B, subject to a ten-day notice (to allow holder conversion). A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

The Series B is convertible into common stock at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the two years preceding or subsequent two years following the Issuance Date, subject to adjustment as otherwise provided in the Certificate of Designations (the “Conversion Price”).

In the event of a conversion of any Series B, the Company shall issue to the holder a number of shares of common stock equal to the sum of the Stated Value plus accrued but unpaid dividends multiplied by the number of shares of Series B Preferred Stock being converted divided by the Conversion Price.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series B but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series B, the holders of Series B will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B equal to the Liquidation Value.

The Series B has voting rights per Series B Share equal to the Liquidation Value per share, divided by the Conversion Price, multiplied by fifty (50). Subject to applicable Colorado law, the holders of Series B will have functional voting control in situations requiring shareholder vote.

The Series B Preferred Stock will vest on May 1, 2021, subject to acceleration in the event of conversion or redemption.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On December 12, 2019, the Board of Directors of the Company agreed to satisfy $108,000 of accrued compensation owed to its directors and executive officers (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 108 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation.

On December 21, 2020, the Board of Directors of the Company agreed to satisfy $318,970 of accrued compensation owed to its directors and executive officers (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 319 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation.

These Series B preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series B preferred stock agreements, Series B preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series B preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series B preferred stock is classified as temporary equity.

The Company concluded that the Series B Preferred Stock represented an equity host and, therefore, the redemption feature of the Series B Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series B Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series B Preferred Stock were not considered an embedded derivative that required bifurcation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, during the year ended December 31, 2020, the Company immediately recorded non-cash stock-based compensation of $1,048,143 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock. This non-cash stock-based compensation increased the Company’s net loss attributable to common stockholders and net loss per share.

During the year ended December 31, 2020, the Company accrued a dividend payable of $2,476 which was included in preferred stock dividends on the accompanying consolidated statement of shareholders’ deficit. As of December 31, 2020, the net Series B Preferred Stock balance was $429,446 which includes stated liquidation value of $426,970 and accrued dividends payable of $2,476. As of December 31, 2019, the net Series B Preferred Stock balance was $108,000 which includes stated liquidation value of $108,000.

Series C Convertible Preferred Stock

On August 20, 2020, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series C Convertible Preferred Stock (the “Series C”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series C, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series C ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series C has a stated value per share of $100, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

The Company has no option to redeem the Series C Preferred Stock. If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event as defined below, each of which has been approved by the holders of a majority of the shares of Series C Preferred Stock then outstanding, the Company will redeem all of the shares of Series C Preferred Stock outstanding immediately prior to such mandatory redemption event at a price per share of Series C Preferred Stock equal to the aggregate Series C Liquidation Value, which is 150% of the sum of the Stated Value plus accrued and unpaid dividends, for the shares of Series C Preferred Stock being redeemed.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Company will deliver ten-day advance written notice prior to the consummation of any mandatory redemption event via email or overnight courier (“Notice of Mandatory Redemption”) to each Holder whose shares are to be redeemed. The Series C is subject to redemption at liquidation Value noted above by the Company. Upon receipt by any Holder of a Notice of Mandatory Redemption, if Holder does not choose to convert, such Holder will promptly submit to the Company such Holder’s Series C Preferred Stock certificates on the Redemption Payment Date. Upon receipt of such Holder’s Series C Preferred Stock certificates, the Company will pay the applicable redemption price to such Holder in cash. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company. Since the Company has determined that a deemed liquidation event is not probable, the Series C is stated at the Stated Value plus accrued and unpaid dividends rather than redemption value, which is liquidation value.

The Series C is convertible at the option of a holder at any time following the issuance date. In the event of a conversion of any Series C Preferred Stock, the Company shall issue to such Holder a number of Conversion Shares equal to (x) the sum of (1) the Stated Value per share of Series C Preferred Stock plus (2) any accrued but unpaid dividends thereon multiplied by (y) the number of shares of Series C Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (z) the Conversion Price with respect to such Series C Preferred Stock. Conversion Price means a price per share of the common stock equal to the lowest daily volume weighted average price of the common stock for any trading day during the two years preceding the date of delivery of the conversion notice, subject to adjustment as otherwise provided in the Series C Certificate of Designation.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series C but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series C, the holders of Series C will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series C equal to the Liquidation Value.

The Series C shall have no right to vote on any matters requiring shareholder approval or any matters on which the common shareholders (or other preferred stock of the Company which may vote with the common shareholders) are permitted to vote.

During August and September 2020, the Company entered into subscription agreements with an accredited investor whereby the investor agreed to purchase an aggregate of purchase 6,300 shares of the Company’s Series C Convertible Preferred Stock for $630,000, or $100.00 per share (the “Stated Value”), which were used to pay off various discounted convertible instruments and redeem Series A preferred stock.

During the three months ended December 31, 2020, the Company entered into subscription agreements with an accredited investor whereby the investor agreed to purchase an aggregate of purchase 7,000 shares of the Company’s Series C Convertible Preferred Stock for $700,000, or $100.00 per share (the “Stated Value”), which were used from working capital purposes.

These Series C preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the holder, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series C preferred stock agreements, Series C preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series C preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series C preferred stock is classified as temporary equity.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Company concluded that the Series C Preferred Stock represented an equity host and, therefore, the redemption feature of the Series C Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series C Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series C Preferred Stock were not considered an embedded derivative that required bifurcation. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, during the year ended December 31, 2020, the Company immediately recorded a non-cash deemed dividend of $1,525,873 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

During the year ended December 31, 2020, the Company accrued a dividend payable of $6,031 which was included in preferred stock dividends on the accompanying consolidated statement of shareholders’ deficit. As of December 31, 2020, the net Series C Preferred Stock balance was $1,336,031 which includes stated value of $1,330,000 and accrued dividends payable of $6,031.

Common Stock

Sale of common stock

In connection with a subscription agreement dated April 23, 2019, during the year ended December 31, 2019, the Company received cash proceeds of $300,000 from an investor for the purchase of 2,000,000 shares of the Company’s common stock at $0.15 per share.

In connection with subscription agreements, during the year ended December 31, 2019, the Company received cash proceeds of $480,000 from investors for the purchase of 10,750,000 shares of the Company’s common stock at prices ranging from $0.04 to $0.05 per share.

In connection with subscription agreements dated January 13, 2020 and February 18, 2020, the Company received cash proceeds of $280,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.04 per share.

In connection with subscription agreements dated May 8, 2020, the Company received cash proceeds of $161,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.023 per share.

In connection with subscription agreements dated July 2, 2020, the Company received cash proceeds of $280,000 from investors for the purchase of 21,538,462 shares of the Company’s common stock at $0.013 per share.

In connection with a subscription agreement dated December 31, 2020, the Company received cash proceeds of $100,000 from an investor for the purchase of 1,851,852 shares of the Company’s common stock at $0.054 per share.

Issuance of common shares for professional fees

On March 12, 2019, the Company entered into a consulting agreement for advisory services to be rendered. In connection with this consulting agreement, the Company issued 485,060 restricted vested common shares of the Company to a consultant for services to be rendered. These shares were valued at $82,460, or $0.17 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, during the year ended December 31, 2019, the Company recorded stock-based professional fees of $82,460.

On March 14, 2019, the Company entered into an Advisory Board Agreement and a related Restricted Stock Award Agreement with an advisor (the “Advisor”) to act as a member of the Company’s advisory board. The Advisory Board Agreement has a term of one year and will renew automatically unless terminated by either party. In connection with this advisory agreement, the Company issued 200,000 restricted common shares of the Company to the Advisor under its 2018 Long Term Incentive Plan. These shares will vest on the first anniversary date of the Restricted Stock Award Agreement. If the Advisor’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. These shares were valued at $32,000, or $0.16 per common share, based on quoted closing price on the date of grant. In connection with this Advisory Board Agreement, during the years ended December 31, 2020 and 2019, the Company recorded stock-based professional fees of $6,667 and $25,333, respectively.

On May 20, 2019, the Company entered into a six-month consulting agreement with an individual for business development services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $47,000, or $0.094 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, the Company recorded stock-based professional fees of $47,000.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On October 1, 2019, the Company entered into a one-month Digital Marketing and Social Media Exposure Agreement (the “Marketing Agreement”) with a third-party entity. Pursuant to the Marketing Agreement, the Company issued 350,000 common shares of the Company which were valued at $15,400, or $0.044 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $15,400.

On November 19, 2019, the Company issued 510,000 common shares of the Company for consulting services rendered. These shares were valued at $25,500, or $0.05 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $25,500.

On February 20, 2020 and effective March 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 1,250,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $50,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $50,000.

On March 31, 2020 and effective April 1, 2020, the Company entered into two one-year advisory board agreements with two individuals for services to be rendered on the Company’s medical advisory board. In connection with these advisory board agreements, the Company issued an aggregate of 500,000 restricted common shares of the Company to these advisory board members. These shares vest on April 1, 2021. These shares were valued at $20,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, accretion of stock-based consulting fees amounted to $15,000 and the remaining stock-based consulting fees of $5,000 shall be accreted over the remaining vesting period.

On July 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $6,500, or $0.013 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,500.

On October 1, 2020, the Company entered into a patent expense reimbursement agreement. In connection with this agreement, the Company issued 25,000 restricted common shares of the Company to this entity. These shares were valued at $275, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this agreement, the Company recorded research and development expense of $275.

On October 6, 2020, the Company entered into a settlement agreement related to the termination of a previous investor relations agreement. In connection with this settlement agreement, the Company issued 1,275,000 restricted common shares of the Company to this consultant. These shares were valued at $10,200, or $0.008 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this settlement agreement, the Company recorded stock-based consulting fees of $10,200.

On October 7, 2020, the Company entered into a six-month consulting agreement for investor relations services to be rendered. In connection with this consulting agreement, the Company issued 9,000,000 restricted common shares of the Company to this consultant. These shares were valued at $76,500, or $0.0085 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $38,250 and as of December 31, 2020, recorded prepaid expenses of $38.250 which will be amortized into stock-based consulting fees over the remaining term of the agreement.

On October 9, 2020, the Company issued 500,000 shares of its common stock for strategic consulting services to be rendered. These shares were valued at $6,000, or $0.012 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,000 since there was no defined term of the agreement.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Issuance of common shares for stock-based compensation

On July 29, 2019, the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 10,500,000 common shares of the Company which were valued at $525,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2020. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

In November 2019, the Company entered into restricted stock award agreements with two employees. Pursuant to these restricted stock award agreements, the Company agreed to grant restricted stock awards for an aggregate of 1,300,000 common shares of the Company which were valued at $65,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

On April 1, 2020, the Company entered into an employment agreement with an accounting manager. Pursuant to this employment agreement, the Company agreed to grant a restricted stock award of 200,000 common shares of the Company which will vest on May 1, 2021. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $8,000, or $0.04 per common share, based on contemporaneous common share sales. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

On April 28, 2020, the Company entered into restricted stock award agreements (the “April 2020 Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the April 2020 Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 6,750,000 common shares of the Company which were valued at $270,000, or $0.04 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The following table summarizes activity related to non-vested shares:

	Number of Non-vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2018	5,998,672	$0.61
Granted	12,000,000	0.05
Forfeited	(323,373)	(0.59)
Non-vested, December 31, 2019	17,675,299	0.23
Granted	7,450,000	0.04
Shares vested	(1,298,373)	(0.41)
Non-vested, December 31, 2020	23,826,926	$0.16

During the year ended December 31, 2020 and 2019, aggregate accretion of stock-based compensation expense on granted non-vested shares amounted to $446,064 and $2,068,368, respectively. Total unrecognized compensation expense related to these unvested common shares on December 31, 2020 amounted to $110,650 which will be amortized over the remaining vesting period through May 1, 2021.

Shares Issued for Accounts Payable

On January 13, 2020, the Company issued 151,456 common shares upon conversion of accounts payable of $6,058, or $0.04 per common share, based on contemporaneous common share sales by the Company.

Common stock issued for debt conversion

On August 15, 2019, the Company issued 295,567 shares of its common stock upon the partial conversion of a convertible note principal balance of $12,000 at the contractual conversion price (see Note 6).

During the year ended December 31, 2020, the Company issued 37,171,800 shares of its common stock upon the conversion of convertible notes with bifurcated embedded conversion option derivatives including principal of $152,285, accrued interest of $36,244, and fees of $2,500. The conversion price was based on contractual terms of the related debt. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $297,919 which is related to the principal amount only and is associated with the difference between the fair market value of the shares issued upon conversion of $450,204 and the conversion price and is equal to the fair value of the additional shares of common stock transferred upon conversion.

Common Stock Issued for Conversion of Series A Preferred Shares

During the year ended December 31, 2020, the Company issued 16,132,701 shares its common stock upon the conversion of 211,200 shares of Series A preferred with a stated redemption value of $211,200 and related accrued dividends payable of $4,224. The conversion price was based on contractual terms of the related Series A preferred shares. Upon conversion, the Company reclassified put premium of $49,543 to paid-in capital.

Common shares issued for exercise of stock options

On December 21, 2019, the Company issued 3,000,000 common shares upon the exercise of 3,000,000 stock options. In connection with this option exercise, the Company reduced accrued compensation by $90,000.

Shares issued for deferred compensation

On July 12, 2019, the Company’s Chief Executive Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. On July 18, 2019, the Company’s President and Chief Operating Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. The fair market value of these shares of $0.04 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

On July 18, 2019, two employees of the Company elected to convert an aggregate of $24,000 of deferred compensation owed to them into 600,000 shares of the Company’s common stock at $0.04 per share, the fair market value of these shares based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On July 29, 2019, the Company’s Chief Executive Officer, elected to convert $40,000 of deferred compensation owed to him into 800,000 shares of the Company’s common stock at $0.05 per share. On July 29, 2019, the Company’s President and Chief Operating Officer, elected to convert $50,000 of deferred compensation owed to him into 1,000,000 shares of the Company’s common stock at $0.05 per share. The fair market value of these shares of $0.05 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2021.

On April 17, 2020, the Company issued 203,125 common shares upon conversion of an accrued deferred compensation liability of $16,250, or $0.08 per share. The shares issued were value at a per share price of $0.055, which was based on quoted closing price on the date of grant and the gain was not material.

On December 18, 2020, the Company issued an aggregate of 547,945 shares upon conversion of an accrued deferred compensation liability of $8,000. The fair market value of these shares of $12,603, $0.023 per share, was based on quoted closing price on the date of grant. Since the deferred compensation amount converted of $8,000 was lower than fair value of shares issued, the Company recorded additional stock-based compensation of $4,603.

Common share exercise compensation

As compensation for services commencing on February 1, 2016 and continuing through February 14, 2019, on December 27, 2016, the Company granted a stock option exercise right to an employee of the Company, whereby the employee received a credit of $5,000 per month towards the cash required to exercise his 750,000 options at $0.31 per share. Accordingly, the employee can exercise options on a cashless basis up to the amount he has been credited. As of December 31, 2020 and 2019, the employee was credited $182,500 towards the options exercise. No cash disbursement will be required by the Company under this provision. The Company recognized compensation expense of $7,500 during the year ended December 31, 2019, with a corresponding increase to shareholders’ equity.

Stock options

For the year ended December 31, 2020 and 2019, the Company recorded $609,662 and $1,783,099 of compensation expense related to stock options, respectively. There is no unrecognized compensation expense related to unvested stock options as of December 31, 2020.

Stock option activities for the years ended December 31, 2020 and 2019 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2018	11,445,698	$0.30
Exercised	(3,000,000)	0.03
Balance Outstanding, December 31, 2019	8,445,698	0.40
Exercised	-	-
Balance Outstanding, December 31, 2020	8,445,698	$0.40	5.10	$48,000
Exercisable, December 31, 2020	8,445,698	$0.40	5.10	$48,000

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Warrants

On March 14, 2019, the Company entered into a letter agreement (“Letter Agreement”) with Dinosaur Financial Group, LLC (“Dinosaur”), to act as the Company’s financial advisor and agent for raising investment capital through a private placement (or pursuant to an alternate form of capital investment or capital transaction). For services rendered under the Letter Agreement, Dinosaur shall receive cash fees of up to seven percent of funds raised and the Company shall issue to Dinosaur warrants to purchase an equal proportion of warrants to the number of shares issued or issuable to investors in the private placement. Additionally, per the terms of the Letter Agreement, upon signing of the agreement, the Company issued to Dinosaur warrants (the “Warrants”) to purchase 1,000,000 shares of C-Bond Common Stock, granted in three successive tranches as outlined below, with an exercise price of $0.18 or current market price at the time, whichever is lower, as set forth in the Letter Agreement. Upon signing of the Letter Agreement, Dinosaur received Warrants to purchase 200,000 shares of the Company’s common stock at $0.18 per share. On June 14, 2019, the three-month anniversary of the Letter Agreement, Dinosaur received Warrants to purchase 400,000 shares of the Company’s common stock at $0.08 per share. On September 14, 2019, Dinosaur received Warrants to purchase 200,000 shares of the Company’s common stock at $0.05 per share. On December 14, 2019, Dinosaur received Warrants to purchase 200,000 shares of the Company’s common stock at $0.07 per share. The Warrants shall be exercisable over a five-year term from date each tranche date and shall be assignable to others at Dinosaur’s discretion. These warrants were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.43%, expected dividend yield of 0%, expected warrant term of five years, and an expected volatility of 275.0%. The aggregate grant date fair value of these awards amounted to $159,700. The Company recognizes compensation cost for unvested stock-based warrant awards on a straight-line basis over the requisite service period. For the years ended December 31, 2020 and 2019, the Company recorded $0 and $159,700 of stock-based professional fees related to stock warrants, respectively.

On September 6, 2019 and December 9, 2019, in connection with Purchase Agreements with an accredited investor (See Note 6), the Company issued warrants to purchase an aggregate of up to 1,050,000 shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable at any time on or after the date of the issuance and entitles this investor to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the holder is entitled to exercise the Warrants to purchase up to 1,050,000 shares of the Company’s common stock at an initial exercise price of $0.10, subject to adjustment as detailed in the Warrant. In connection with the issuance of the warrants, on the initial measurement date, the relative fair value of the warrants of $61,899 was recorded as a debt discount and an increase in paid-in capital (See Note 6). On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of the 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

On March 30, 2020 and on April 23, 2020, in connection with Purchase Agreements with an accredited investor (See Note 6), the Company issued warrants to purchase an aggregate amount up to 288,750 shares of the Company’s common stock (the “Warrants”). The Warrants were exercisable at any time on or after the date of the issuance and entitled this investor to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrants, the holder was entitled to exercise the Warrants to purchase up to 288,750 shares of the Company’s common stock at an initial exercise price of $0.10, subject to adjustment as detailed in the Warrants. In connection with the issuance of the warrants, on the initial measurement date, the relative fair value of the warrants of $14,498 was recorded as a debt discount and an increase in paid-in capital (See Note 6). In September 2020, in connection with the repayment of the debt, these warrants were cancelled.

During the year ended December 31, 2020, the Company issued common shares related to the sale of common stock and issued shares upon the conversion of convertible debt at prices lower than the warrant exercise price of $0.10 and accordingly, the warrant down-round provisions were triggered. As a result, the warrant exercise price was reduced to $0.003 per share. As a result of the trigger of down-round provisions, the Company calculated the difference between the warrants fair value on the date the down round feature was triggered using the current exercise price and the new exercise price. If applicable, additional expense shall be recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. Since the fair value of the warrants using the new exercise price was less than the initial fair value amount, no additional expense was recorded. In connection with the repayment of the debt, the Company and investor agreed upon a fixed warrant exercise price of $0.01 per share.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Warrant activities for the years ended December 31, 2020 and 2019 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2018	-	$-	-	$-
Granted	2,050,000	0.10
Cancelled	-	-
Balance Outstanding December 31, 2019	2,050,000	$0.10	4.66	$4,400
Granted	288,750	0.10
Cancelled	(288,750)	(0.10)
Exercisable, December 31, 2020	2,050,000	$0.05	3.66	$137,000

2018 Long-term Incentive Plan

On June 7, 2018, a majority of the Company’s shareholders and its board approved the adoption of a 2018 Long-Term Incentive Plan (the “2018 Plan”). The purpose of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company. The Plan was adopted on June 7, 2018 and effective on August 2, 2018. Under the 2018 Plan, the Plan Administrator may grant:

●	options to acquire the Company’s common stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of the Company’s common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of the Company’s outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of the Company’s common stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of the Company’s shares of common stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of the Company’s common stock and may be paid in cash or in shares of the Company’s common stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, and which may involve the transfer of actual shares of the Company’s common stock or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The aggregate number of shares of common stock and number of shares of the Company’s common stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares, of which 11,445,698 shares have been issued or granted under incentive stock options and 25,951,070 shares of restricted stock have been issued as of December 31, 2020. All shares underlying grants are expected to be issued from the Company’s unissued authorized shares available.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2020, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

●	After the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

●	Annual cash performance bonus opportunity as determined by the Board.

●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per unit. These options vested pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.85 per common unit contingent upon the achievement of certain performance objectives.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

The April 25, 2018 financing received of $1,240,000 triggered the right of the employee to receive the deferred salary and the 5% bonus provision disclosed above.

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant. On June 30, 2020, the Company amended the employment agreement of Mr. Silverman to provide for successive one-year extensions until either the executive or the Board of Directors of the Company gives notice to terminate the employment agreement per its terms. This employment agreement amendment also includes an allowance of up to $10,000 per year to cover uncovered medical/dental expenses for Mr. Silverman and his family.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On March 27, 2019 and effective March 1, 2019, the Company entered into an employment agreement with Mr. Vincent Pugliese. Pursuant to this employment agreement, he serves as the President and Chief Operating Officer of the Company. The employment agreement shall terminate on the earliest of a) the third anniversary or b) terminated pursuant to terms in the employment agreement. As consideration for these services, the employment agreement provided Mr. Pugliese with the following compensation and benefits:

●	An annual base salary of $240,000.

●	Annual cash performance bonus opportunity as determined by the Board.

●	Annual stock grant as determined by the Board.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event that the Company terminates the term of Mr. Pugliese’s employment hereunder without Cause or for “good reason” (as defined in this employment agreement) by Mr. Pugliese, then in such event:

(A)	Mr. Pugliese will retain and vest immediately all stock options/grants previously granted and will be exercisable over a ten-year period;

(B)	the Company shall pay any benefits but not limited to accrued and deferred base salary, commissions and expense reimbursements then owed or accrued plus eighteen (18) months of the current Base Salary, and any unreimbursed expenses incurred through the termination date, and each of which shall be paid on the termination date (in cash and/or stock as mutually agreed between the Parties)

In the event of a change of control (as defined in this employment agreement), all unvested stock options/grants of Mr. Pugliese shall vest in full, and Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to two times his current annual base salary upon closing of the change in control transaction, and then this employment agreement shall terminate. Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant. All unvested stock will expire upon termination unless termination is with cause for incapacity for physical or mental illness, without cause or change of control as defined in the employment agreement.

On April 28, 2020, the Company’s board of directors approved a bonus to officers and an employee of the Company in the aggregate amount of $280,000 which shall be initially deferred and was recorded as an accrued liability on the bonus approval date.

Licensing agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through December 31, 2020.

Anti-dilution rights related to C-Bond Systems, LLC

Prior to the Merger, C-Bond Systems, LLC entered into certain contracts, described below, which provided certain anti-dilution protection to the counterparties to those contracts.  The Company believes that these contracts do not apply to any future issuances of equity by C-Bond Systems, Inc.

In 2013, pursuant to a subscription agreement, the Company’s subsidiary. C-Bond Systems, LLC issued 2,425,300 common shares. To the extent that during the term of the agreement C-Bond Systems, LLC issues any “down-round” or subsequent investments based upon an enterprise value of less than $2,000,000 (“Dilutive Transaction”) (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units were issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the contract obligated C-Bond Systems, LLC to issue the investor additional common units in C-Bond Systems, LLC in an amount which would provide them with the ownership percentage interest which they would have held in C-Bond Systems, LLC represented by the common units purchased by them on this date.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In 2015, pursuant to a subscription agreement, C-Bond Systems, LLC issued 3,880,480 common shares to an entity at $0.77 per common share. This agreement entitled the subscriber to anti-dilution protection to the extent that C-Bond Systems, LLC issued any equity in a “down-round” based upon a value of less than $0.77 per common unit of C-Bond Systems, LLC (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units are issued to the seller of such assets (“Dilutive Transaction”)). Contemporaneously with the Dilutive Transaction the contract obligated C-Bond Systems, LLC to issue the Subscriber additional common units in C-Bond Systems, LLC in an amount which would provide the investor with the ownership percentage interest in C-Bond Systems, LLC on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

In 2016, pursuant to a subscription agreement, C-Bond Systems, LLC issued 1,175,902 common shares to an entity at $0.85 per common share. This agreement entitled this investor to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement C-Bond Systems, LLC issued any equity in a “down round” based upon a value of less than $0.85 per common share, including the issuance of options with an exercise price per share of less than $0.85 to compensate employees or consultants (“Dilutive Transaction”), subject to exclusions for issuances of common shares or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The agreement obligated C-Bond Systems, LLC to give to this investor written notice (an “Issuance Notice”) of any proposed issuance by C-Bond Systems, LLC of any C-Bond Systems, LLC common units, or other form of equity interest (excluding issuances of C-Bond Systems, LLC options or other equity to compensate employees or consultants and the issuance of shares in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This contract entitled the investor to purchase their pro rata portion of such shares or other equity interest of C-Bond Systems, LLC at the price and on the other terms and conditions specified in the issuance notice.

NOTE 10 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The deferred tax assets on December 31, 2020 and 2019 consist only of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Income tax benefit at U.S. statutory rate	$(931,233)	$(1,520,555)
Non-deductible expenses	457,894	1,057,052
Change in valuation allowance	473,339	463,503
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset as of December 31, 2020 and 2019 was as follows:

Deferred Tax Asset:	December 31, 2020	December 31, 2019
Net operating loss carryforward	$1,335,867	$862,528
Total deferred tax asset before valuation allowance	1,335,867	862,528
Valuation allowance	(1,335,867)	(862,528)
Net deferred tax asset	$-	$-

The net operating loss carryforward was approximately $6,361,000 on December 31, 2020. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2020 and 2019 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. During the year ended December 31, 2020, the valuation allowance increased by $473,339. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. The potential tax benefit arising from the loss carryforward may be carried forward indefinitely subject to usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2020 and 2019 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 11 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company places its cash in banks at levels that, at times, may exceed federally insured limits. On December 31, 2020, the Company had approximately $77,000 of cash in excess of FDIC limits of $250,000. There were no balances in excess of FDIC insured levels as of December 31, 2019. The Company has not experienced any losses in such accounts through December 31, 2020.

Geographic concentrations of sales

For the year ended December 31, 2020, approximately 49.4% of all sales were in the United States, 18.1% of sales were from one customer based in India, 15.6% of sales were from one customer based in Australia, and 15.7% of sales were from one customer based in the Philippines. No other geographical area accounting for more than 10% of total sales during the year ended December 31, 2019. For the year ended December 31, 2019, approximately 80% of all sales were in the United States, respectively. No other geographical area accounting for more than 10% of total sales during the year ended December 31, 2019.

Customer concentrations

For the year ended December 31, 2020, three customers accounted for approximately 49.4% of total sales (18.1%, 15.6%, and 15.7%, respectively). For the year ended December 31, 2019, two customers accounted for approximately 25.9% of total sales (13.9% and 12.0%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition. On December 31, 2020, two customers accounted for 77.1% (40.8% and 36.3%, respectively) of the total accounts receivable balance. On December 31, 2019, three customers accounted for 58.3% (15.8%, 25.5% and 17.0%, respectively) of the total accounts receivable balance.

Vendor concentrations

Generally, during 2020, the Company purchases substantially all of its inventory from four suppliers. The loss of these suppliers may have a material adverse effect on the Company’s consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 12 – REVENUE RECOGNITION

The revenue that the Company recognizes arises from purchase requests the Company receives from its customers. The Company’s performance obligations under the purchase orders correspond to each shipment of product that the Company makes to its customer under the purchase orders; as a result, each purchase order generally contains more than one performance obligation based on the number of products ordered, the quantity of product to be shipped and the mode of shipment requested by the customer. Control of the Company’s products transfers to its customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, the Company’s products, which generally occurs at the later of when the customer obtains title to the product or when the customer assumes risk of loss of the product. The transfer of control generally occurs at a point of shipment from the Company’s warehouse. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

When the Company receives a purchase order from a customer, the Company is obligated to provide the product during a mutually agreed upon time period. Depending on the terms of the purchase order, either the Company or the customer arranges delivery of the product to the customer’s intended destination. In situations where the Company has agreed to arrange delivery of the product to the customer’s intended destination and control of the product transfers upon loading of the Company’s product onto transportation equipment, the Company has elected to account for any freight income associated with the delivery of these products as freight revenue, since this activity fulfills the Company’s obligation to transfer the product to the customer.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Transaction Price

The Company agrees with its customers on the selling price of each transaction. This transaction price is generally based on the product, market conditions, including supply and demand balances and freight. In the Company’s contracts with customers, the Company allocates the entire transaction price to the sale of product to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Returns of the Company’s product by its customers are permitted only when the product is not to specification and were not material for the year ended December 31, 2020 and 2019. Any sales tax, value added tax, and other tax the Company collects concurrently with its revenue-producing activities are excluded from revenue.

Revenue Disaggregation

The Company tracks its revenue by product. The following table summarizes our revenue by product for the year ended December 31, 2020 and 2019:

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
C-Bond I multi-purpose and BRS ballistic resistant glass protection systems	$155,755	$430,915
C-Bond Nanoshield solution sales	218,900	121,163
Disinfection products	250,208	-
Installation and other services	8,992	32,306
Freight and delivery	24,577	18,252
Total	$658,432	$602,636

NOTE 13 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

In October 2019, the Company entered into an 18-month lease agreement for the lease of office and warehouse space under a non-cancelable operating lease through May 31, 2021. From the lease commencement date of December 1, 2019 until November 30, 2020, monthly rent shall be $4,444 and from December 1, 2020 to May 31, 2021, monthly rent shall be $4,577 per month.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2019, the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. Since the terms of the Company’s operating lease for its office space prior to October 2019 was 12 months or less on the date of adoption, pursuant to ASC 842, the Company determined that the lease met the definition of a short-term lease and the Company did not recognize the right-of use asset and lease liability arising from this lease. Upon renewal of the lease in October 2019, the Company analyzed the new lease and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheet, at fair value.

During the years ended December 31, 2020 and 2019, in connection with its operating leases, the Company recorded rent expense of $95,811 and $101,114, respectively, which includes rent on a short-term lease for a corporate apartment, and is expensed during the period and included in operating expenses on the accompanying consolidated statements of operations.

The significant assumption used to determine the present value of the lease liability in October 2019 was a discount rate of 12% which was based on the Company’s estimated incremental borrowing rate.

On December 31, 2020 and 2019, right-of-use asset (“ROU”) is summarized as follows:

	December 31, 2020	December 31, 2019
Office leases right of use assets	$74,296	$74,296
Less: accumulated amortization	(52,524)	(4,488)
Balance of ROU assets	$21,772	$69,808

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On December 31, 2020 and 2019, operating lease liabilities related to the ROU assets are summarized as follows:

	December 31, 2020	December 31, 2019
Lease liabilities related to office leases right of use assets	$22,216	$69,852
Less: current portion of lease liabilities	(22,216)	(47,636))
Lease liabilities – long-term	$-	$22,216

On December 31, 2020, future minimum base lease payments due under non-cancelable operating leases are as follows:

Year ended December 31,	Amount
2021	$22,885
Total minimum non-cancelable operating lease payments	22,885
Less: discount to fair value	(669)
Total lease liability on December 31, 2020	$22,216

NOTE 14 – RELATED PARTY TRANSACTIONS

Due from related party

On December 31, 2020, the Company has an amount due from the Company’s chief executive officer of $5,526 related to the overpayment of accrued compensation. The Company’s chief executive officer intends to repay this overpayment during the second quarter of 2021.

NOTE 15 – SUBSEQUENT EVENTS

Executive bonus

On January 18, 2021, the Company’s board of directors approved a bonus to officers and an employee of the Company in the aggregate amount of $330,000 which shall be initially deferred and was recorded as an accrued liability on the bonus approval date.

Series C preferred shares issued for cash

On February 24, 2021, the Company entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 2,500 shares of the Company’s Series C Convertible Preferred Stock for $250,000, or $100.00 per share, the stated value, which were used from working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $2,845,238 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock.

Series B preferred shares issued for accrued compensation

On January 18, 2021, the Board of Directors of the Company agreed to satisfy $295,000 of accrued compensation owed to its executive officers (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 295 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded non-cash stock-based compensation of $3,451,032 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock.

Shares issued for services

On January 6, 2021, the Company issued 100,000 shares of its common stock for business development services rendered. These shares were valued at $10,000, or $0.10 per common share, based on the quoted closing price of the Company’s common stock on the measurement date.

On February 1, 2021, the Company issued an aggregate of 900,000 shares of its common stock for business development, advisory and consulting services rendered and to be rendered. These shares were valued at $70,200, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date and will be amortized into stock-based consulting fees over the term of the agreement or vesting period.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On March 8, 2021, the Company issued an aggregate of 750,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $49,500, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date and will be amortized into stock-based consulting fees over the term of the agreement or vesting period.

On March 8, 2021, the Company agreed to grant restricted stock awards for an aggregate of 2,500,000 common shares of the Company which were valued at $165,000, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest on May 1, 2022. In connection with these shares, the Company will record stock-based compensation over the vesting period.

On March 19, 2021, the Company issued 944,767 shares of its common stock pursuant to the terms of a Notice of Separation and General Release Agreement. These shares were valued at $55,741, or $0.059 per common share, based on the quoted closing price of the Company’s common stock on the measurement date.

On April 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $135,000, or $0.054 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company will record stock-based professional fees over the three-month agreement term.

Shares issued for cashless warrant exercise

On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 and 2020

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$368,337	$323,407
Accounts receivable, net	319,729	79,697
Accounts receivable, related party	1,200	-
Inventory	170,033	77,200
Prepaid expenses and other current assets	55,882	50,723
Costs and estimated earnings in excess of billings on uncompleted contracts	2,456	-
Due from related party	29,705	5,526

Total Current Assets	947,342	536,553

OTHER ASSETS:
Property and equipment, net	145,670	18,683
Right of use asset, net	245,552	21,772
Intangible asset, net	530,143	-
Security deposit	6,482	7,132

Total Other Assets	927,847	47,587

TOTAL ASSETS	$1,875,189	$584,140

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Note payable, current portion	$604,560	$521,138
Accounts payable	898,036	794,905
Accrued expenses	362,910	186,765
Accrued compensation	407,172	425,797
Billing in excess of costs and estimated earnings on uncompleted contracts	22,179	-
Lease liability, current portion	39,879	22,216

Total Current Liabilities	2,334,736	1,950,821

LONG-TERM LIABILITIES:
Note payable, net of current portion	541,356	35,062
Lease liability, net of current portion	205,673	-

Total Long-term Liabilities	747,029	35,062

Total Liabilities	3,081,765	1,985,883

Commitments and Contingencies (See Note 10)

Series B convertible preferred stock: $0.10 par value, 100,000 shares designated; 722 and 427 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively ($734,971 redemption and liquidation value at September 30, 2021)	734,971	429,446

Series C convertible preferred stock: $0.10 par value, 100,000 shares designated; 18,800 and 13,300 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively ($2,864,303 redemption and liquidation value at September 30, 2021)	1,909,535	1,336,031

SHAREHOLDERS’ DEFICIT:
Preferred stock: $0.10 par value, 2,000,000 shares authorized; 100,000 Series B and 100,000 Series C designated Common stock: $0.001 par value, 4,998,000,000 shares authorized; 274,048,481 and 228,346,974 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	274,049	228,347
Additional paid-in capital	52,130,242	42,573,272
Accumulated deficit	(56,325,555)	(45,968,839)
Total C-Bond Systems, Inc. shareholders’ deficit	(3,921,264)	(3,167,220)
Noncontrolling Interest	70,182	-

Total Shareholders’ Deficit	(3,851,082)	(3,167,220)

Total Liabilities and Shareholders’ Deficit	$1,875,189	$584,140

See accompanying notes to the unaudited condensed consolidated financial statements

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

SALES:
Third parties	$673,318	$252,940	$962,638	$356,770
Related party	1,200	-	1,200	-

Total Sales	674,518	252,940	963,838	356,770

COST OF SALES (excluding depreciation expense)	248,607	65,638	304,158	106,307

GROSS PROFIT	425,911	187,302	659,680	250,463

OPERATING EXPENSES:

Compensation and related benefits (including stock-based compensation of $89,254 and $272,648 for the three months ended September 30, 2021 and 2020, and $4,042,926 and $942,850 for the nine months ended September 30, 2021 and 2020, respectively)	464,230	628,701	5,395,161	2,234,525
Research and development	-	9,868	(2,404)	14,597
Professional fees	260,447	117,065	777,393	404,145
General and administrative expenses	162,111	97,126	417,634	279,601

Total Operating Expenses	886,788	852,760	6,587,784	2,932,868

LOSS FROM OPERATIONS	(460,877)	(665,458)	(5,928,104)	(2,682,405)

OTHER INCOME (EXPENSES):
Gain on debt extinguishment, net	-	767,415	-	877,823
Other income	-	-	67,778	8,000
Derivative income (expense)	-	653,405	-	(90,623)
Interest expense	(29,900)	(274,966)	(73,449)	(732,547)

Total Other Income (Expenses)	(29,900)	1,145,854	(5,671)	62,653

NET (LOSS) INCOME	(490,777)	480,396	(5,933,775)	(2,619,752)

Net income attributable to noncontrolling interest	(34,151)	-	(34,151)	-
Preferred stock dividend and deemed dividend	(1,521,736)	(2,795)	(4,388,790)	(2,795)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,046,664)	$477,601	$(10,356,716)	$(2,622,547)

NET (LOSS) INCOME PER COMMON SHARE:
Basic and diluted	$(0.01)	$0.00	$(0.04)	$(0.02)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	265,771,901	201,624,719	245,453,077	155,441,343

See accompanying notes to the unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

			Additional			Total
	Common Stock		Paid-in	Accumulated	Noncontrolling	Shareholders’
	# of Shares	Amount	Capital	Deficit	Interest	Deficit
Balance, December 31, 2020	228,346,974	$228,347	$42,573,272	$(45,968,839)	$-	$(3,167,220)
Common shares issued for stock-based compensation	2,700,000	2,700	(2,700)	-	-	-
Beneficial conversion charge for issuance of Series B preferred shares for accrued compensation recorded as stock-based compensation	-	-	3,778,810	-	-	3,778,810
Common shares issued for accrued compensation	944,767	945	54,796	-	-	55,741
Accretion of stock-based compensation	-	-	108,554	-	-	108,554
Accretion of stock-based professional fees	-	-	5,000	-	-	5,000
Common shares issued for professional fees	1,550,000	1,550	112,550	-	-	114,100
Common shares issued for cashless warrant exercise	1,008,000	1,008	(1,008)	-	-	-
Preferred stock dividends and deemed dividend	-	-	2,845,238	(2,855,576)	-	(10,338)
Net loss	-	-	-	(4,863,973)	-	(4,863,973)
Balance, March 31, 2021	234,549,741	234,550	49,474,512	(53,688,388)	-	(3,979,326)
Accretion of stock-based compensation	-	-	51,192	-	-	51,192
Common shares issued for professional fees	2,700,000	2,700	138,300	-	-	141,000
Common shares issued for accounts payable	3,801,224	3,801	114,037	-	-	117,838
Preferred stock dividends and deemed dividend	-	-		(11,478)	-	(11,478)
Net loss	-	-	-	(579,025)	-	(579,025)
Balance, June 30, 2021	241,050,965	241,051	49,778,041	(54,278,891)	-	(4,259,799)
Accretion of stock-based compensation	-	-	64,842			64,842
Common shares issued for professional fees	3,000,000	3,000	88,500	-	-	91,500
Common shares issued for compensation	1,976,500	1,977	22,436	-	-	24,413
Common shares issued for acquisition	28,021,016	28,021	666,900	-	-	694,921
Initial noncontrolling in acquired business	-	-	-	-	36,031	36,031
Preferred stock dividends and deemed dividend	-		1,509,523	(1,521,736)	-	(12,213)
Net loss	-	-	-	(524,928)	34,151	(490,777)
Balance, September 30, 2021	274,048,481	$274,049	$52,130,242	$(56,325,555)	$70,182	$(3,851,082)

			Additional				Total
	Common Stock		Paid-in	Accumulated	Noncontrolling		Shareholders’
	# of Shares	Amount	Capital	Deficit	Interest		Deficit
Balance, December 31, 2019	116,749,633	$116,750	$37,266,328	$(40,000,015)	$-		$(2,616,937)
Shares issued for conversion of accounts payable	151,456	151	5,907	-	-		6,058
Common shares issued for cash	7,000,000	7,000	273,000	-	-		280,000
Common shares issued for conversion of accrued interest	475,000	475	12,245	-	-		12,720
Common shares issued for services	1,250,000	1,250	48,750	-	-		50,000
Issuance of warrants in connection with convertible debt	-	-	8,676	-	-		8,676
Accretion of stock-based compensation	-	-	170,072	-	-		170,072
Accretion of stock option expense	-	-	191,308	-	-		191,308
Net loss	-	-	-	(1,508,288)	-		(1,508,288)
Balance, March 31, 2020	125,626,089	125,626	37,976,286	(41,508,303)	-		(3,406,391)
Shares issued for conversion of accrued compensation	203,125	203	16,047	-	-		16,250
Common shares issued for cash	7,000,000	7,000	154,000	-	-		161,000
Common shares issued for conversion of debt, accrued interest and fees	12,800,000	12,800	78,565	-	-		91,365
Extinguishment loss related to conversion of debt	-	-	123,455	-	-	#	123,455
Common shares issued for conversion of Series A preferred shares and dividends	9,982,616	9,983	152,809	-	-		162,792
Common shares issued for services	7,450,000	7,450	(7,450)	-	-		-
Issuance of warrants in connection with convertible debt	-	-	5,822	-	-		5,822
Reclassification of put premium to equity upon conversion of Series A preferred	-	-	37,438	-	-		37,438
Accretion of stock-based compensation	-	-	117,515	-	-		117,515
Accretion of stock-based professional fees	-	-	5,000	-	-		5,000
Accretion of stock option expense	-	-	191,307	-	-		191,307
Net loss	-	-	-	(1,591,860)	-		(1,591,860)
Balance, June 30, 2020	163,061,830	163,062	38,850,794	(43,100,163)	-		(4,086,307)
Common shares issued for cash	21,538,462	21,538	258,462	-	-		280,000
Common shares issued for conversion of debt, accrued interest and fees	23,896,800	23,897	63,047	-	-		86,944
Extinguishment loss related to conversion of debt	-	-	174,464	-	-		174,464
Common shares issued for conversion of Series A preferred shares and dividends	6,150,085	6,150	46,482	-	-		52,632
Common shares issued for services	500,000	500	6,000	-	-		6,500
Reclassification of put premium to equity upon conversion of Series A preferred	-	-	12,105	-	-		12,105
Accretion of stock-based compensation	-	-	79,238	-	-		79,238
Accretion of stock-based professional fees	-	-	5,000	-	-		5,000
Accretion of stock option expense	-	-	193,410	-	-		193,410
Preferred stock dividends	-	-	-	(2,795)	-		(2,795)
Net income	-	-	-	480,396	-		480,396
Balance, September 30, 2020	215,147,177	$215,147	$39,689,002	$(42,622,562)	$-		$(2,718,413)

See accompanying notes to the unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,933,775)	$(2,619,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	33,878	11,141
Amortization of debt discount to interest expense	-	424,001
Accretion of preferred shares stated value to interest expense	-	52,400
Stock-based compensation	4,042,926	942,850
Stock-based professional fees	359,829	69,917
Bad debt expense	35,000	19,400
Interest expense related to put premium on convertible debt	-	47,405
Derivative expense	-	90,623
Non-cash gain on debt extinguishment	-	(877,823)
Non-cash fees upon conversion	-	2,500
Lease costs	(444)	401
Change in operating assets and liabilities:
Accounts receivable	(234,445)	60,079
Accounts receivable - related party	(1,200)	-
Inventory	(24,814)	(27,985)
Prepaid expenses and other assets	(6,647)	8,773
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,456)	-
Due from related party	(24,179)	-
Accounts payable	155,241	55,721
Accrued expenses	83,231	88,771
Customer deposit	(110,000)	-
Accrued compensation	317,001	518,736
Billings in excess of costs and estimated earnings on uncompleted contracts	22,179	-

NET CASH USED IN OPERATING ACTIVITIES	(1,288,675)	(1,132,842)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition	288,902	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	288,902	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	721,000
Proceeds from sale of series A preferred stock	-	120,000
Redemption of Series A preferred stock	-	(104,762)
Proceeds from sale of series C preferred stock	550,000	630,000
Proceeds from note payable	500,000	156,200
Repayment of notes payable	(5,297)	-
Proceeds from convertible notes payable	-	100,000
Repayment of convertible note payable	-	(393,215)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,044,703	1,229,223

NET INCREASE IN CASH	44,930	96,381

CASH, beginning of period	323,407	77,211

CASH, end of period	$368,337	$173,592

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$2,648	$130,303
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued as prepaid for services	$98,800	$56,500
Common stock issued for accrued compensation	$40,626	$16,250
Series B preferred stock issued for accrued compensation	$295,000	$-
Common stock issued for accounts payable	$117,838	$6,058
Common stock issued for debt and accrued interest	$-	$188,529
Reclassification of put premium to equity	$-	$49,543
Preferred stock dividend accrued	$34,029	$2,795
Deemed dividend related to beneficial conversion feature of Series C preferred shares	$4,354,761	$-
Increase in debt discount and derivative liability	$-	$85,502
Increase in debt discount and paid-in capital for warrants	$-	$14,498

ACQUISITION:
Assets acquired:
Cash	$288,902	$-
Accounts receivable, net	40,587
Inventory	68,019	-
Prepaid expenses	6,091	-
Property and equipment	140,210	-
Right of use assets	253,433	-
Total assets acquired	797,242	-
Less: liabilities assumed:
Accounts payable	65,728	-
Accrued expenses	92,914	-
Notes payable	95,013	-
Customer deposit	110,000
Lease liabilities	253,433	-
Noncontrolling interest	36,031	-
Total liabilities assumed	653,119
Net assets acquired	(144,123)
Fair value of shares for acquisition	694,921
Increase in intangible assets - non-cash	$550,798	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

NOTE 1 – NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

C-Bond Systems, Inc. and its subsidiaries (the “Company”) is a materials development company and sole owner, developer, and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality, and sustainability of brittle material systems. The Company’s present primary focus is in the multi-billion-dollar glass and window film industry with target markets in the United States and internationally. Additionally, the Company has expanded its product line to include disinfection products. The Company operates in two divisions: C-Bond Transportation Solutions, which sells a windshield strengthening water repellent solution as well as a disinfection product, and Patriot Glass Solutions, which sells multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system.

On June 30, 2021, the Company entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Shareholder”), and (iii) Michael Wanke as the Representative of the Mobile Shareholder. Pursuant to the Exchange Agreement, C-Bond agreed to acquire 80% of Mobile’s units, representing 80% of Mobile’s issued and outstanding capital stock (the “Mobile Shares”). On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Shares. The Mobile Shares were exchanged for 28,021,016 restricted shares of the Company’s common stock in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. Two years after closing, the Company has the option to acquire the remaining 20% of Mobile’s issued and outstanding membership interests in exchange for a number of shares of the Company’s common stock equal to 300% of Mobile’s average EBIT value, divided by the price of the Company’s common stock as defined in the Exchange Agreement (the “Additional Closing”) (see Note 3). Mobile provides quality window tint solutions for auto, home, and business owners across Texas, specializing in automotive window tinting, residential window film, and commercial window film that stop harmful UV rays from passing through its window films for reduced glare, comfortable temperatures, and lower energy bills. Mobile also carry products that offer forced-entry protection and films that protect glass from scratches, graffiti, other types of vandalism, and even bullets, including C-Bond BRS and C-Bond Secure products. As part of the transaction, Mobile’s owner-operator, Michael Wanke, joined the Company as President of its Safety Patriot Glass Solutions Group.

On April 25, 2018, the Company (which was formerly known as West Mountain Alternative Energy, Inc.) and its subsidiary, WETM Acquisition Corp. (“Acquisition Sub”) entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with C-Bond Systems, LLC which was organized as a limited liability company in Texas and started business on August 7, 2013 and had three subsidiaries. Pursuant to the terms of the Merger Agreement, on April 25, 2018, referred to as the Closing Date, the Acquisition Sub merged with and into C-Bond Systems, LLC, which was the surviving corporation. Accordingly, C-Bond Systems, LLC became a wholly owned subsidiary of the Company. Any reference to contractual agreements throughout these footnotes may relate to C-Bond Systems Inc., or its subsidiary.

The Merger was treated as a reverse merger and recapitalization of C-Bond Systems, LLC for financial reporting purposes since the C-Bond Systems LLC members retained an approximate 87% controlling interest in the post-merger consolidated entity. C-Bond Systems, LLC is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Merger have been replaced with the historical financial statements of C-Bond Systems, LLC and Subsidiaries before the Merger in future filings with the SEC. The balance sheets at their historical cost basis of both entities are combined at the merger date and the results of operations from the merger date forward will include the historical results of C-Bond Systems, LLC and its subsidiary and results of C-Bond Systems, Inc. from the merger date forward. The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Basis of Presentation and Principles of Consolidation

The Company’s unaudited condensed consolidated financial statements include the financial statements of its wholly owned subsidiary, C-Bond Systems, LLC and its 80% owned subsidiary, Mobile Tint LLC since acquiring 80% of of Mobile Tint LLC on July 22, 2021. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Certain information and note disclosure normally included in consolidated financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the year ended December 31, 2020 of the Company which were included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 14, 2021.

Going Concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had a net loss of $5,933,775 and $2,619,752 for the nine months ended September 30, 2021 and 2020, respectively. The net cash used in operations was $1,288,675 and $1,132,842 for the nine months ended September 30, 2021 and 2020, respectively. Additionally, the Company had an accumulated deficit, shareholders’ deficit, and working capital deficit of $56,325,555, $3,851,082 and $1,387,394, respectively, on September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares, preferred shares and from the issuance of convertible and other promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the nine months ended September 30, 2021 and year ended December 31, 2020 estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete or slow moving inventory, estimated used in the calculation of percentage of completion on uncompleted jobs, purchase price allocation of acquired businesses, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the estimate of the fair value of the right of use asset and lease liability, the valuation of redeemable and mandatorily redeemable preferred stock, the fair value of derivative liabilities, the value of beneficial conversion features, and the fair value of non-cash equity transactions.

Fair Value of Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on September 30, 2021. Accordingly, the estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, accounts receivable, notes payable, accounts payable, accrued expenses, accrued compensation, and lease liability approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Segment Reporting

During the nine months ended September 30, 2020, the Company operated in one reportable business segment, which consisted of the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system. During the nine months ended September 30, 2021, the Company operated in two reportable business segments which consisted of - (1) the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system, and (2) the distribution and installation of window film solutions. The Company’s reportable segments were strategic business units that offered different products. They were managed separately based on the fundamental differences in their operations and locations.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. The Company has no cash equivalents as of September 30, 2021 and December 31, 2020.

Accounts Receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. Any goodwill arising from the Company’s acquisition is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets may have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships with a useful life of 5 years.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company follows Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

The Company sells its products which include standard warranties primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances. The warranty does not represent a separate performance obligation.

Revenues from fixed-price contracts for the distribution and installation of window film solutions are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. The asset, “cost and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed and has been included in cost and estimated earnings in excess of billings on uncompleted contracts on the accompanying unaudited condensed consolidated balance sheets. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Cost of Sales

Cost of product sales includes inventory costs, packaging costs and warranty expenses.

Cost of revenues from fixed-price contracts for the distribution and installation of window film solutions include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Shipping and Handling Costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $11,946 and $29,752 for the nine months ended September 30, 2021 and 2020, respectively. Shipping and handling costs charged to customers are included in sales.

Research and Development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the nine months ended September 30, 2021 and 2020, research and development costs (recovery) incurred in the development of the Company’s products were $(2,404) and $14,597, respectively, and are included in operating expenses on the accompanying unaudited condensed consolidated statements of operations. In April 2021, the Company received a refund of research of development costs of $3,250.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Warranty Liability

The Company provides limited warranties on its products for product defects for periods ranging from 12 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying unaudited condensed consolidated balance sheets and amounted $26,733 and $26,833 on September 30, 2021 and December 31, 2020, respectively. For the nine months ended September 30, 2021 and 2020, warranty costs amounted to $100, for both periods which has been deducted from warrant liability. For the nine months ended September 30, 2021 and 2020, a roll forward of warranty liability is as follows:

	For the Nine Months Ended September 30,
	2021	2020
Balance at beginning of period	$26,833	$26,933
Warranty costs incurred	(100)	(100)
Balance at end of period	$26,733	$26,833

Advertising Costs

The Company may participate in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the nine months ended September 30, 2021 and 2020, advertising costs charged to operations were $33,306 and $30,900, respectively, and are included in general and administrative expenses on the accompanying unaudited condensed consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

Federal and State Income Taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2021 and December 31, 2020, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2016. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of September 30, 2021 and December 31, 2020.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Loss Per Common Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per common share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilutive securities and non-vested forfeitable shares. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of stock options and non-vested forfeitable shares (using the treasury stock method) and shares issuable upon conversion of convertible notes payable (using the as-if converted method). These common share equivalents may be dilutive in the future.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

All potentially dilutive common shares were excluded from the computation of diluted common shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	September 30,
	2021	2020
Stock options	8,445,698	8,445,698
Warrants	1,000,000	2,050,000
Series B preferred stock	114,598,413	17,142,857
Series C preferred stock	298,412,698	100,000,000
Non-vested, forfeitable common shares	14,270,120	23,851,926
	436,726,929	151,490,481

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. For the Company’s administrative office lease, the Company analyzed the lease and concluded that it would be required to record a lease liability and a right of use asset on its consolidated balance sheets at fair value upon adoption of ASU 2016-02. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the unaudited condensed consolidated statements of operations.

Noncontrolling Interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net income/(loss) attributable to its noncontrolling interest be clearly identified and presented on the face of the unaudited condensed consolidated statements of operations.

Risk and Uncertainties

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely. The Company has been materially affected by the COVID-19 outbreak to date and the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. The Company has seen a material decrease in sales from its international customers as a result of the unprecedented public health crisis from the COVID-19 pandemic and a decrease in domestic sales due to a decrease in business spending on discretionary items. As a result, the Company’s international customers have delayed the ordering of products and have delayed payment of balances due to the Company. As of September 30, 2021 and December 31, 2020, the Company recognized an allowance for losses on accounts receivable in an amount of $277,480 and $202,480, respectively, which is primarily based on the Company’s assessment of specific identifiable overdue customer accounts located in India and the Philippines. The lack of collection of these accounts receivable balances, which the Company believes was attributable to COVID-19, had a material impact on the cash flows of the Company. The Company cannot estimate the duration of the pandemic and the future impact on its business. A severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. Currently, the Company is unable to estimate the impact of this event on its operations.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update No. 2019-12 – Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in ASU 2019-12 eliminate certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. The amendments in ASU 2019-12 will become effective for us as of the beginning of our 2022 fiscal year. Early adoption is permitted, including adoption in any interim period. We are currently evaluating the impact that this guidance will have upon our financial position and results of operations, if any.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 - ACQUISITION OF MOBILE TINT LLC

On June 30, 2021, the Company entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with (i) Mobile Tint LLC, a Texas limited liability company doing business as A1 Glass Coating (“Mobile”), (ii) the sole member of Mobile (the “Mobile Member”), and (iii) Michael Wanke as the Representative of the Mobile Member. Pursuant to the Exchange Agreement, the Company agreed to acquire 80% of Mobile’s member units, representing 80% of Mobile’s issued and outstanding membership units (the “Mobile Member Units”).

On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Member Units. The Mobile Member Units were exchanged for restricted shares of the Company’s common stock, in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. In connection with the Exchange Agreement, the Company issued 28,021,016 shares of its common stock. Two years after closing, the Company has the option to acquire the remaining 20% of Mobile’s issued and outstanding membership interests in exchange for a number of shares of the Company’s common stock equal to 300% of Mobile’s average EBIT value, divided by the price of the Company’s common stock as defined in the Exchange Agreement (the “Additional Closing”).

The Company also entered into an Amendment to the Exchange Agreement, dated July 21, 2021, which, among other things, stipulates that for U.S. federal income tax purposes the Exchange and the Additional Closing (if exercised) are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and the definition of “Total EBIT Value” shall mean Mobile’s net income, before income tax expense and interest expense have been deducted, for the period beginning on July 1, 2021 and ending on June 30, 2023, plus fifty percent (50%) of the Mobile Member’s Base Salary, as defined in the Executive Employment Agreement dated July 21, 2021, between the Mobile Member and the Company (the “Employment Agreement”), as described below.

The Exchange Agreement transaction documents include the Operating Agreement of Mobile (the “Operating Agreement”) which, among other things, appoints Mr. Wanke, Scott R. Silverman, and Allison Tomek as the Managers of Mobile, and governs the operations of Mobile as outlined therein. Under the terms of the Operating Agreement, the Managers shall not have the authority to perform or approve the following actions, among other things, unless such action is also approved by a unanimous vote: to terminate the existing lease between Company and MDW Management, LLC, an entity owned by Michael Wanke and his spouse; to borrow money for the Company from banks, other lending institutions, the Manager, Members, or affiliates of the Manager or Members; to establish lines of credit in the name of the Company with financial institutions such as banks or other lending institutions; to determine and declare distributions to Members of Mobile.

In connection with the Exchange Agreement, the Company entered into a Piggy-Back Registration Rights Agreement dated July 20, 2021 (the “Registration Rights Agreement”) with Mobile, the Mobile Member, and Mr. Wanke, pursuant to which if at any time on or after the date of the closing, the Company proposes to file any Registration Statement (a “Registration Statement”) with respect to any offering of equity securities by the Company for its own account or for shareholders of the Company, other than a Form S-8 Registration Statement, a dividend reinvestment plan, or in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of registrable securities no less than ten (10) days before the anticipated filing date of the Registration Statement, and (y) offer to the holders of registrable securities the opportunity to register the sale of either (i) an amount of registrable securities equal to the total number of shares of the Company’s common stock being registered in such Registration Statement that are being offered solely for the Company’s account excluding the registrable securities; or (ii) an amount of registrable securities equal to the total number of shares of the Company’s common stock being registered for resale by shareholders of the Company excluding the registrable securities.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

In connection with the Exchange Agreement, the Company was named as guarantor (“Guarantor”) of a Commercial Lease Agreement dated July 21, 2021, by and between landlord MDW Management, LLC, a company owned by Michael Wanke and his wife and tenant Mobile Tint, LLC d/b/a A-1 Glass (the “Lease”). The term of the Lease is 60 months, at a minimum monthly rent of $5,600 (not including tax), with two five-year options for the tenant to renew. The Company’s obligation as Guarantor of the Lease will terminate upon the occurrence of earlier of the following: (i) the date of Guarantor’s acquisition of 100% of the ownership interests of Mobile; (ii) the date that Guarantor beneficially owns less than an eighty percent (80%) ownership interest in Mobile; or (iii) two (2) years from and after the effective date of the guaranty.

In connection with the Exchange Agreement, the assets acquired and liabilities assumed shall be recorded at their estimated fair values on the acquisition date, subject to adjustment during the measurement period with subsequent changes recognized in earnings or loss. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as a part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the business acquisition date. As a result, during the purchase price measurement period, which may be up to one year from the business acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed based on completion of valuations, with the corresponding offset to goodwill. After the purchase price measurement period, the Company will record any adjustments to assets acquired or liabilities assumed in operating expenses in the period in which the adjustments may have been determined.

Based upon the purchase price allocation, the following table summarizes the preliminary estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

Total
Assets acquired:
Cash	$288,902
Accounts receivable, net	40,587
Inventory	68,019
Prepaid expenses and other	6,091
Property and equipment	140,210
Right of use asset	253,433
Intangible assets	550,798
Total assets acquired at fair value	1,348,040
Less: total liabilities assumed:
Notes payable	95,013
Accounts payable	65,728
Accrued expenses	92,914
Customer deposit	110,000
Lease liability	253,433
Noncontrolling interest	36,031
Total liabilities assumed	653,119
Net assets acquired	$694,921
Purchase consideration paid:
Fair value of common shares issued	$694,921
Total purchase consideration paid	$694,921

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Mobile Tint LLC had occurred as of the beginning of the following periods:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net Revenues	$1,630,742	$1,889,759
Net Loss	$(5,868,878)	$(2,353,392)
Net Loss per Share	$(0.02)	$(0.01)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

NOTE 4 – ACCOUNTS RECEIVABLE

On September 30, 2021 and December 31, 2020, accounts receivable consisted of the following:

	September 30, 2021	December 31, 2020
Accounts receivable	$597,209	$282,177
Less: allowance for doubtful accounts	(277,480)	(202,480)
Accounts receivable, net	$319,729	$79,697

For the nine months ended September 30, 2021 and 2020, bad debt expense amounted to $35,000 and $19,400, respectively, which is included in general and administrative expenses on the accompanying unaudited condensed consolidated statements of operations.

NOTE 5 – INVENTORY

On September 30, 2021 and December 31, 2020, inventory consisted of the following:

	September 30, 2021	December 31, 2020
Raw materials	$18,199	$24,477
Finished goods	151,834	52,723
Inventory	$170,033	$77,200

NOTE 6 – PROPERTY AND EQUIPMENT

On September 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	Useful Life	September 30, 2021	December 31, 2020
Machinery and equipment	5 - 7 years	$124,133	$50,722
Furniture and office equipment	3 - 7 years	32,305	30,245
Vehicles	1 - 5 years	92,085	55,941
Leasehold improvements	3 - 5 years	45,296	16,701
		293,819	153,609
Less: accumulated depreciation		(148,149)	(134,926)
Property and equipment, net		$145,670	$18,683

For the nine months ended September 30, 2021 and 2020, depreciation and amortization expense is included in general and administrative expenses and amounted to $13,223 and $11,141, respectively.

NOTE 7 - INTANGIBLE ASSETS

On September 30, 2021 and December 31, 2020, intangible asset consisted of the following:

	Useful life	September 30, 2021	December 31, 2020
Customer relations	5 years	$550,798	-
Less: accumulated amortization		(20,655)	-
		$530,143	$-

For the nine months ended September 30, 2021 and 2020, amortization of intangible assets amounted to $20,655 and $0, respectively.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Amortization of intangible assets attributable to future periods is as follows:

Year ending September 30:	Amount
2022	$110,160
2023	110,160
2024	110,160
2025	110,160
2026	89,503
$530,143

NOTE 8 – NOTES PAYABLE

On September 30, 2021 and December 31, 2020, notes payable consisted of the following:

	September 30, 2021	December 31, 2020
Notes payable	$989,716	$400,000
Note payable - PPP note	156,200	156,200
Total notes payable	1,145,916	556,200
Less: current portion of notes payable	(604,560)	(521,138)
Notes payable – long-term	$541,356	$35,062

Notes Payable

On November 14, 2018, the Company entered into a Revolving Credit Facility Loan and Security Agreement (“Loan Agreement”) and a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (the “Lender”). Subject to and in accordance with the terms and conditions of the Loan Agreement and the Note, the Lender agreed to lend to the Company up to $400,000 (the “Maximum Loan Amount”) against the issuance and delivery by the Company of the Note for use as working capital and to assist in inventory acquisition. In 2018, the Lender loaned $400,000 to the Company, the Maximum Loan Amount. The Company should have repaid all principal, interest and other amounts outstanding on or before November 14, 2020. The Company’s obligations under the Loan Agreement and the Note are secured by a first-priority security interest in substantially all of the Company’s assets (the “Collateral”). The outstanding principal advanced to Company pursuant to the Loan Agreement initially bore interest at the rate of 12% per annum, compounded annually.

Upon the occurrence of an Event of Default under the Loan Agreement and Note, all amounts then outstanding (including principal and interest) shall bear interest at the rate of 18% per annum, compounded annually until the Event of Default is cured. Additionally, at or prior to December 31, 2018, the Company should have achieved an accounts receivable balance plus inventory equal to the unpaid principal balance of the Note (the “Minimum Asset Amount”).

In the event that the Company’s accounts receivable balance plus inventory balance is less than paid principal balance of the Note as of December 31, 2018, the Company shall have 45 days (through and until February 15, 2019) to cure such violation and an establish accounts receivable plus inventory equal to the unpaid principal balance of the Note. Commencing March 31, 2019 and at all times thereafter through the remainder of the commitment period and for so long thereafter as there is any amount still due and owing under the Note, the Company must maintain an accounts receivable balances plus inventory such that the outstanding principal borrowed by Company under the Loan Agreement and Note is less than or equal to eighty five percent (85%) of accounts receivable plus fifty percent (50%) of inventory, all as measured at the same point in time.

Commencing on January 10, 2019 and on or before the l0th day of each month thereafter, the Company should have paid Lender all interest accrued on outstanding principal under the Loan Agreement and Notes as of the end of the month then concluded. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, declare any and all obligations immediately due and payable without demand or notice. As of September 30, 2021 and December 31, 2020, the Company did not meet the Minimum Asset Amount covenant as defined in the Loan Agreement, failed to timely pay interest payments due, and has violated other default provisions. The note balance due of $400,000 has been reflected as a current liability on the accompanying unaudited condensed consolidated balance sheet and interest shall accrue at 18% per annum. The Loan Agreement and Note contain customary representations, warranties, and covenants, including certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, breach of covenants, and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral. On September 30, 2021 and December 31, 2020, principal amount due under this Note amounted to $400,000 and is considered to be in default. On September 30, 2021 and December 31, 2020, accrued interest payable under this Note amounted to $202,093 and $148,241, respectively, and is included in accrued expenses on the accompanying unaudited condensed consolidated statement of operations.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

On May 10, 2021, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a Secured Promissory Note (the “Note”) in the amount of $500,000 with a lender. The Note shall accrue interest at 8% per annum, compounded annually, and all outstanding principal and accrued interest is due and payable of May 10, 2023. The Company’s obligations under the Loan Agreement and the Note are secured by a second priority security interest in substantially all of the Company’s assets (the “Collateral”). The Loan Agreement and Note contain customary representations, warranties, and covenants, including certain restrictions on the Company’s ability to incur additional debt or create liens on its property. The Loan Agreement and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral. Upon the occurrence of an Event of Default under the Loan Agreement and Note, all amounts then outstanding (including principal and interest) shall bear interest at the rate of 18% per annum, compounded annually until the Event of Default is cured. On September 30, 2021, accrued interest payable under this Note amounted to $15,781 and is included in accrued expenses on the accompanying unaudited condensed consolidated statement of operations. On September 30, 2021 and December 31, 2020, principal amount due under this Note amounted to $500,000 and $0, respectively.

On July 22, 2021, in connection with the acquisition of Mobile Tint, the Company assumed vehicle and equipment loans and a capital lease obligation in the amount of $95,013. These loans and capital lease obligations bear interest at rates ranging from 6.79% to 8.24% and are payable monthly through April 2025. On September 30, 2021, notes payable related to these vehicles and capital lease obligation amounted to $89,716.

PPP Loan

On April 28, 2020, the Company entered into a Paycheck Protection Program Promissory Note (the “PPP Note”) with respect to a loan of $156,200 (the “PPP Loan”) from Comerica Bank. The PPP Loan was obtained pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan matures on April 28, 2022 and bears interest at a rate of 1.00% per annum. The PPP Loan is payable in 18 equal monthly payments of approximately $8,900 commencing November 1, 2020. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Company may apply to have the loan forgiven pursuant to the terms of the PPP if certain criteria are met. As of September 30, 2021, accrued interest payable amounted to $2,230. For the nine months ended September 30, 2021, interest expense related to this Note amounted to $1,168. On September 30, 2021 and December 31, 2020, the principal amount due under the PPP Note amounted to $156,200 and $156,200, respectively. The Company applied for forgiveness of its PPP Loan, and on November 4, 2021, the Company was notified that the Small Business Administration forgave $95,000 of the principal loan amount and $1,451 of interest. The remaining principal balance of the loan is $61,200 and the remaining accrued interest balance is $935.

On September 30, 2021, future annual maturities of notes payable are as follows:

September 30,	Amount
2022	$604,560
2023	528,924
2024	8,533
2025	3,899
Total notes payable on September 30, 2021	$1,145,916

NOTE 9 – SHAREHOLDERS’ DEFICIT

Preferred Stock

Series B Preferred Stock

On December 12, 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock (the “Series B”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series B, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series B ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series B has a stated value per share of $1,000, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

The Series B is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series B, subject to a ten-day notice (to allow holder conversion). A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

The Series B is convertible into common stock at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the two years preceding or subsequent two years following the Issuance Date, subject to adjustment as otherwise provided in the Certificate of Designations (the “Conversion Price”).

In the event of a conversion of any Series B, the Company shall issue to the holder a number of shares of common stock equal to the sum of the Stated Value plus accrued but unpaid dividends multiplied by the number of shares of Series B Preferred Stock being converted divided by the Conversion Price.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series B but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series B, the holders of Series B will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B equal to the Liquidation Value.

The Series B has voting rights per Series B Share equal to the Liquidation Value per share, divided by the Conversion Price, multiplied by fifty (50). Subject to applicable Colorado law, the holders of Series B will have functional voting control in situations requiring shareholder vote.

The Series B Preferred Stock vests on May 1, 2022.

These Series B preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series B preferred stock agreements, Series B preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series B preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series B preferred stock is classified as temporary equity.

The Company concluded that the Series B Preferred Stock represented an equity host and, therefore, the redemption feature of the Series B Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series B Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series B Preferred Stock were not considered an embedded derivative that required bifurcation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date.

On January 18, 2021, the Board of Directors of the Company agreed to satisfy $295,000 of accrued compensation owed to its executive officers and former executive officer (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan, Management agreed to accept 295 shares of the Company’s Series B convertible preferred stock in settlement of accrued compensation. The conversion feature of the Series B Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series B Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded non-cash stock-based compensation of $3,778,810 related to the beneficial conversion feature arising from the issuance of Series B Preferred Stock.

During the nine months ended September 30, 2021, the Company accrued a dividend payable of $10,525 which was included in preferred stock dividends on the accompanying unaudited condensed consolidated statements of shareholders’ deficit.

As of September 30, 2021, the net Series B Preferred Stock balance was $734,971 which includes stated liquidation value of $721,970 and accrued dividends payable of $13,001. As of December 31, 2020, the net Series B Preferred Stock balance was $429,446 which includes stated liquidation value of $426,970 and accrued dividends payable of $2,476.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Series C Preferred Stock

On August 20, 2020, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series C Convertible Preferred Stock (the “Series C”), with the Secretary of State of the State of Colorado. The Certificate of Designations established 100,000 shares of the Series C, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

The Series C ranks senior with respect to dividends and right of liquidation with the Company’s common stock and junior to all existing and future indebtedness of the Company. The Series C has a stated value per share of $100, subject to adjustment as provided in the Certificate of Designations (the “Stated Value”), and a dividend rate of 2% per annum of the Stated Value.

The Company has no option to redeem the Series C Preferred Stock. If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event as defined below, each of which has been approved by the holders of a majority of the shares of Series C Preferred Stock then outstanding, the Company will redeem all of the shares of Series C Preferred Stock outstanding immediately prior to such mandatory redemption event at a price per share of Series C Preferred Stock equal to the aggregate Series C Liquidation Value, which is 150% of the sum of the Stated Value plus accrued and unpaid dividends, for the shares of Series C Preferred Stock being redeemed.

The Company will deliver ten-day advance written notice prior to the consummation of any mandatory redemption event via email or overnight courier (“Notice of Mandatory Redemption”) to each Holder whose shares are to be redeemed. The Series C is subject to redemption at liquidation Value noted above by the Company. Upon receipt by any Holder of a Notice of Mandatory Redemption, if Holder does not choose to convert, such Holder will promptly submit to the Company such Holder’s Series C Preferred Stock certificates on the Redemption Payment Date. Upon receipt of such Holder’s Series C Preferred Stock certificates, the Company will pay the applicable redemption price to such Holder in cash. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company. Since the Company has determined that a deemed liquidation event is not probable, the Series C is stated at the Stated Value plus accrued and unpaid dividends rather than redemption value, which is liquidation value.

The Series C is convertible at the option of a holder at any time following the issuance date. In the event of a conversion of any Series C Preferred Stock, the Company shall issue to such Holder a number of Conversion Shares equal to (x) the sum of (1) the Stated Value per share of Series C Preferred Stock plus (2) any accrued but unpaid dividends thereon multiplied by (y) the number of shares of Series C Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (z) the Conversion Price with respect to such Series C Preferred Stock. Conversion Price means a price per share of the common stock equal to the lowest daily volume weighted average price of the common stock for any trading day during the two years preceding the date of delivery of the conversion notice, subject to adjustment as otherwise provided in the Series C Certificate of Designation.

Upon liquidation of the Company after payment or provision for payment of liabilities of the Company and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior to the Series C but prior to any distribution to the holders of Common Stock or preferred stock ranking junior upon liquidation to the Series C, the holders of Series C will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series C equal to the Liquidation Value.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

On April 28, 2021, the Company filed an Amended and Restated Certificate of Designations of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (the “Amended Certificate”). The Amended Certificate changes the voting rights of the Series C Preferred Stock on any matters requiring shareholder approval or any matters on which the common shareholders are permitted to vote. Series C Preferred Stock shall have no right to vote on any matters requiring shareholder approval or any matters on which the common shareholders (or other preferred stock of the Company which may vote with the common shareholders) are permitted to vote. With respect to any voting rights of the Series C Preferred Stock set forth herein, the Series C Preferred Stock shall vote as a class, each share of Series C Preferred Stock shall have one vote on any such matter, and any such approval may be given via a written consent in lieu of a meeting of the Holders of the Series C Preferred Stock. Any reference herein to a determination, decision or election being made by the “Majority Holders” shall mean the determination, decision or election as made by Holders holding a majority of the issued and outstanding shares of Series C Preferred Stock at such time. It also adjusts the conversion feature of the Series C Preferred Stock so that any Holder of Series C Preferred Stock cannot convert any portion of the Series C in excess of that number of Series C Preferred Stock that upon conversion would result in beneficial ownership by the Holder of more than 4.99% of the outstanding shares of common stock of the Company.

These Series C preferred stock issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the holder, were evaluated to determine whether temporary or permanent equity classification on the unaudited condensed consolidated balance sheet was appropriate. As per the terms of the Series C preferred stock agreements, Series C preferred stock is redeemable for cash and other assets on the occurrence of a deemed liquidation event. A deemed liquidation event includes a change of control which is not in the Company’s control. As such, since Series C preferred stock is redeemable upon the occurrence of an event that is not within the Company’s control, the Series C preferred stock is classified as temporary equity.

The Company concluded that the Series C Preferred Stock represented an equity host and, therefore, the redemption feature of the Series C Preferred Stock was not considered to be clearly and closely related to the associated equity host instrument. However, the redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series C Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series C Preferred Stock were not considered an embedded derivative that required bifurcation.

On February 24, 2021, the Company entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 2,500 shares of the Company’s Series C Convertible Preferred Stock for $250,000, or $100.00 per share, the stated value, which was used for working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $2,845,238 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

On August 25, 2021, the Company entered into a subscription agreement with an accredited investor whereby the investor agreed to purchase 3,000 shares of the Company’s Series C Convertible Preferred Stock for $300,000, or $100.00 per share, the stated value, which was used for working capital purposes. The conversion feature of the Series C Preferred Stock at the time of issuance was determined to be beneficial on the commitment date. Because the Series C Preferred Stock was perpetual with no stated maturity date, and the conversions could occur any time from the date of issuance, the Company immediately recorded a non-cash deemed dividend of $1,509,523 related to the beneficial conversion feature arising from the issuance of Series C Preferred Stock. This non-cash deemed dividend increased the Company’s net loss attributable to common stockholders and net loss per share.

During the nine months ended September 30, 2021, the Company accrued a dividend payable of $23,504 which was included in preferred stock dividends on the accompanying unaudited condensed consolidated statement of shareholders’ deficit. As of September 30, 2021, the net Series C Preferred Stock balance was $1,909,535 which includes stated liquidation value of $1,880,000 and accrued dividends payable of $29,535. As of December 31, 2020, the net Series C Preferred Stock balance was $1,336,031 which includes stated value of $1,330,000 and accrued dividends payable of $6,031.

Common Stock

Sale of Common Stock

In connection with subscription agreements dated January 13, 2020 and February 18, 2020, the Company received cash proceeds of $280,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.04 per share.

In connection with subscription agreements dated May 8, 2020, the Company received cash proceeds of $161,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.023 per share.

In connection with subscription agreements dated July 2, 2020, the Company received cash proceeds of $280,000 from investors for the purchase of 21,538,462 shares of the Company’s common stock at $0.013 per share.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Issuance of Common Stock for Services

Issuance of Common Stock for Professional Fees

On February 20, 2020 and effective March 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 1,250,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $50,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, as of September 30, 2020, the Company recorded stock-based professional fees of $50,000.

On March 31, 2020 and effective April 1, 2020, the Company entered into two one-year advisory board agreements with two individuals for services to be rendered on the Company’s medical advisory board. In connection with these advisory board agreements, the Company issued an aggregate of 500,000 restricted common shares of the Company to these advisory board members. These shares vest on April 1, 2021. These shares were valued at $20,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the nine months ended September 30, 2020, accretion of stock-based consulting fees amounted to $10,000 and the remaining stock-based consulting fees of $10,000 shall be accreted over the remaining vesting period.

On July 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $6,500, or $0.013 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, as of September 30, 2020, the Company recorded stock-based professional fees of $3,250 and prepaid expenses of $3,250 which will be amortized over the remaining term of the agreement.

On January 6, 2021, the Company issued 100,000 shares of its common stock for business development services rendered. These shares were valued at $10,000, or $0.10 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $10,000.

On February 1, 2021, the Company issued an aggregate of 700,000 shares of its common stock for business development, advisory and consulting services rendered and to be rendered. These shares were valued at $54,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date and will be amortized into stock-based consulting fees over the term of the agreement or vesting period ranging from immediately to one year. In connection with the issuance of these shares, during the nine months ended September 30, 2021, the Company recorded stock-based professional fees of $41,600 and prepaid expenses of $13,000 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 0.75 years.

On March 8, 2021, the Company issued an aggregate of 750,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $49,500, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $49,500.

On April 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $135,000, or $0.054 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $135,000.

On June 3, 2021, the Company issued 200,000 shares of its common stock for technology services rendered. These shares were valued at $6,000, or $0.03 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $6,000.

On July 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $72,500, or $0.029 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $72,500.

On August 23, 2021, the Company issued 500,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $19,000, or $0.038 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $1,979 and prepaid expenses of $17,021 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 1.00 year.

During the nine months ended September 30, 2021, the Company recorded stock-based professional fees of $43,250 in connection with the amortization to prepaid expenses of $38,250 and accretion of stock-based professional fees of $5,000 related to common shares previously issued.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Issuance of Common Stock for Stock-Based Compensation

On April 1, 2020, the Company entered into an employment agreement with an accounting manager. Pursuant to this employment agreement, the Company agreed to grant a restricted stock award of 200,000 common shares of the Company which will vest on May 1, 2021. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $8,000, or $0.04 per common share, based on contemporaneous common share sales. In connection with these shares, the Company shall record stock-based compensation over the vesting period.

On April 28, 2020, the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 6,750,000 common shares of the Company which were valued at $270,000, or $0.04 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period.

On February 1, 2021, the Company issued 200,000 shares of its common stock to an individual who agreed to act as the Company’s national sales manager for services to be rendered. These shares were valued at $15,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17, 2021, this individual resigned, and these shares have been forfeited.

On March 8, 2021, the Company granted restricted stock awards for an aggregate of 2,500,000 common shares of the Company to an employee and an officer of the Company for services to be rendered. Which were valued at $165,000, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17,2021, this individual resigned, and these shares have been forfeited.

On July 22, 2021, pursuant to the Share Exchange Agreement and Plan of Reorganization (See Note 3), the Company issued 976,500 shares of its common stock to employees of Mobile Tint LLC as a bonus. These shares were valued at $24,413, or $0.025 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based compensation of $24,413.

On September 17, 2021, the Company granted a restricted stock award for 1,000,000 common shares of the Company to an employee for services to be rendered through May 1, 2022 which were valued at $30,600, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest on May 1, 2022. In connection with these shares, the Company shall record stock-based compensation over the vesting period.

During the nine months ended September 30, 2021 and 2020, aggregate accretion of stock-based compensation expense on granted non-vested shares amounted to $224,588 and $366,825, respectively. Total unrecognized compensation expense related to these unvested common shares on September 30, 2021 amounted to $92,262 which will be amortized over the remaining vesting period of approximately 0.75 years.

Issuance of Common Stock for Accrued Compensation

On March 19, 2021, the Company issued 944,767 shares of its common stock pursuant to the terms of a Notice of Separation and General Release Agreement. These shares were valued at $55,741, or $0.059 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company reduced accrued compensation by $40,625 and recorded stock-based compensation of $15,116.

The following table summarizes activity related to non-vested shares:

	Number of Non-Vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2020	23,826,926	$0.16
Granted	6,194,767	0.06
Forfeited	(700,000)	(0.07)
Shares vested	(15,051,573)	(0.14)
Non-vested, September 30, 2021	14,270,120	$0.14

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Issuance of Common Stock Pursuant to Share Exchange Agreement

On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Member Units (see Note 3). The Mobile Member Units were exchanged for restricted shares of the Company’s common stock, in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. In connection with the Exchange Agreement, the Company issued 28,021,016 shares of its common stock. These shares were valued at $694,921, or $0.0248 based on the quoted closing price of the Company’s common stock on the measurement date.

Common Stock Issued for Accounts Payable

On January 13, 2020, the Company issued 151,456 common shares upon conversion of accounts payable of $6,058, or $0.04 per common share, based on contemporaneous common share sales by the Company.

On May 4, 2021, the Company issued 3,801,224 common shares upon conversion of accounts payable of $117,838, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date.

Common Stock Issued for Debt Conversion

During the nine months ended September 30, 2020, the Company issued 37,171,800 shares of its common stock upon the conversion of convertible notes with bifurcated embedded conversion option derivatives including principal of $152,285, accrued interest of $36,244, and fees of $2,500. The conversion price was based on contractual terms of the related debt. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $297,919 which is associated with the different between the fair market value of the shares issued upon conversion of $450,204 and the conversion price and is equal to the fair value of the additional shares of common stock transferred upon conversion.

Common Stock Issued for Conversion of Series A Preferred Stock

During the nine months ended September 30, 2020, the Company issued 16,132,701 shares its common stock upon the conversion of 211,200 shares of Series A preferred with a stated redemption value of $211,200 and related accrued dividends payable of $4,224. The conversion price was based on contractual terms of the related Series A preferred shares. Upon conversion, the Company reclassified put premium of $49,543 to paid-in capital.

Common Stock Issued for Deferred Compensation

On April 17, 2020, the Company issued 203,125 common shares upon conversion of an accrued deferred compensation liability of $16,250.

Common Stock Issued Upon Warrant Exercise

On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

Stock Options

For the nine months ended September 30, 2021 and 2020, the Company recorded $0 and $576,025 of compensation expense related to stock options, respectively. Total unrecognized compensation expense related to unvested stock options on September 30, 2021 amounted to $0.

Stock option activities for the nine months ended September 30, 2021 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2020	8,445,698	$0.40	5.10	$48,000
Granted	-	-	-	-
Forfeited	-	-	-	-
Balance Outstanding, September 30, 2021	8,445,698	$0.40	4.33	$2,160
Exercisable, September 30, 2021	8,445,698	$0.40	4.33	$2,160

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Warrants

On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

Warrant activities for the nine months ended September 30, 2021 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2020	2,050,000	$0.05	3.66	$137,000
Exercised	(1,050,000)	0.01	-	-
Cancelled	-	-	-	-
Balance Outstanding September 30, 2021	1,000,000	$0.09	2.80	$-
Exercisable, September 30, 2021	1,000,000	$0.09	2.80	$-

2018 Long-Term Incentive Plan

On June 7, 2018, a majority of the Company’s shareholders and its board approved the adoption of a 2018 Long-Term Incentive Plan (the “2018 Plan”). The purpose of the 2018 Plan is to advance the interests of the Company, its affiliates and its stockholders and promote the long-term growth of the Company by providing employees, non-employee directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of the Company and its affiliates, thereby aligning the interests of such individuals with the interests of the Company’s stockholders and providing them additional incentives to continue in their employment or affiliation with the Company. The Plan was adopted on June 7, 2018 and effective on August 2, 2018. Under the 2018 Plan, the Plan Administrator may grant:

●	options to acquire the Company’s common stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of the Company’s common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of the Company’s outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

●	stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of the Company’s common stock, or a combination thereof, as determined by the Administrator.

●	restricted stock awards, which are awards of the Company’s shares of common stock that vest in accordance with terms and conditions established by the Administrator.

●	restricted stock units, which are awards that are based on the value of the Company’s common stock and may be paid in cash or in shares of the Company’s common stock.

●	other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, and which may involve the transfer of actual shares of the Company’s common stock or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

●	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

The aggregate number of shares of common stock and number of shares of the Company’s common stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares, of which 11,445,698 shares have been issued or granted under incentive stock options and 29,451,070 shares of restricted stock have been issued as of September 30, 2021. All shares underlying grants are expected to be issued from the Company’s unissued authorized shares available.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of September 30, 2021, other than discussed below, the Company is not involved in any other pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

On March 8, 2021, a former officer of the Company resigned. Both parties alleged certain claims against the other, including certain compensation claims, and are in discussion regarding resolution. Neither party has filed litigation. The Company intends to vigorously defend itself against any possible claims and assert any relevant claims against the former executive and believes it will prevail.

Accrued Compensation

During the early stages of the pandemic, the Company and certain employees/contractors agreed to a 20-30% deferral of their base compensation. At a later date, the Company offered to convert this deferred amount to equity of the Company. For those that rejected this offer, there were no assurances that the 20-30% temporary reduction would be paid in cash.

Employment Agreements

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days’ advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

●	An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

●	After the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

●	Annual cash performance bonus opportunity as determined by the Board.

●	An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per unit. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.85 per common unit contingent upon the achievement of certain performance objectives.

●	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

The April 25, 2018 financing received of $1,240,000 triggered the right of the employee to receive the deferred salary and the 5% bonus provision disclosed above.

Mr. Silverman’s employment agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his employment agreement), or if Mr. Silverman resigned for “good reasons” (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman’s employment is terminated by the Company for “cause” (as defined in his employment agreement), or if Mr. Silverman resigned without “good reasons” (as defined in his employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant. On June 30, 2020, the Company amended the employment agreement of Mr. Silverman to provide for successive one-year extensions until either the executive or the Board of Directors of the Company gives notice to terminate the employment agreement per its terms. This employment agreement amendment also includes an allowance of up to $10,000 per year to cover uncovered medical/dental expenses for Mr. Silverman and his family.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

On January 18, 2021, the Company’s board of directors approved a bonus to officers and an employee of the Company in the aggregate amount of $330,000 which shall be initially deferred and was recorded as an accrued compensation on the bonus approval date.

On July 21, 2021, the Company entered into the Employment Agreement with Mr. Wanke, the President of Mobile, to serve as the President of C-Bond’s Safety Solutions Group. Under the three-year Employment Agreement, Mr. Wanke will receive a base salary of $240,000 per year, which may be increased from time to time with the approval of the board of directors. In addition, Mr. Wanke may receive an annual bonus as determined by the board of directors. It is understood that although Mr. Wanke’s base salary will be paid by Mobile, 50% of the base salary will be allocated to the expenses of Mobile, and the other 50% of the base salary will be allocated to the expenses of the Company. The term of this Agreement (the “Initial Term”) shall begin as of July 21, 2021 (the “Effective Date”) and shall end on the earlier of (i) the third anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with the Employment Agreement. This Initial Term and any Renewal Term (as defined below) shall automatically be extended for one or more additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Executive provide notice to the other Party of their desire to not so renew the Initial Term or Renewal Term (as applicable) at least thirty (30) days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable. All unvested shares of stock and stock options shall expire upon such termination, if any. The Executive shall be eligible for an annual bonus payment in an amount to be determined by the Board of Directors of the Company (the “Bonus”). The Bonus shall be determined and payable based on the achievement of certain performance objectives of the Company as established by the Board and communicated to and agreed to by the Executive in writing as soon as practicable after commencement of the year in respect of which the Bonus is paid. The Bonus, if earned, is payable in cash and/or restricted stock at the discretion of the Board. It is understood between the Parties that the target bonus for each year shall be up to 50% of the Base Salary.

Licensing Agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice’s intellectual property rights, to use, make, distribute, offer, and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through September 30, 2021.

Anti-Dilution Rights Related to C-Bond Systems, LLC

Prior to the Merger, C-Bond Systems, LLC entered into certain contracts, described below, which provided certain anti-dilution protection to the counterparties to those contracts. The Company believes that these contracts do not apply to any future issuances of equity by C-Bond Systems, Inc.

In 2013, pursuant to a subscription agreement, the Company’s subsidiary. C-Bond Systems, LLC issued 2,425,300 common shares. To the extent that during the term of the agreement C-Bond Systems, LLC issues any “down-round” or subsequent investments based upon an enterprise value of less than $2,000,000 (“Dilutive Transaction”) (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units were issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the contract obligated C-Bond Systems, LLC to issue the investor additional common units in C-Bond Systems, LLC in an amount which would provide them with the ownership percentage interest which they would have held in C-Bond Systems, LLC represented by the common units purchased by them on this date.

In 2015, pursuant to a subscription agreement, C-Bond Systems, LLC issued 3,880,480 common shares to an entity at $0.77 per common share. This agreement entitled the subscriber to anti-dilution protection to the extent that C-Bond Systems, LLC issued any equity in a “down-round” based upon a value of less than $0.77 per common unit of C-Bond Systems, LLC (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by C-Bond Systems, LLC in which common units are issued to the seller of such assets (“Dilutive Transaction”)). Contemporaneously with the Dilutive Transaction the contract obligated C-Bond Systems, LLC to issue the Subscriber additional common units in C-Bond Systems, LLC in an amount which would provide the investor with the ownership percentage interest in C-Bond Systems, LLC on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

In 2016, pursuant to a subscription agreement, C-Bond Systems, LLC issued 1,175,902 common shares to an entity at $0.85 per common share. This agreement entitled this investor to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement C-Bond Systems, LLC issued any equity in a “down round” based upon a value of less than $0.85 per common share, including the issuance of options with an exercise price per share of less than $0.85 to compensate employees or consultants (“Dilutive Transaction”), subject to exclusions for issuances of common shares or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The agreement obligated C-Bond Systems, LLC to give to this investor written notice (an “Issuance Notice”) of any proposed issuance by C-Bond Systems, LLC of any C-Bond Systems, LLC common units, or other form of equity interest (excluding issuances of C-Bond Systems, LLC options or other equity to compensate employees or consultants and the issuance of shares in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This contract entitled the investor to purchase their pro rata portion of such shares or other equity interest of C-Bond Systems, LLC at the price and on the other terms and conditions specified in the issuance notice.

NOTE 11 – CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits. The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. There were no balances in excess of FDIC insured levels as of September 30, 2021 and December 31, 2020. The Company has not experienced any losses in such accounts through September 30, 2021.

Geographic Concentrations of Sales

For the nine months ended September 30, 2021 and 2020, all sales were in the United States.

Customer Concentrations

For the nine months ended September 30, 2021, three customers accounted for approximately 47.4% of total sales (12.6%, 11.3%, and 23.5%, respectively). For the nine months ended September 30, 2020, one customer accounted for approximately 24.0% of total sales.

On September 30, 2021, two customers accounted for 57.3% (26.7% and 30.6%, respectively) of the net accounts receivable balance. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Vendor Concentrations

Generally, the Company purchases substantially all of its inventory from five suppliers. The loss of these suppliers may have a material adverse effect on the Company’s consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 12 – SEGMENT REPORTING

During the nine months ended September 30, 2020, the Company operated in one reportable business segment, which consisted of the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system (the “C-Bond Segment”). During the nine months ended September 30, 2021, the Company operated in two reportable business segments - (1) the manufacture and sale of a windshield strengthening water repellent solution as well as a disinfection product, and the sale of multi-purpose glass strengthening primer and window film mounting solutions, including ballistic-resistant film systems and a forced entry system (the “C-Bond Segment”), and (2) the distribution and installation of window film solutions (the “Mobile Tint Segment”). The Company’s reportable segments were strategic business units that offered different products. They were managed separately based on the fundamental differences in their operations and locations.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

Information with respect to these reportable business segments for the three and nine months ended September 30, 2021 and 2020 was as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Revenues:
C-Bond	$80,878	$252,940	$370,198	$356,770
Mobile Tint	593,640	-	593,640	-
	674,518	252,940	963,838	356,770
Depreciation and amortization:
C-Bond	2,472	2,655	7,417	11,141
Mobile Tint	26,461	-	26,461	-
	28,933	2,655	33,878	11,141
Interest expense:
C-Bond	-	34	1,372	307
Mobile Tint	1,253	-	1,253	-
Other (a)	28,647	274,932	70,824	732,240
	29,900	274,966	73,449	732,547
Net (loss) income:
C-Bond	(325,016)	(478,924)	(1,304,798)	(1,846,709
Mobile Tint	170,753	-	170,753	-
Other (a)	(336,514)	959,320	(4,799,730)	(773,043)
	$(490,777)	$480,396	$(5,933,775)	$(2,619,752)

	September 30, 2021	December 31, 2020
Identifiable long-lived tangible assets on September 30, 2021 and December 31, 2020 by segment
C-Bond	$11,266	$18,683
Mobile Tint	134,404	-
	$145,670	$18,683

(a)	The Company does not allocate any general and administrative expense of its holding company activities to its reportable segments, because these activities are managed at the corporate level.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(UNAUDITED)

NOTE 13 – REVENUE RECOGNITION

The revenue that the Company recognizes arises from purchase requests the Company receives from its customers. The Company’s performance obligations under the purchase orders correspond to each shipment of product that the Company makes to its customer under the purchase orders; as a result, each purchase order generally contains more than one performance obligation based on the number of products ordered, the quantity of product to be shipped and the mode of shipment requested by the customer. Control of the Company’s products transfers to its customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, the Company’s products, which generally occurs at the later of when the customer obtains title to the product or when the customer assumes risk of loss of the product. The transfer of control generally occurs at a point of shipment from the Company’s warehouse. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

When the Company receives a purchase order from a customer, the Company is obligated to provide the product during a mutually agreed upon time period. Depending on the terms of the purchase order, either the Company or the customer arranges delivery of the product to the customer’s intended destination. In situations where the Company has agreed to arrange delivery of the product to the customer’s intended destination and control of the product transfers upon loading of the Company’s product onto transportation equipment, the Company has elected to account for any freight income associated with the delivery of these products as freight revenue, since this activity fulfills the Company’s obligation to transfer the product to the customer.

Transaction Price

The Company agrees with its customers on the selling price of each transaction. This transaction price is generally based on the product, market conditions, including supply and demand balances and freight. In the Company’s contracts with customers, the Company allocates the entire transaction price to the sale of product to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Returns of the Company’s product by its customers are permitted only when the product is not to specification and were not material for the nine months ended September 30, 2021 and 2020. Any sales tax, value added tax, and other tax the Company collects concurrently with its revenue-producing activities are excluded from revenue.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Revenue Disaggregation

The Company tracks its revenue by product and service. The following table summarizes our revenue by product for the three and nine months ended September 30, 2021 and 2020:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
C-Bond Secure multi-purpose and BRS ballistic resistant glass protection systems	$24,553	$54,205	$184,845	$116,388
C-Bond Nanoshield solution sales	52,645	73,699	159,017	90,028
Disinfection products	-	116,851	7,130	134,989
C-Bond installation and other services	-	3,515	12,143	4,892
Window tint installation and sales	593,640	-	593,640	-
Freight and delivery	3,680	4,670	7,063	10,473
Total	$674,518	$252,940	$963,838	$356,770

NOTE 14 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

In October 2019, the Company entered into an 18-month lease agreement for the lease of office and warehouse space under a non-cancelable operating lease through May 31, 2021. From the lease commencement date of December 1, 2019 until November 30, 2020, monthly rent was $4,444 and from December 1, 2020 to May 31, 2021, monthly rent was $4,577 per month. On May 12, 2021 and effective June 1, 2021, the Company entered into an amendment to the lease which extended the lease for one year until May 31, 2022 at a monthly base rent of $5,283.

In connection with the Exchange Agreement, the Company was named as guarantor (“Guarantor”) of a Commercial Lease Agreement dated July 21, 2021, by and between landlord MDW Management, LLC, a company owned by Michael Wanke and his wife and tenant Mobile Tint, LLC d/b/a A-1 Glass (the “Lease”). The term of the Lease is 60 months, at a minimum monthly rent of $5,600 (not including tax), with two five-year options for the tenant to renew. The Company’s obligation as Guarantor of the Lease will terminate upon the occurrence of earlier of the following: (i) the date of Guarantor’s acquisition of 100% of the ownership interests of Mobile; (ii) the date that Guarantor beneficially owns less than an eighty percent (80%) ownership interest in Mobile; or (iii) two (2) years from and after the effective date of the guaranty.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2019, the Company had elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. Since the terms of the Company’s operating lease for its office space prior to October 2019 was 12 months or less on the date of adoption, pursuant to ASC 842, the Company determined that the lease met the definition of a short-term lease, and the Company did not recognize the right-of use asset and lease liability arising from this lease. Upon renewal of the lease in October 2019, the Company analyzed the new lease and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheet, at fair value.

During the nine months ended September 30, 2021 and 2020, in connection with its operating leases, the Company recorded rent expense of $79,429 and $69,260, respectively, which included rent on a short-term lease for a corporate apartment and is expensed during the period and included in operating expenses on the accompanying unaudited condensed consolidated statements of operations.

The significant assumption used to determine the present value of the lease liability in October 2019 and July 2021 was a discount rate of 12% which was based on the Company’s estimated incremental borrowing rate.

On September 30, 2021 and December 31, 2020, right-of-use asset (“ROU”) is summarized as follows:

	September 30, 2021	December 31, 2020
Office leases right of use assets	$253,433	$74,296
Less: accumulated amortization	(7,881)	(52,524)
Balance of ROU assets	$245,552	$21,772

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

On September 30, 2021 and December 31, 2020, operating lease liabilities related to the ROU assets are summarized as follows:

	September 30, 2021	December 31, 2020
Lease liabilities related to office leases right of use assets	$245,552	$22,216
Less: current portion of lease liabilities	(39,879)	(22,216)
Lease liabilities – long-term	$205,673	$-

On September 30, 2021, future minimum base lease payments due under non-cancelable operating leases are as follows:

September 30,	Amount
2022	$67,200
2023	67,200
2024	67,200
2025	67,200
2026	56,000
Total minimum non-cancelable operating lease payments	324,800
Less: discount to fair value	(79,248)
Total lease liability on September 30, 2021	$245,552

NOTE 15 – RELATED PARTY TRANSACTIONS

Due from Related Party

On September 30, 2021 and December 31, 2020, the Company has an amount due from the Company’s chief executive officer of $29,705 and $5,526, respectively, related to the overpayment of accrued compensation. The balance due is included in due from related party on the accompanying condensed consolidated balance sheets.

Sales and Accounts Receivable – Related Party

During the nine months ended September 30, 2021, the Company recognized sales of $1,200 to a company partially owned by officers of the Company. On September 30, 2021, accounts receivable from this related party company amounted to $1,200.

NOTE 16 – SUBSEQUENT EVENTS

Common stock issued for professional services

On October 1, 2021, the Company issued 6,000,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $207,600, or $0.0346 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company shall record stock-based professional fees of $207,600 over the six month agreement term.

Convertible note and warrants

On October 15, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Mercer Street Global Opportunity Fund, LLC (the “Investor”), pursuant to which the Company issued and sold to Investor a 10% Original Issue Discount Senior Convertible Promissory Note in the principal amount of $825,000 (the “Initial Note”) and five-year warrants to purchase up to 16,500,000 shares of the Company’s common stock at an exercise price of $0.05 per share, an amount equal to 50% of the conversion shares to be issued (the “Initial Warrants”). The Company received net proceeds of $680,000, which is net of original issue discounts of $75,000, placement fees of $60,000, and legal fees of $10,000.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The transactions contemplated under the SPA closed on October 18, 2021. Pursuant to the SPA, the Investor has agreed to purchase an additional $825,000 10% Original Issue Discount Senior Convertible Promissory Note (the “Second Note,” and together with the Initial Note, the “Notes”), and a five-year warrant (the “Second Warrant,” and together with the Initial Warrant, the “Warrants”) to purchase, in the aggregate, shares of the Company’s common stock at an exercise price of $0.05 per share from the Company in an amount equal to 50% of the conversion shares to be issued upon the same terms as the Initial Note and Initial Warrant (subject to there being no event of default under the Initial Note or other customary closing conditions), within three trading days of a registration statement registering the shares of the Company’s common stock issuable under the Notes (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”) being declared effective by the SEC.

The Notes mature 12 months after issuance, bear interest at a rate of 4% per annum, and are initially convertible into the Company’s common stock at a fixed conversion price of $0.025 per share, subject to adjustment for stock splits, stock combinations, dilutive issuances, and similar events, as described in the Notes. If the average Closing Price during any 10 consecutive Trading Day period beginning and ending during the 60 Day Effectiveness Period (the “Average Closing Price”) is below the Conversion Price than the conversion price shall be reduced to such Average Closing Price but in no event less than $0.0175. The “60 Day Effectiveness Period” means the 60 calendar days beginning on the day the Registration Statement filed in connection with the Registration Rights Agreement covering the respective Tranche is first declared effective by the SEC.

The Notes may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Notes may be prepaid in an amount equal to 110% of the principal amount plus accrued interest. From day 181 through the day immediately preceding the maturity date, the Notes may be prepaid in an amount equal to 120% of the principal amount plus accrued interest.

The Notes and Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

In connection with the SPA, the Company entered into a Registration Rights Agreement dated October 15, 2021 (the “Registration Rights Agreement”), with the Investor pursuant to which it is obligated to file a registration statement with the SEC within 45 days after the date of the agreement to register the resale by the Investor of the conversion shares and warrant shares, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed.

Upon the occurrence of an event of default under the Notes, the Investor has the right to be prepaid at 125% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum.

The Company has also granted the Investor a 12-month (or until the Notes are no longer outstanding) right to participate in specified future financings, up to a level of 30%.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

In connection with the SPA, on October 18, 2021, the Company issued 668,151 shares of its common stock to the placement agent as fee for the capital raise. The 668,151 shares of common stock issued were recorded as a debt discount of $14,064 based on the relative fair value method to be amortized over the life of the note. The 16,500,000 Initial Warrants were valued at $347,142 using the relative fair value method and recorded as a debt discount to be amortized over the life of the note. The original issue discounts of $75,000, placement fees of $60,000, and legal fees of $10,000 have been recorded as a debt discount to be amortized into interest expense over the twelve-month term of the note.

The Initial Note was convertible into common shares at an initial conversion price of is $0.025 which was lower than the fair value of common shares based on the quoted closing price of the Company’s common stock on the measurement date. Additionally, as warrants and common shares were issued with the Initial Note, the proceeds were allocated to the instrument based on relative fair value. The Initial Warrants did not contain any features requiring liability treatment and therefore were classified as equity. The value allocated to the Initial Warrants and common shares issued was $347,142 and $14,064, respectively, and $318,794 was allocated to the beneficial conversion feature. Since the intrinsic value of the beneficial conversion feature, warrants and common shares was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature, warrants and common shares issued was limited to the amount of the proceeds allocated to the convertible instrument.

Accordingly, the Company recorded an aggregate non-cash debt discount of $680,000 with the credit to additional paid in capital. The debt discount associated shall be amortized to interest expense over the term of the Convertible Note.

The Company uses the Binomial Valuation Model to determine the fair value of its stock warrants which requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock warrants;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock warrants; and

●	the risk-free interest rate over the expected life of the stock warrants.

The Company’s computation of the expected life of issued stock warrants was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

On October 18, 2021, the fair value of the stock warrants was estimated at issuance using the Binomial Valuation Model with the following assumptions:

Dividend rate	—%
Term (in years)	5 years
Volatility	348.5%
Risk—free interest rate	1.16%

PPP loan forgiveness

The Company applied for forgiveness of its PPP Loan, and on November 4, 2021, the Company was notified that the Small Business Administration forgave $95,000 of the principal loan amount and $1,451 of interest. The remaining principal balance of the loan is $61,200 and the remaining accrued interest balance is $935.

C-BOND SYSTEMS, INC.

66,000,000 Shares of Common Stock Underlying Convertible Promissory Notes for Resale by Selling Security Holders

33,000,000 Shares of Common Stock Underlying Warrants for Resale by Selling Security Holders

PROSPECTUS

_____________, 2021

Through and including                    , 2022 (the 40th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Securityholders. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$306
Accounting fees and expenses*	10,000
Legal fees and expenses*	25,000
Printing expenses*	100
Miscellaneous fees and expenses*	250
Total expenses*	$35,656

*	Estimated

Item 14. Indemnification of Directors and Officers.

Our third amended and restated articles of incorporation and our Bylaws provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Colorado Corporations Associations Act (“CCAA”) Section 7-108-402, set forth below:

CO Rev Stat § 7-108-402 (2016):

(1)	If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

(2)	No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation’s right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our bylaws and third amended and restated articles of incorporation, as amended, provides that no officer or director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the CCAA. The effect of this provision of our third amended and restated articles of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 7-108-402 and 7-108-403 of the CCAA. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the CCAA is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our third amended and restated articles of incorporation, as amended, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the CCAA, as so amended. Any repeal or amendment of provisions of our third amended and restated articles of incorporation, as amended, limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our third amended and restated articles of incorporation, as amended, also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our bylaws and our third amended and restated articles of incorporation, as amended, will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our bylaws and third amended and restated articles of incorporation, as amended, is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the CCAA requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our third amended and restated articles of incorporation, as amended, or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our third amended and restated articles of incorporation, as amended, may have or hereafter acquire under law, our third amended and restated articles of incorporation, as amended, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our third amended and restated articles of incorporation, as amended, affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our third amended and restated articles of incorporation, as amended, will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our third amended and restated articles of incorporation, as amended.

Our bylaws, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our third amended and restated articles of incorporation, as amended. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the CCAA.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us involving sales of our securities that were not registered under the Securities Act during the past three years:

Sale of Common Stock

In connection with a subscription agreement dated April 23, 2019, during the year ended December 31, 2019, the Company received cash proceeds of $300,000 from an investor for the purchase of 2,000,000 shares of the Company’s common stock at $0.15 per share.

In connection with subscription agreements, during the year ended December 31, 2019, the Company received cash proceeds of $480,000 from investors for the purchase of 10,750,000 shares of the Company’s common stock at prices ranging from $0.04 to $0.05 per share.

In connection with subscription agreements dated January 13, 2020 and February 18, 2020, the Company received cash proceeds of $280,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.04 per share.

In connection with subscription agreements dated May 8, 2020, the Company received cash proceeds of $161,000 from an investor for the purchase of 7,000,000 shares of the Company’s common stock at $0.023 per share.

In connection with subscription agreements dated July 2, 2020, the Company received cash proceeds of $280,000 from investors for the purchase of 21,538,462 shares of the Company’s common stock at $0.013 per share.

In connection with a subscription agreement dated December 31, 2020, the Company received cash proceeds of $100,000 from an investor for the purchase of 1,851,852 shares of the Company’s common stock at $0.054 per share.

Issuance of Common Shares for Services

Issuance of common shares for professional fees

On March 12, 2019, the Company entered into a consulting agreement for advisory services to be rendered. In connection with this consulting agreement, the Company issued 485,060 restricted vested common shares of the Company to a consultant for services to be rendered. These shares were valued at $82,460, or $0.17 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, during the year ended December 31, 2019, the Company recorded stock-based professional fees of $82,460.

On March 14, 2019, the Company entered into an Advisory Board Agreement and a related Restricted Stock Award Agreement with an advisor (the “Advisor”) to act as a member of the Company’s advisory board. The Advisory Board Agreement has a term of one year and will renew automatically unless terminated by either party. In connection with this advisory agreement, the Company issued 200,000 restricted common shares of the Company to the Advisor under its 2018 Long Term Incentive Plan. These shares will vest on the first anniversary date of the Restricted Stock Award Agreement. If the Advisor’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. These shares were valued at $32,000, or $0.16 per common share, based on quoted closing price on the date of grant. In connection with this Advisory Board Agreement, during the years ended December 31, 2020 and 2019, the Company recorded stock-based professional fees of $6,667 and $25,333, respectively.

On May 20, 2019, the Company entered into a six-month consulting agreement with an individual for business development services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $47,000, or $0.094 per common share, based on quoted closing price on the date of grant. In connection with this consulting agreement, the Company recorded stock-based professional fees of $47,000.

On October 1, 2019, the Company entered into a one-month Digital Marketing and Social Media Exposure Agreement (the “Marketing Agreement”) with a third-party entity. Pursuant to the Marketing Agreement, the Company issued 350,000 common shares of the Company which were valued at $15,400, or $0.044 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $15,400.

On November 19, 2019, the Company issued 510,000 common shares of the Company for consulting services rendered. These shares were valued at $25,500, or $0.05 per common share, based on contemporaneous common share sales on the agreement date. In connection with this agreement, the Company recorded professional fees of $25,500.

On February 20, 2020 and effective March 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 1,250,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $50,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $50,000.

On March 31, 2020 and effective April 1, 2020, the Company entered into two one-year advisory board agreements with two individuals for services to be rendered on the Company’s medical advisory board. In connection with these advisory board agreements, the Company issued an aggregate of 500,000 restricted common shares of the Company to these advisory board members. These shares vest on April 1, 2021. These shares were valued at $20,000, or $0.04 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, accretion of stock-based consulting fees amounted to $15,000 and the remaining stock-based consulting fees of $5,000 shall be accreted over the remaining vesting period.

On July 1, 2020, the Company entered into a six-month consulting agreement with an entity for investor relations services. In connection with this consulting agreement, the Company issued 500,000 restricted common shares of the Company to the consultant. These shares vest immediately. These shares were valued at $6,500, or $0.013 per common share, based on contemporaneous common share sales by the Company. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,500.

On October 1, 2020, the Company entered into a patent expense reimbursement agreement. In connection with this agreement, the Company issued 25,000 restricted common shares of the Company to this entity. These shares were valued at $275, or $0.011 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this agreement, the Company recorded research and development expense of $275.

On October 6, 2020, the Company entered into a settlement agreement related to the termination of a previous investor relations agreement. In connection with this settlement agreement, the Company issued 1,275,000 restricted common shares of the Company to this consultant. These shares were valued at $10,200, or $0.008 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this settlement agreement, the Company recorded stock-based consulting fees of $10,200.

On October 7, 2020, the Company entered into a six-month consulting agreement for investor relations services to be rendered. In connection with this consulting agreement, the Company issued 9,000,000 restricted common shares of the Company to this consultant. These shares were valued at $76,500, or $0.0085 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $38,250 and as of December 31, 2020, recorded prepaid expenses of $38.250 which will be amortized into stock-based consulting fees over the remaining term of the agreement.

On October 9, 2020, the Company issued 500,000 shares of its common stock for strategic consulting services to be rendered. These shares were valued at $6,000, or $0.012 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with this consulting agreement, during the year ended December 31, 2020, the Company recorded stock-based professional fees of $6,000 since there was no defined term of the agreement.

On January 6, 2021, the Company issued 100,000 shares of its common stock for business development services rendered. These shares were valued at $10,000, or $0.10 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $10,000.

On February 1, 2021, the Company issued an aggregate of 700,000 shares of its common stock for business development, advisory and consulting services rendered and to be rendered. These shares were valued at $54,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date and will be amortized into stock-based consulting fees over the term of the agreement or vesting period ranging from immediately to one year. In connection with the issuance of these shares, during the nine months ended September 30, 2021, the Company recorded stock-based professional fees of $41,600 and prepaid expenses of $13,000 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 0.75 years.

On March 8, 2021, the Company issued an aggregate of 750,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $49,500, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $49,500.

On April 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $135,000, or $0.054 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $135,000.

On June 3, 2021, the Company issued 200,000 shares of its common stock for technology services rendered. These shares were valued at $6,000, or $0.03 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $6,000.

On July 7, 2021, the Company issued 2,500,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $72,500, or $0.029 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based professional fees of $72,500.

On August 23, 2021, the Company issued 500,000 shares of its common stock for business development and consulting services rendered and to be rendered. These shares were valued at $19,000, or $0.038 per common share, based on the quoted closing price of the Company’s common stock on the measurement date, and will be amortized into stock-based consulting fees over the term of the agreement or vesting period. In connection with the issuance of these shares, as of September 30, 2021, the Company recorded stock-based professional fees of $1,979 and prepaid expenses of $17,021 which will be amortized into stock-based professional fees over the term of the agreement or vesting period of 1.00 year.

On October 1, 2021, the Company issued 6,000,000 shares of its common stock for investor relations services to be rendered. These shares were valued at $207,600, or $0.0346 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company shall record stock-based professional fees of $207,600 over the six month agreement term.

Issuance of common shares for stock-based compensation

On July 29, 2019, the Company entered into restricted stock award agreements (the “Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 10,500,000 common shares of the Company which were valued at $525,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2020. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

In November 2019, the Company entered into restricted stock award agreements with two employees. Pursuant to these restricted stock award agreements, the Company agreed to grant restricted stock awards for an aggregate of 1,300,000 common shares of the Company which were valued at $65,000, or $0.05 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below. These shares shall be considered outstanding for legal purposes but shall be excluded from basic earnings per share until vesting occurs.

On April 1, 2020, the Company entered into an employment agreement with an accounting manager. Pursuant to this employment agreement, the Company agreed to grant a restricted stock award of 200,000 common shares of the Company which will vest on May 1, 2021. If the employee’s employment is terminated without cause or for good reason (both as defined in the employment agreement), or a change of control event (as defined in the employment agreement) occurs, these shares will immediately vest. For any other termination of employment, unvested restricted stock shall immediately terminate. These shares were valued on the date of grant at $8,000, or $0.04 per common share, based on contemporaneous common share sales. In connection with these shares, the Company recorded stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

On April 28, 2020, the Company entered into restricted stock award agreements (the “April 2020 Restricted Stock Award Agreements”) with executive officers and employees. Pursuant to the April 2020 Restricted Stock Award Agreements, the Company agreed to grant restricted stock awards for an aggregate of 6,750,000 common shares of the Company which were valued at $270,000, or $0.04 per common share, based on contemporaneous common share sales. These shares will vest on May 1, 2021. If the employee’s employment is terminated for any reason, these shares will immediately be forfeited. In the event of a change of control, the employee shall be 100% vested in all shares of restricted shares subject to these Agreements. Each executive officer and employee shall have the right to vote the restricted shares awarded to them and to receive and retain all regular dividends paid in cash or property (other than retained distributions), and to exercise all other rights, powers and privileges of a holder of shares of the stock, with respect to such restricted shares, with the exception that (a) the employee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such restricted shares until the shares are vested, (b) the Company shall retain custody of all retained distributions made or declared with respect to the restricted shares until such time, if ever, as the restricted shares have become vested, and (c) the employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares. In connection with these shares, the Company shall record stock-based compensation over the vesting period, which is included in the aggregate accretion of stock-based compensation reflected below.

On February 1, 2021, the Company issued 200,000 shares of its common stock to an individual who agreed to act as the Company’s national sales manager for services to be rendered. These shares were valued at $15,600, or $0.078 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17, 2021, this individual resigned, and these shares have been forfeited.

On March 8, 2021, the Company granted restricted stock awards for an aggregate of 2,500,000 common shares of the Company to an employee and an officer of the Company for services to be rendered. which were valued at $165,000, or $0.066 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares were to vest on May 1, 2022. On May 17,2021, this individual resigned, and these shares have been forfeited.

On July 22, 2021, pursuant to the Share Exchange Agreement and Plan of Reorganization (See Note 3), the Company issued 976,500 shares of its common stock to employees of Mobile Tint LLC as a bonus. These shares were valued at $24,413, or $0.025 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with these shares, the Company recorded stock-based compensation of $24,413.

On September 17, 2021, the Company granted a restricted stock award for 1,000,000 common shares of the Company to an employee for services to be rendered through May 1, 2022 which were valued at $30,600, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. These shares will vest on May 1, 2022. In connection with these shares, the Company shall record stock-based compensation over the vesting period.

Issuance of Common Shares for Accrued Compensation

On March 19, 2021, the Company issued 944,767 shares of its common stock pursuant to the terms of a Notice of Separation and General Release Agreement. These shares were valued at $55,741, or $0.059 per common share, based on the quoted closing price of the Company’s common stock on the measurement date. In connection with the issuance of these shares, the Company reduced accrued compensation by $40,625 and recorded stock-based compensation of $15,116.

Issuance of Common Stock Pursuant to Share Exchange Agreement

On July 22, 2021, the Company closed the Exchange Agreement and acquired 80% of the Mobile Member Units (see Note 3). The Mobile Member Units were exchanged for restricted shares of the Company’s common stock, in an amount equal to $800,000, divided by the average of the closing prices of the Company’s common stock during the 30-day period immediately prior to the closing as defined in the Exchange Agreement. In connection with the Exchange Agreement, the Company issued 28,021,016 shares of its common stock. These shares were valued at $694,921, or $0.0248 based on the quoted closing price of the Company’s common stock on the measurement date.

Shares Issued in Connection with Securities Purchase Agreement

In connection with the SPA, on October 18, 2021, the Company issued 668,151 shares of its common stock to the placement agent as fee for the capital raise. The 668,151 shares of common stock issued were recorded as a debt discount of $14,064 based on the relative fair value method to be amortized over the life of the note.

Shares Issued for Accounts Payable

On January 13, 2020, the Company issued 151,456 common shares upon conversion of accounts payable of $6,058, or $0.04 per common share, based on contemporaneous common share sales by the Company.

On May 4, 2021, the Company issued 3,801,224 common shares upon conversion of accounts payable of $117,838, or $0.031 per common share, based on the quoted closing price of the Company’s common stock on the measurement date.

Common Stock Issued for Debt Conversion

On August 15, 2019, the Company issued 295,567 shares of its common stock upon the partial conversion of a convertible note principal balance of $12,000 at the contractual conversion price (see Note 6).

During the year ended December 31, 2020 and nine months ended September 30, 2020, the Company issued 37,171,800 shares of its common stock upon the conversion of convertible notes with bifurcated embedded conversion option derivatives including principal of $152,285, accrued interest of $36,244, and fees of $2,500. The conversion price was based on contractual terms of the related debt. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $297,919 which is associated with the different between the fair market value of the shares issued upon conversion of $450,204 and the conversion price and is equal to the fair value of the additional shares of common stock transferred upon conversion.

Common stock issued for conversion of Series A preferred shares

During the year ended December 31, 2020 and nine months ended September 30, 2020, the Company issued 16,132,701 shares its common stock upon the conversion of 211,200 shares of Series A preferred with a stated redemption value of $211,200 and related accrued dividends payable of $4,224. The conversion price was based on contractual terms of the related Series A preferred shares. Upon conversion, the Company reclassified put premium of $49,543 to paid-in capital.

Common shares issued for deferred compensation

On July 12, 2019, the Company’s Chief Executive Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. On July 18, 2019, the Company’s President and Chief Operating Officer, elected to convert $80,000 of deferred compensation owed to him into 2,000,000 shares of the Company’s common stock at $0.04 per share. The fair market value of these shares of $0.04 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

On July 18, 2019, two employees of the Company elected to convert an aggregate of $24,000 of deferred compensation owed to them into 600,000 shares of the Company’s common stock at $0.04 per share, the fair market value of these shares based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2020.

On July 29, 2019, the Company’s Chief Executive Officer, elected to convert $40,000 of deferred compensation owed to him into 800,000 shares of the Company’s common stock at $0.05 per share. On July 29, 2019, the Company’s President and Chief Operating Officer, elected to convert $50,000 of deferred compensation owed to him into 1,000,000 shares of the Company’s common stock at $0.05 per share. The fair market value of these shares of $0.05 per share is based on contemporaneous common share sales. Since the deferred compensation was converted at fair value, no gain or loss was recorded. These shares are issued under the Company’s 2018 Long-Term Incentive Plan and are restricted as to resale until May 1, 2021.

On April 17, 2020, the Company issued 203,125 common shares upon conversion of an accrued deferred compensation liability of $16,250, or $0.08 per share. The shares issued were value at a per share price of $0.055, which was based on quoted closing price on the date of grant and the gain was not material.

On December 18, 2020, the Company issued an aggregate of 547,945 shares upon conversion of an accrued deferred compensation liability of $8,000. The fair market value of these shares of $12,603, $0.023 per share, was based on quoted closing price on the date of grant. Since the deferred compensation amount converted of $8,000 was lower than fair value of shares issued, the Company recorded additional stock-based compensation of $4,603.

Stock Options

On December 21, 2019, the Company issued 3,000,000 common shares upon the exercise of 3,000,000 stock options. In connection with this option exercise, the Company reduced accrued compensation by $90,000.

Warrants

On January 7, 2021, the Company issued 1,008,000 shares of its common stock in connection with the cashless exercise of 1,050,000 warrants. The exercise price was based on contractual terms of the related warrant.

The above securities were issued in reliance upon the exemptions provided by Section 4(a) (2) under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization dated as of April 25, 2018, among WestMountain Alternative Energy, Inc., WETM Acquisition Corp. and C-Bond Systems, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2018, File No. 000-53029).
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s SB-2 Registration Statement filed with the SEC on January 2, 2008, File No. 333-148440).
3.2	First Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with SEC on August 11, 2014, File No. 000-53029).
3.3	Second Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2018, File No. 000-53029).
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 8, 2018, File. No. 000-53029).
3.5	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2019, File. No. 000-53029).
3.6	Certificate of Designations, Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2019, File. No. 000-53029).
3.7	Third Amendment to the Articles of Incorporation of C-Bond Systems, Inc. dated June 30, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2020, File. No. 000-53029).
3.8	Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 25, 2020, File. No. 000-53029).
3.9	Certificate of Elimination of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 25, 2020, File. No. 000-53029).
3.10

Amended and Restated Certificate of Designations of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock, dated April 28, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021, File No. 000-53029).

4.1	Secured Promissory Note, dated November 14, 2018, with BOCO Investments, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2018, File. No. 000-53029).
4.2	Convertible Promissory Note, dated February 13, 2019, with Power Up Lending Group Ltd., (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019, File No.: 000-53029).
4.3	Convertible Promissory Note, dated March 4, 2019, with Power Up Lending Group Ltd., (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019, File No.: 000-53029).
4.4	Convertible Promissory Note, dated April 8, 2019, with Power Up Lending Group Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 12, 2019, File. No. 000-53029).
4.5	Convertible Promissory Note, dated May 15, 2019, with Power Up Lending Group Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 17, 2019, File. No. 000-53029).
4.6	Form of Convertible Promissory Note, dated September 6, 2019, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2019, File. No. 000-53029).
4.7	Form of Common Stock Purchase Warrant, dated September 6, 2019, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2019, File. No. 000-53029).
4.8	Form of Convertible Promissory Note, dated December 9, 2019, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2019, File. No. 000-53029).

4.9	Form of Common Stock Purchase Warrant, dated December 9, 2019, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2019, File. No. 000-53029).
4.10	Form of Convertible Promissory Note, dated March 30, 2020, between C-Bond Systems, Inc. and Investor II (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2020, File. No. 000-53029)
4.11	Form of Stock Purchase Warrant, dated March 30, 2020, between C-Bond Systems, Inc. and Investor II (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2020, File. No. 000-53029)
4.12	Form of Convertible Promissory Note, dated April 23, 2020, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2020, File. No. 000-53029)
4.13	Form of Stock Purchase Warrant, dated April 23, 2020, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2020, File. No. 000-53029)
4.14	Form of Secured Promissory Note dated May 10, 2021, with the Lender (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021, File. No. 000-53029)
4.15	Senior Convertible Promissory Note, dated October 15, 2021, between C-Bond Systems, Inc. and Mercer Street Global Opportunity Fund, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021, File. No. 000-53029)
4.16	Common Stock Purchase Warrant dated October 15, 2021, between C-Bond Systems, Inc. and Mercer Street Global Opportunity Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021, File. No. 000-53029)
5.1	Opinion of Anthony L.G., PLLC*
10.1+	C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.2+	Form of C-Bond Systems, Inc. Restricted Stock Award Agreement under 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.3+	Form of C-Bond Systems, Inc. Nonqualified Stock Option Award Agreement under 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company’s Form S-8 Registration Statement filed with the SEC on September 25, 2018, File No. 333-227522).
10.4+	Employment Agreement between C-Bond Systems, LLC and Scott Silverman dated October 18, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.5+	Employment Agreement between C-Bond Systems, LLC and Vince Pugliese dated October 12, 2015, as amended on February 11, 2016 and December 20, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.6+	Employee Agreement between C-Bond Systems, LLC and Vince Pugliese dated effective March 1, 2019 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019).
10.7+	Consulting Agreement between C-Bond Systems, LLC and Bruce Rich dated January 1, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.8	License Agreement between William Marsh Rice University and C-Bond Systems, Inc. dated April 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018, File No. 000-53029).
10.9	Form of Subscription Agreement related to the Offering (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2018, File No. 000-53029).
10.10	Form of Lockup Agreement related to the Offering (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K dated May 1, 2018, File No. 000-53029).

10.11	Registration Rights Agreement between C-Bond Systems, LLC and Fournace, LLC dated April 27, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018, File No. 000-53029).
10.12	Revolving Credit Facility Loan and Security Agreement, dated November 14, 2018, between C-Bond Systems, Inc. and BOCO Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2018, File. No. 000-53029).
10.13	Securities Purchase Agreement, dated February 13, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd., (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019, File No.: 000-53029).
10.14	Securities Purchase Agreement, dated March 4, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd., (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019, File No.: 000-53029).
10.15	Securities Purchase Agreement, dated April 8, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 12, 2019, File. No. 000-53029).
10.16	Securities Purchase Agreement, dated May 15, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 17, 2019, File. No. 000-53029).
10.17+	Employee Agreement between C-Bond Systems, Inc., and Vince Pugliese dated effective March 1, 2019 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019, File No.: 000-53029).
10.18	Form of Subscription Agreement, dated July 11, 2019, between C-Bond Systems, Inc., and an Accredited Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2019, File No.: 000-53029).
10.19	Form of Subscription Agreement, dated July 17, 2019, between C-Bond Systems, Inc., and an Accredited Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 19, 2019, File No.: 000-53029).
10.20	Form of Subscription Agreement, dated July 29, 2019, between C-Bond Systems, Inc., and an Accredited Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 31, 2019, File No.: 000-53029).
10.21	Form of Subscription Agreement, dated September 6, 2019, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2019, File. No. 000-53029).
10.22	Form of Securities Purchase Agreement, dated October 15, 2019, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2019, File. No. 000-53029).
10.23	Form of Subscription Agreement, dated October 17, 2019, between C-Bond Systems, Inc., and Investor II (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2019, File. No. 000-53029).
10.24	Form of Securities Purchase Agreement, dated November 19, 2019, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2019, File. No. 000-53029).
10.25+	Executive Employment Agreement, dated October 18, 2017 and amended November 19, 2019, between C-Bond Systems, Inc. and Scott R. Silverman (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2019, File. No. 000-53029).
10.26	Form of Securities Purchase Agreement, dated December 9, 2019, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2019, File. No. 000-53029).
10.27	Form of Securities Purchase Agreement, dated March 26, 2020, between C-Bond Systems, Inc., and Investor I (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2020, File. No. 000-53029)
10.28	Form of Securities Purchase Agreement, dated March 26, 2020, between C-Bond Systems, Inc., and Investor II (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2020, File. No. 000-53029)
10.29	Note dated April 28, 2020, between Comerica Bank and C-Bond Systems, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2020, File. No. 000-53029)
10.30	Form of Securities Purchase Agreement, dated April 23, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2020, File. No. 000-53029)
10.31	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020, File No. 000-53029).
10.32	Form of Securities Purchase Agreement, dated June 2, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2020, File. No. 000-53029).

10.33+	Executive Employment Agreement, dated October 18, 2017, and amended November 19, 2019 and June 30, 2020, between C-Bond Systems, Inc. and Scott R. Silverman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2020, File. No. 000-53029).
10.34	Form of Subscription Agreement, dated August 20, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 25, 2020, File. No. 000-53029).
10.35	Form of Subscription Agreement, dated September 8, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 11, 2020, File. No. 000-53029).
10.36	Form of Subscription Agreement, dated October 20, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 23, 2020, File. No. 000-53029).
10.37	Form of Subscription Agreement, dated November 6, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 16, 2020, File. No. 000-53029).
10.38	Form of Subscription Agreement, dated December 14, 2020, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 18, 2020, File. No. 000-53029).
10.39	Form of Subscription Agreement, dated February 24, 2021, between C-Bond Systems, Inc., and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 26, 2021, File. No. 000-53029).
10.40	Form of Loan and Security Agreement, dated May 10, 2021, between C-Bond Systems, Inc. and the Lender (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021, File. No. 000-53029)
10.41	Share Exchange Agreement and Plan of Reorganization, dated June 30, 2021, by and between C-Bond Systems, Inc., Mobile Tint LLC, the sole member of Mobile, and Michael Wanke as the Representative of the Mobile Shareholder (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021, File. No. 000-53029)
10.42	Share Exchange Agreement and Plan of Reorganization, dated June 30, 2021, by and between C-Bond Systems, Inc., Mobile Tint LLC, the sole member of Mobile, and Michael Wanke as the Representative of the Mobile Shareholder (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.43	Form of Amendment to the Exchange Agreement, dated July 21, 2021, by and between C-Bond Systems, Inc., Mobile Tint LLC, the sole member of Mobile, and Michael Wanke as the Representative of the Mobile Shareholder (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.44	Form of Operating Agreement of Mobile Tint LLC issued July 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.45	Form of Piggy-Back Registration Rights Agreement, dated July 20, 2021, by and between C-Bond Systems, Inc., Mobile Tint LLC, the sole member of Mobile, and Michael Wanke as the Representative of the Mobile Shareholder (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.46	Executive Employment Agreement, dated July 21, 2021, by and between C-Bond Systems, Inc. and Michael Wanke + (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.47	Form of Commercial Lease Agreement, dated July 20, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, File. No. 000-53029)
10.48	Form of Subscription Agreement, dated August 25, 2021, between C-Bond Systems, Inc. and Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2021, File. No. 000-53029)
10.49	Securities Purchase Agreement, dated October 15, 2021, between C-Bond Systems, Inc. and Mercer Street Global Opportunity Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021, File. No. 000-53029)
10.50	Registration Rights Agreement, dated October 15, 2021, between C-Bond Systems, Inc. and Mercer Street Global Opportunity Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021, File. No. 000-53029)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019, File. No. 000-53029).
21.1*	List of Subsidiaries
23.1*	Consent of Salberg & Company, P.A, Independent Registered Public Accounting Firm.
23.2	Consent of Anthony L.G., PLLC (included on Exhibit 5.1)
24.1*	Power of attorney (included on signature page).

*	Filed herewith
+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on December 2, 2021.

C-BOND SYSTEMS, INC.

By:	/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer and Chairman of the Board (principal executive officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott R. Silverman as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on December 2, 2021.

Signature	Title	Date

/s/ Scott R. Silverman	Chief Executive Officer, Interim Chief Financial Officer and Treasurer, Chairman of the Board and Director	December 2, 2021
Scott R. Silverman	(principal executive officer and principal financial and accounting officer)

/s/Allison Tomek	President and Director	December 2, 2021
Allison Tomek

/s/ Barry M. Edelstein	Director	December 2, 2021
Barry M. Edelstein